PETER OBSTLER (S.B. #171623)                                       FILED
O'MELVENY & MYERS LLP
Embarcadero Center West                                     02 OCT 31  AM 10:25
275 Battery Street, 26th Floor
San Francisco, CA 94111-3305                               U.S. BANKRUPTCY COURT
Telephone: (415) 984-8700                                  NORTHERN DIST. OF CA.
Facsimile: (415) 984-8701                                    SAN FRANCISCO, CA.

ADAM C. HARRIS, Pro Hac Vice
ROBERT E. WINTER, Pro Hac Vice
O'MELVENY & MYERS LLP
153 East 53rd Street
New York, New York 10022
Telephone: (212) 325-2000
Facsimile: (212) 326-2061

Attorneys for OmniSky Corporation, et al., Debtors and Debtors in Possession

                       UNITED STATES BANKRUPTCY COURT FOR
                      THE NORTHERN DISTRICT OF CALIFORNIA
                             SAN FRANCISCO DIVISION

In re                                         Case No. 01-33125-SFM-11
OMNISKY CORPORATION,                          (LEAD CASE)
            Debtor.                           Chapter 11

------------------------------------
In re                                         Case No. 01-33126-SFM-11
OMNISKY INTERNATIONAL, LLC,                   Chapter 11
            Debtor.

------------------------------------
In re                                         Case No. 01-33127-SFM-11
NORWAY ACQUISITION CORP.,                     Chapter 11
            Debtor.

------------------------------------
In re                                         Case No. 01-33128-SFM-11
NOMADIQ, INC.,                                Chapter 11
            Debtor.

                                              (Cases Jointly Administered)
                                              Date:  October 30, 2002
                                              Time:  9:30 a.m. (Pacific)
                                              Place: 235 Pine Street, 22nd Floor
                                                     San Francisco, CA 94104
------------------------------------

            ORDER PURSUANT TO 11 U.S.C. SECTION 1129 CONFIRMING THE
             FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION
            FOR THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

--------------------------------------------------------------------------------
            ORDER PURSUANT TO 11 U.S.C. SECTION 1129 CONFIRMING THE
             FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION
            FOR THE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

     This matter came on for hearing upon the request of OmniSky Corporation ("OmniSky") and certain of its affiliated entities (together with OmniSky, the "Debtors"), as debtors and debtors in possession in the above-captioned Chapter 11 cases, to confirm the Debtors' First Amended Joint Liquidating Plan of Reorganization under Chapter 11 of the Bankruptcy Code Dated as of September 10, 2002 (as modified or amended, the "Plan"). This Court, having reviewed the Declaration of Thomas Hoffman Certifying the Ballot Tabulation Pertaining to the Debtors' Disclosure Statement with Respect to the Debtors' First Amendment Joint Liquidation Plan of Reorganization, dated October 23, 2002 (the "Hoffman Declaration"), and having heard and considered all arguments, evidence and testimony at the hearing on confirmation of the Plan, and no objections having been filed to confirmation of the Plan, and on the basis of the evidence presented, makes the following findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052:

              IT IS HEREBY FOUND, CONCLUDED AND DECLARED THAT:(1)

     A. A copy of the Plan is attached hereto as Exhibit A; unless otherwise defined, capitalized terms used herein will have the meanings ascribed to such terms in the Plan.

     B. The Plan has been transmitted to creditors eligible to vote thereon, and a summary thereof has been transmitted to all other creditors and all equity security holders.

     C. The requirements of confirmation set forth in Bankruptcy Code section 1129(a) other than paragraph (8) have been satisfied. The Plan is in the best interest of creditors of the Debtors' Estates, the disclosure statement regarding the Plan contained adequate information within the meaning of Bankruptcy Code section 1125, and the Plan has been accepted by 100 percent of those general unsecured creditors in Class C



______________________________
(1) Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact as appropriate.

________________________________________________________________________________
  ORDER PURSUANT TO 11 U.S.C. SECTION 1129 CONFIRMING THE FIRST AMENDED JOINT
   LIQUIDATING PLAN OF REORGANIZATION FOR THE DEBTORS UNDER CHAPTER 11 OF THE
                                BANKRUPTCY CODE
without regard to votes cast by insiders. Moreover, no holder of any Claim or Equity Interest that is junior to the Claims and Equity Interests in Classes E and F will receive or retain any property on account of such junior Claim or Equity Interest. Confirmation of the Plan pursuant to Bankruptcy Code section 1129(b) is therefore appropriate because the Plan does not discriminate unfairly, and is fair and equitable, with respect to Classes E and F.

     D. The compromise and settlement of the NewsCorp Claims and the Debtors' Officers' Claims as set forth in the NewsCorp Settlement Agreement and the Debtors' Officers' Settlement Agreement, respectively, as incorporated by
Section 10 of the Plan, satisfy the requirements of Bankruptcy Rule 9019, is in the best interests of the Debtors and their creditors, and helps provide adequate means for implementing the Plan.

          IT IS THEREFORE ORDERED THAT:

     1. The Plan, including the definitions therein and the exhibits thereto, is confirmed and approved in its entirety.

     2. The Debtors, the Reorganized Debtors, the Plan Administrator, the Creditors' Committee, the Oversight Committee, as well as all parties in interest are hereby authorized and directed to consummate, in accordance with their terms, the Plan and all agreements, settlements, transactions and transfers that are provided for in the Plan, and to execute and deliver all documents, including all documents specifically approved in this Order and all documents and certificates required to be executed in connection with such documents, and to take all actions that may be necessary or appropriate to implement any of the provisions of this Order or the Plan.

     3. Paul J. Weber is hereby appointed as the initial Plan Administrator as of the Effective Date, and no other or further action is required of the Debtors, their boards of directors or shareholders with respect to such appointment.

     4.        The Plan Administration Agreement, substantially in the form of
Exhibit 5.2 to the Plan, is approved in all respects.

  ORDER PURSUANT TO 11 U.S.C. SECTION 1129 CONFIRMING THE FIRST AMENDED JOINT
   LIQUIDATING PLAN OF REORGANIZATION FOR THE DEBTORS UNDER CHAPTER 11 OF THE
                                BANKRUPTCY CODE

       5. Prior to the Effective Date, the Debtors' Responsible Person and, from the Effective Date, the initial Plan Administrator, Paul J. Weber, shall be deemed elected and appointed by all requisite action under law the sole board-appointed officer and shareholder-appointed director for each of the Debtors for all purposes and in all respects, with all necessary and appropriate power to act for, on behalf of and in the name of each of the Debtors, with the same power and effect as if each of his actions in furtherance of his duties as responsible person and as a board-appointed officer and shareholder-appointed director for each of the Debtors were explicitly authorized by the appropriate board of directors or shareholders (as the case may be), including without limitation the power to close bank accounts, enter into business transactions within or without the ordinary course of business and authorize and benefit from any insurance policies and rights of indemnification, commence and pursue dissolution, winding up, bankruptcy or insolvency proceedings for any of the Debtors under the laws or jurisdictions other than the United States of America, to the extent necessary or appropriate, and to take any and all actions and execute all documents and instruments as may be necessary or appropriate in connection with such dissolution, winding up, bankruptcy or insolvency proceedings, subject only to the responsibilities and requirements imposed upon the Debtors by the Bankruptcy Code and other applicable law, with such appointment deemed effective as of the Effective Date.

       6. All matters provided under the Plan involving the corporate structure of the Debtors or the Reorganized Debtors shall be deemed to be authorized and approved without any requirement of further action by the Debtors, the Debtors' shareholders, or the Debtors' board of directors.

       7. The Debtors and Reorganized Debtors are not required to make any deposit under Bankruptcy Rule 3020(a) prior to entry of this Confirmation Order or prior to the Effective Date of the Plan.

       8. The settlements of claims and defenses provided for in the NewsCorp Settlement Agreement and the Debtors' Officers' Settlement Agreement, incorporated

     ORDER PURSUANT TO 11 U.S.C. SECTION 1129 CONFIRMING THE FIRST AMENDED
            JOINT LIQUIDATING PLAN OF REORGANIZATION FOR THE DEBTORS
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
into the Plan pursuant to Sections 10.1 and 10.2 of the Plan, are hereby approved pursuant to Bankruptcy Rule 9019(a) as compromises of the controversies and Claims resolved by such settlements, and are binding on all entities affected thereby.

      9. On the Effective Date, the Plan Administrator shall establish the Administrative Expense Claims Reserve in the amount of $200,000, which amount is reasonably projected to be sufficient to satisfy the Claims to be satisfied therefrom. Such amount shall be supplemented (to the extent necessary) within two (2) Business Days after the Administrative Claims Bar Date to provide a reserve reasonably estimated to be sufficient to pay in full in Cash all Administrative Expense Claims (other than Fee Claims).

      10. On the Effective Date, the Plan Administrator shall establish the Priority Claims Reserve, in the amount of $10,000, which amount is reasonably estimated to be sufficient to pay in full, in Cash, all Priority Tax Claims and Priority Non-Tax Claims. The Priority Claims Reserve shall consist of a separate sub-account for each Class or category of Claims.

      11. Pursuant to Bankruptcy Rules 2002(f)(7) 2002(k), and 3020(c), the Reorganized Debtors are directed to serve a notice of the entry of this Confirmation Order and the occurrence of the Effective Date, notice of the establishment of the Administrative Claims Bar Date and the Rejection Damages Bar Date, and instructions for being added to the Limited Notice List substantially in the form of notice annexed hereto as Exhibit B (the "Notice of Effective Date"), within ten (10) business days from the Effective Date, on the United States Trustee and on all Entities that received notice of the Confirmation Hearing.

      12. The Debtors are directed to publish the Notice of Effective Date once in the San Francisco Chronicle and once in the national edition of The Wall Street Journal within ten (10) business days from the Effective Date.

      13. This Confirmation Order shall supersede any orders of the Court issued prior to the Effective Date to the extent inconsistent herewith. This Court shall retain

  ORDER PURSUANT TO 11 U.S.C. SECTION 1129 CONFIRMING THE FIRST AMENDED JOINT
   LIQUIDATING PLAN OF REORGANIZATION FOR THE DEBTORS UNDER CHAPTER 11 OF THE
                                BANKRUPTCY CODE
original and exclusive jurisdiction to interpret and enforce this Order and to resolve any disputes hereunder.

Dated: October 31, 2002


                                             /s/ DENNIS MONTALI
                                             -----------------------------------
                                             THE HONORABLE DENNIS MONTALI
                                             UNITED STATES BANKRUPTCY JUDGE



Presented by:

O'MELVENY & MYERS LLP

By /s/ Adam C. Harris
   ---------------------------------
   Adam C. Harris

Attorneys for OmniSky Corporation, et al., Debtors and Debtors in Possession

Approved as to Form:

MURPHY SHENEMAN JULIAN & ROGERS
a Professional Corporation

By /s/ Keith A. McDaniels
   ---------------------------------
   Keith A. McDaniels

Attorneys for the Official Committee
     of Unsecured Creditors

OFFICE OF THE UNITED STATES TRUSTEE

By /s/ Margaret McGee
   ---------------------------------
   Margaret McGee

Assistant United States Trustee

     ORDER PURSUANT TO 11 U.S.C. SECTION 1129 CONFIRMING THE FIRST AMENDED
         JOINT LIQUIDATING PLAN OF REORGANIZATION FOR THE DEBTORS UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE

                                   EXHIBIT A

                                      PLAN


















     ORDER PURSUANT TO 11 U.S.C. SECTION 1129 CONFIRMING THE DEBTORS' JOINT LIQUIDATING PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                         DATED AS OF SEPTEMBER 10, 2002

PETER OBSTLER (S.B. #171623)
O'MELVENY & MYERS LLP
Embarcadero Center West
275 Battery Street, 26th Floor
San Francisco, California 94111
Telephone: (415) 984-8700
Facsimile: (415) 984-8701

ADAM C. HARRIS, Pro Hac Vice
ROBERT E. WINTER, Pro Hac Vice
O'MELVENY & MYERS LLP
153 East 53rd Street
New York, New York 10022
Telephone: (212) 326-2000
Facsimile: (212) 326-2061

Attorneys for OmniSky Corporation, et al., Debtors and Debtors in Possession


                       UNITED STATES BANKRUPTCY COURT FOR
                      THE NORTHERN DISTRICT OF CALIFORNIA
                             SAN FRANCISCO DIVISION

In re                          |   Case No. 01-33125-SFM-11
OMNISKY CORPORATION,           |   (LEAD CASE)
            Debtor.            |   Chapter 11
                               |
--------------------------------
In re                          |   Case No. 01-33126-SFM-11
OMNISKY CORPORATION, LLC,      |   Chapter 11
            Debtor.            |
                               |
--------------------------------
In re                          |   Case No. 01-33127-SFM-11
NORWAY ACQUISITION CORPORATION,|   Chapter 11
            Debtor.            |
                               |
--------------------------------
In re                          |   Case No. 01-33128-SFM-11
NOMADIQ, INC.,                 |   Chapter 11
            Debtor.            |
                               |   (Cases Jointly Administered)
--------------------------------

  FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION FOR THE DEBTORS UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE

Dated: September 10, 2002

                               TABLE OF CONTENTS

Section 1.     DEFINITIONS AND INTERPRETATION ..................................... A-1
          A.   DEFINITIONS ........................................................ A-1
          B.   INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF
               CONSTRUCTION ....................................................... A-7
          C.   TIME PERIODS ....................................................... A-7
Section 2.     DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS .............. A-7
               2.1.  Unclassified Claims: Administrative Expense Claim, and
                     Priority Tax Claims .......................................... A-7
               2.2.  Classes of Claims and Equity Interests ....................... A-7
               2.3.  Subclasses ................................................... A-8
Section 3.     TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS .... A-8
               3.1.  Administrative Expense Claims (Unclassified) ................. A-8
               3.2.  Priority Tax Claims (Unclassified) ........................... A-8
               3.3.  Priority Non-Tax Claims (Class A) ............................ A-9
               3.4.  Secured Claims (Class B) ..................................... A-9
               3.5.  General Unsecured Claims (Class C) ........................... A-9
               3.6.  Convenience Class (Class C-1) ............................... A-10
               3.7.  Debtor's Officers' Claims (Class D) ......................... A-10
               3.8.  Subordinated Claims (Class E) ............................... A-11
               3.9.  Equity Interests (Class F) .................................. A-11
               3.10. Interest Payable on Certain Allowed Claims .................. A-11
Section 4.     IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT
               IMPAIRED UNDER THE PLAN; ACCEPTANCE OR REJECTION OF THE PLAN ...... A-12
               4.1.  Holders of Claims Entitled to Vote .......................... A-12
               4.2.  Acceptance by Classes Entitled to Vote ...................... A-12
               4.3.  Nonconsensual Confirmation .................................. A-12
Section 5.     MEANS FOR IMPLEMENTATION .......................................... A-12
               5.1.  Substantive Consolidation of Debtors for Plan Purposes
                     Only ........................................................ A-12
               5.2.  Plan Administrator .......................................... A-13
               5.3.  Employment and Compensation of the Plan Administrator and
                     Its Professionals ........................................... A-14
               5.4.  Status of the Debtors Post-Confirmation ..................... A-14
               5.5.  Limited Notice List ......................................... A-14
               5.6.  Notice of Effective Date .................................... A-14
               5.7.  United States Trustee Fees and Quarterly Reports ............ A-14
               5.8.  Accounting and Taxes ........................................ A-15
               5.9.  Exemption from Certain Transfer Taxes ....................... A-15
               5.10. Dissolution of Corporate Entity ............................. A-15
               5.11. Insurance Preservation ...................................... A-15
               5.12. Replacement of Plan Administrator ........................... A-15
Section 6.     ACCOUNTS AND DISTRIBUTIONS ........................................ A-16

            6.1.  Accounts................................................. A-16
            6.2.  De Minimis Distributions................................. A-16
            6.3.  Date of Distributions.................................... A-16
            6.4.  Disbursing Agent......................................... A-16
            6.5.  Delivery of Distributions................................ A-16
            6.6.  Unclaimed Property....................................... A-17
            6.7.  Manner of Payment Under Plan............................. A-17
            6.8.  Closing of Administrative Expense Claims Reserve, Fee
                  Claims Reserve, Priority Claims Reserve and Operating
                  Account.................................................. A-17
            6.9.  Final Distribution of Cash to Classes C and D ........... A-17
Section 7.  PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER LIQUIDATING PLAN
            OF REORGANIZATION.............................................. A-18
            7.1.  Objections to Claims..................................... A-18
            7.2.  No Distributions Pending Allowance....................... A-18
            7.3.  Distributions Relating to Subsequently Allowed Claims.... A-18
            7.4.  Estimation of Claims; No Recourse to Plan Administrator.. A-18
            7.5.  Periodic Recalculations.................................. A-19
Section 8.  CONDITIONS PRECEDENT TO THE EFFECTIVE DATE..................... A-19
            8.1.  Conditions Precedent to the Effective Date............... A-19
            8.2.  Waiver of Conditions Precedent........................... A-20
Section 9.  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......... A-20
            9.1.  Rejection if Not Assumed................................. A-20
            9.2.  Cure of Assumed Contracts................................ A-20
            9.3.  Effect of Rejections..................................... A-20
            9.4.  Non-Disclosure Agreements................................ A-20
            9.5.  Objections to Rejection of Executory Contracts and
                  Unexpired Leases......................................... A-21
            9.6.  Bar Date for Rejection Damages Claims.................... A-21
Section 10. SETTLEMENT OF CERTAIN CLAIMS................................... A-21
            10.1. NewsCorp Settlement...................................... A-21
            10.2. Debtors' Officers' Settlement............................ A-21
Section 11. EFFECT OF CONSUMMATION......................................... A-22
            11.1. Withholding Taxes and Expenses of Distribution........... A-22
            11.2. Binding Effect of Plan; No Discharge..................... A-22
            11.3. Continuation of Automatic Stay........................... A-22
Section 12. RETENTION OF CLAIMS............................................ A-22
            12.1. Debtors' Claims and Offsets.............................. A-22
            12.2. Waiver of Certain Preference Actions..................... A-23
Section 13. RETENTION OF JURISDICTION...................................... A-23
            13.1. Jurisdiction of the Bankruptcy Court..................... A-23
Section 14. THE OVERSIGHT COMMITTEE........................................ A-24
            14.1. Formation of the Oversight Committee..................... A-24
            14.2. Survival of Creditors' Committee......................... A-24
            14.3. Rights, Powers and Duties of the Oversight Committee..... A-24

               14.4.   Plan Administrator's Authority to Pursue Claims and Rights..........................  A-25
               14.5.   Employment and Compensation of Oversight Committee and Professionals................  A-26
               14.6.   Termination of Oversight Committee..................................................  A-26
Section 15.    NOTICE TO INTERESTED PARTIES OF SETTLEMENTS AND DISPUTE RESOLUTIONS.........................  A-26
Section 16.    COMPENSATION AND REIMBURSEMENT OF PROFESSIONAL PERSONS......................................  A-27
               16.1.   Pre-Effective Date Compensation.....................................................  A-27
               16.2.   Post-Effective Date Compensation....................................................  A-27
Section 17.    MISCELLANEOUS PROVISIONS....................................................................  A-27
               17.1.   Amendments and Modifications........................................................  A-27
               17.2.   Governing Law.......................................................................  A-28
               17.3.   Notices.............................................................................  A-28
SCHEDULE 1.74  RETAINED CLAIMS AND DEFENSES................................................................  A-30
SCHEDULE 1.78  SUBORDINATED CLAIMS.........................................................................  A-33
SCHEDULE 9.1A  EXECUTORY CONTRACTS AND LEASES TO BE ASSUMED................................................  A-34
SCHEDULE 9.1B  EXECUTORY CONTRACTS AND LEASES TO BE REJECTED...............................................  A-35
EXHIBIT 5.2    PLAN ADMINISTRATION AGREEMENT...............................................................  A-39
EXHIBIT 10.1   NEWSCORP SETTLEMENT AGREEMENT...............................................................  A-55
EXHIBIT 10.2   DEBTORS' OFFICERS SETTLEMENT AGREEMENT......................................................  A-62

SECTION 1.  DEFINITIONS AND INTERPRETATION

      A.    DEFINITIONS.

            The following terms used herein shall have the respective meanings defined below:

      1.1. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any Fee Claim and any actual and necessary costs and expenses of preserving the Debtors' Estates, any actual and necessary costs and expenses of operating the Debtors' businesses, any indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Cases, including, without limitation, any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 503 of the Bankruptcy Code, and any fees or charges assessed against the Estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

      1.2. Administrative Claims Bar Date means the thirtieth (30th) calendar day after the Effective Date, which shall be the deadline for any person to file and serve on the Plan Administrator any proof of or request for payment of any Administrative Expense Claim except for (a) Fee Claims; (b) a claim or request for payment by a governmental unit for taxes (and for interest and/or penalties related to such taxes), described in Bankruptcy Code section 503(b)(1); and (c) other excluded Administrative Expense Claims which are: (i) requests for payment by the Debtors' Officers; (ii) claims by members of the Creditors' Committee for reimbursement of expenses under Bankruptcy Code section 503(b)(3)(F); (iii) the Debtors' operating expenses incurred in the ordinary course of business which are not past due according to the terms and conditions under which the services or goods were provided; or (iv) request for satisfaction of assumption obligations for leases and executory contracts (if any) which are assumed prior to the Effective Date or are assumed under the Plan.

      1.3. Administrative Expense Claims Reserve means a reserve to be established on the Effective Date, in an amount approved by the Bankruptcy Court pursuant to the Confirmation Order, and supplemented (to the extent necessary) within two (2) business days after the Administrative Claims Bar Date that is reasonably estimated to be sufficient to pay in full in Cash all Administrative Expense Claims (other than Fee Claims).

      1.4. Allowed means, with reference to any Claim, (a) any Claim (or portion thereof) against any Debtor which has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim (or portion thereof) as to which a proof of claim was timely filed and as to which no objection to allowance has been interposed (including, without limitation, an objection pursuant to Section 502(d) of the Bankruptcy Code) on or before the deadline for filing objections to claims fixed hereunder or by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, (c) any Claim expressly allowed hereunder, or (d) any Claims allowed by Final Order.

      1.5. American Express Claim means a Claim arising from or related to the merchant services account formerly maintained by the Debtors with American Express Company.

      1.6. Ballot means the form of Ballot approved by the Bankruptcy Court for soliciting votes to accept or reject the Plan from Class C and Class D.

      1.7. Bankruptcy Code means title 11 of the United States Code as amended from time to time, applicable to the Cases.

      1.8. Bankruptcy Court means the United States District Court for the Northern District of California having jurisdiction over the Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Cases under section 151 of title 28 of the United States Code.

      1.9. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedures as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Cases, and any local rules of the Bankruptcy Court.

     1.10. Budget means the operating budget for the Estates taking effect as of the Effective Date, a summary of which is attached as Schedule 1 to the Plan Administration Agreement.

     1.11. Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in San Francisco, California are required or authorized to close by law or executive order.

     1.12. Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on December 10, 2001 in the United States Bankruptcy Court for the Northern District of California and styled In re OmniSky Corporation, et al., case numbers 01-33125-SFM-11 through 01-33128-SFM-11.

     1.13.     Cash means legal tender of the United States of America.

     1.14.     Claim has the meaning set forth in section 101 of the Bankruptcy
Code.

     1.15. Class means any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

     1.16. Class C Disputed Claims Reserve means a reserve established no later than five (5) days after the Effective Date to hold in respect of each Disputed Claim in Class C (including, without limitation, the Debtors' Officers' Claims but only until such time as the Debtors' Officers' Settlement Agreement has become effective) the Withheld Distribution Amount with respect to such Disputed Claim pending the allowance or disallowance thereof, in whole or in part.

     1.17. Collateral means any property or interest in property of the Estate of any Debtor subject to a lien, charge or other encumbrance to secure the payment or performance of a Claim, which lien, charge or other encumbrance is not subject to avoidance under the Bankruptcy Code.

     1.18. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

     1.19. Confirmation Hearing means the hearing held pursuant to Bankruptcy Rule 3020(b)(2), including any continuances thereof, at which the Bankruptcy Court will consider confirmation of the Plan.

     1.20. Confirmation Order means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code.

     1.21. Convenience Claim means (i) any Allowed General Unsecured Claim of One Thousand Dollars ($1,000.00) or less, and (ii) any Allowed General Unsecured Claim that has been reduced to One Thousand Dollars ($1,000.00) by the holder of such Claim properly executing and returning its Ballot.

     1.22. Creditors' Committee means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Cases as constituted prior to and on the Effective Date. All references to the Creditors' Committee herein include the duly appointed members of the Creditors' Committee.

     1.23. Debtors means OmniSky Corporation, OmniSky International, LLC, Norway Acquisition Corporation, and NomadIQ, Inc.

     1.24. Debtors' Officers means, collectively, the officers of the Debtors identified in the Debtors' Officers' Settlement Agreement.

     1.25. Debtors' Officers' Claims has the meaning given such term in the Debtors' Officers' Settlement Agreement.

     1.26. Debtors' Officers' Release means the release set forth in the Debtors' Officers' Settlement Agreement.

     1.27. Debtors' Officers' Settlement means the settlement of the Debtors' Officers' Claims as set forth in the Debtors' Officers' Settlement Agreement.

     1.28. Debtors' Officers' Settlement Agreement means that certain Debtors' Officers' Settlement Agreement by and among the Debtors, the Creditors' Committee and the Debtors' Officers, in substantially the form attached hereto as Exhibit 10.2 and incorporated herein.

     1.29. Disbursing Agent means the Plan Administrator or the person or entity that may be appointed by the Plan Administrator pursuant to Section 5.3 of this Plan, who shall be responsible for causing Distributions to be made pursuant to this Plan.

     1.30. Disclosure Statement means that certain "Disclosure Statement" dated as of September 10, 2002, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

     1.31. Disputed Claim means any Claim or portion thereof which is not any Allowed Claim.

     1.32. Distribution Date means, as applicable, (i) the Effective Date, (ii) the date upon which an Allowed Claim is to be paid hereunder if other than the Effective Date, (iii) with respect to any Disputed Claim that becomes an Allowed Claim after the Effective Date, the date which is no later than five (5) Business Days after such Claim has been Allowed by Final Order, and (iv) the last day of each fiscal quarter during which there is to be distributed not less than One Hundred Thousand Dollars ($100,000); provided that, if such distribution is the final distribution to be made to the holders of Allowed Claims in the applicable Class under the Plan, the distribution need not be at least One Hundred Thousand Dollars ($100,000).

     1.33. Distributions means the Cash to be distributed under this Plan to the holders of Allowed Claims.

     1.34. Effective Date means the first Business Day after the conditions set forth in Section 8.1 have been satisfied or waived and on which no stay of the Confirmation Order is then in effect.

     1.35. Equity Interest means the interest of any holder of an equity security of any of the Debtors, which equity security is represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest.

     1.36. Escrow Account has the meaning given to such term in Section 3.5(b).

     1.37. Escrow Account Distribution Date has the meaning given to such term in Section 3.5(b).

     1.38. Estates means the estates created in the Case of each Debtor on the Petition Date pursuant to section 541 of the Bankruptcy Code, and all property of the Debtors or the Reorganized Debtors acquired before or after the Petition Date and before or after the Effective Date, until the Cases are closed.

     1.39. Executive Employment Agreement has the meaning set forth in the Debtors' Officers' Settlement Agreement.

     1.40. Fee Claim means a Claim for compensation or reimbursement of expenses incurred before the Effective Date of any Professional Person retained by the Debtors or the Creditors' Committee pursuant to section 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with the Cases.

     1.41. Fee Claims Reserve means a reserve to be established on the Effective Date to pay the Fee Claims allowed by Final Order of the Bankruptcy Court. The Fee Claims Reserve shall consist of a separate book entry sub-account for each Professional Person and shall be established in an amount representing, for each such Professional Person (as provided by such Professional Person in writing to the Debtors no later than three (3) Business Days prior to the scheduled commencement of the Confirmation Hearing), (i) all accrued holdbacks and unpaid fees and expenses as of the last day of the calendar month immediately preceding the commencement of the Confirmation Hearing (to the extent not disallowed by Final Order prior thereto), and (ii) an estimate of the Fee Claims likely to accrue from such date through the Effective Date.

     1.42. Final Order means an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedures, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

     1.43. General Unsecured Claim means any Claim against any of the Debtors that is not an Administrative Expense Claim, a Fee Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim, or a Subordinated Claim. Until such time as (i) the Debtors' Officers' Settlement Agreement becomes effective, the Debtors' Officers' Claims shall be treated as General Unsecured Claims for all purposes other than voting to accept or reject this Plan; and
(ii) the NewsCorp Settlement Agreement becomes effective, the NewsCorp Claims shall be treated as General Unsecured Claims for all purposes other than voting to accept or reject this Plan.

     1.44. Gross Proceeds means all cash or other proceeds realized upon the sale, transfer, collection, or other disposition of any real property or personal property of the Estates, whether tangible or intangible, and all interests, rent, profits and proceeds of, or earned on account of, assets of the Estates.

     1.45. IPO Laddering Claim means the proof of claim filed on or about April 4, 2002 designated as Claim Number 118, alleging in excess of $106 million in damages as of the Petition Date, and all amendments and supplements of or to such proof of claim, filed by the Stamell & Scager, LLP law firm on behalf of the Plaintiffs' Executive Committee in connection with the suit captioned Harry Kolassa, On Behalf of Himself and All Others Similarly Situated
v. OmniSky Corp., Credit Suisse First Boston Corporation, Chase Securities, Inc., Donaldson Lufkin & Jenrette Securities Corporation, Salomon Smith Barney, Inc., Patrick S. McVeigh, Lawrence S. Winkler and Michael J. Malesardi, Index No. 01-CV-6660, in the United States District Court for the Southern District of New York.

     1.46. Limited Notice List means those persons listed on the Limited Notice List created pursuant to the procedures set forth in Section 5.5 of this Plan.

     1.47. Net Proceeds means Gross Proceeds less the reasonable, necessary and customary expenses attributable to such sale, transfer, or disposition, including, without limitation, paying personal property or other taxes accruing in connection with such sale, transfer, collection or disposition of such property, brokerage fees and commissions, collection costs, reasonable attorneys' fees and expenses and any applicable taxes or other claims of any governmental authority in connection with such property and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims or other purposes in connection with such sale, transfer or collection; provided that upon the release to the Plan Administrator of funds from such escrows or accounts, such funds shall become Net Proceeds of the relevant sale, transfer or collection.

     1.48. NewsCorp means The News Corporation Limited, a South Australia company and Omni Holdings, Inc., a Delaware corporation, which is wholly-owned by a subsidiary of The News Corporation Limited, any affiliates thereof, and each officer, director, employee, agent or representative thereof.

     1.49. NewsCorp Claims has the meaning given to such term in the NewsCorp Settlement Agreement.

     1.50. NewsCorp Allowed Advertising Claim means the Allowed Advertising Claim (under and as defined in the NewsCorp Settlement Agreement) in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000), which shall be an Allowed Claim in Class C under this Plan, subject to reduction under certain circumstances as described in Section 3C of the NewsCorp Settlement Agreement and in Section 3.5 of this Plan.

     1.51. NewsCorp Release means the release set forth in the NewsCorp Settlement Agreement attached hereto as Exhibit 10.1.

     1.52. NewsCorp Settlement means the settlement of the NewsCorp Claims as set forth in the NewsCorp Settlement Agreement attached hereto as Exhibit 10.1.

     1.53. NewsCorp Settlement Agreement means that certain News Corporation Ltd. Settlement Agreement by and among the Debtors, the Creditors' Committee and NewsCorp, in substantially the form attached hereto as Exhibit
10.1 and incorporated herein.

     1.54. NM IQ Claim means the late proof of claim filed on or about April 26, 2002, designated as Claim Number 112, filed by the Wolf Haldenstein Adler LLP law firm on behalf of NM IQ LLC, as claimant, in the amount of $41,125,000, and all amendments and supplements of or to such proof of claim, which alleges Claims based on the lawsuit captioned NM IQ LLC v. OmniSky Corporation, Patrick S. McVeigh, Lawrence S. Winkler, and Ray Cleeman, Case No. 01-605806, in the Supreme Court of the State of New York, County of New York.

     1.55. Notice of Effective Date means the notice to be published once each in the San Francisco Chronicle and The Wall Street Journal (national edition) and mailed to all holders of Claims against the Debtors, and all necessary governmental agencies, notifying parties in interest of (a) entry of the Confirmation Order, (b) the occurrence of the Effective Date, (c) the Administrative Claims Bar Date for filing claims or requests for Administrative Expense Claims, (d) the rejection of executory contracts and unexpired leases as provided in this Plan and the Rejection Damages Bar Date for filing claims arising from such rejection, and (e) the procedure to be followed for inclusion on the Limited Notice List.

     1.56. Operating Account means a deposit account to be established on the Effective Date under the control of the Plan Administrator, interest-bearing if possible, into which shall be deposited Cash sufficient to fund the winding up of the affairs of the Debtors and the prosecution of Retained Claims and Defenses in accordance with this Plan. From time to time after the Effective Date, the Operating Account shall be supplemented with the Net Proceeds from the collection, sale, liquidation or other disposition of any non-Cash property of the Debtors and the proceeds of any Retained Claims and Defenses pursued by the Plan Administrator or the Oversight Committee (to the extent such property has not otherwise been allocated pursuant to the terms of the Plan, but only to the extent such Operating Account contains insufficient funds to wind up the affairs of the Debtors and the prosecution of Retained Claims and Defenses in accordance with this Plan, as determined by the Plan Administrator or pursuant to further order of the Bankruptcy Court).

     1.57. Oversight Committee means the committee formed on the Effective Date pursuant to Section 14.1.

     1.58. Person means any individual, sole proprietorship, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, government or any political subdivision, governmental unit, official committee appointed by the United States Trustee, unofficial committee of creditors, or other entity, and includes the Plan Administrator and the Oversight Committee.

     1.59. Petition Date means December 10, 2001, the date the Debtors filed their voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.

     1.60. Plan means this "First Amended Joint Liquidating Plan of Reorganization," either in its present form or as it may be altered, amended, supplemented or modified from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

     1.61. Plan Administration Agreement means the Plan Administration Agreement to be entered into between the Debtors and the Plan Administrator substantially in the form of Exhibit 5.2 hereto.

     1.62. Plan Administrator means initially, Paul J. Weber (unless another Person is nominated and appointed as the initial Plan Administrator pursuant to the procedure in Section 5.2(a) of this Plan) and any replacement or successor Plan Administrator appointed pursuant to Section 5.12 hereof.

     1.63. Plan Agreements means any written contract, instrument, release, indenture, or other document or agreement (a) incorporated into the Plan, (b) designated as an exhibit to the Plan, or (c) entered into in connection with the Plan, which expressly states that it is intended to be a Plan Agreement, including the Plan Administration Agreement, NewsCorp Settlement Agreement and the Debtors' Officers' Settlement Agreement. The final versions of the Plan Agreements shall be filed by the Exhibit Amendment Date. Plan Agreements which consist of contractual agreements among the signatories thereto shall not be amended or revised thereafter except as provided therefor in such agreements.

     1.64. Post-Effective Date Claims means (a) the actual, necessary and reasonable fees and expenses accrued after the Effective Date with respect to independent contractors and Professional Persons engaged by the Plan Administrator or the Oversight Committee to administer the Estates and conclude the Cases, (b) the actual, necessary and reasonable out-of-pocket expenses of the members of the Oversight Committee accrued after the Effective Date, (c) any sales taxes, income taxes, franchise taxes or fees, license fees, personal property taxes, or real property taxes due and owing by the Estates and accrued on or after the Effective Date, (d) all fees which accrue after the Effective Date which are payable pursuant to Section 5.4 hereof to the U.S. Trustee under 28 U.S.C. Section 1930(a)(6), and (e) to the extent not included in the foregoing, all operating expenses and costs included in the Budget.

     1.65. Priority Claims Reserve means a reserve to be established on the Effective Date, in an amount approved by the Bankruptcy Court pursuant to the Confirmation Order, that is reasonably estimated to be sufficient to pay in full, in Cash, all Priority Tax Claims and Priority Non-Tax Claims. The Priority Claims Reserve shall consist of a separate sub-account for each Class or category of Claims.

    1.66. Priority Non-Tax Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a)(2), (3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.

    1.67. Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in, and as calculated pursuant to, sections 502(i) and 507(a)(8) of the Bankruptcy Code.

    1.68. Professional Person means (a) a Person retained or to be compensated for services performed or expenses incurred on behalf of the Debtors or the Creditors' Committee after the Petition Date and through the Effective Date pursuant to sections 326, 327, 328, 330, 331, 503(b)(2), 1103 and/or 1107(b) of
the Bankruptcy Code, or (b) an accountant, attorney, appraiser, auctioneers, Claims administrator, Disbursing Agent, consultant or other professional employed by the Plan Administrator or the Oversight Committee after the Effective Date.

    1.69.  Proponents means the Debtors.

    1.70. Ratable Proportion means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims and Disputed Claims in the same Class.

    1.71.  Rejection Damages Bar Date has the meaning given to such term in
Section 9.6.

    1.72.  Reorganized Debtors means the Debtors from and after the Effective
Date.

    1.73. Responsible Individual means, until the Effective Date, each of Michael J. Malesardi and Scott M. Wornow, who have been appointed jointly and severally by the Bankruptcy Court as Debtors' Responsible Individuals.

    1.74. Retained Claims and Defenses means, except to the extent any Claim, cause of action or defense has been released or waived pursuant to this Plan or otherwise, all Claims, causes of action, and defenses, including: counterclaims; rights of offset or recoupment; objections to Claims; objections to the validity, priority, amount, allowance, or classification of any Claim, including those arising under Bankruptcy Code Section 502(d); rights to seek equitable, statutory, or contractual subordination of Claims; and avoidance and recovery of prepetition or postpetition transfers (including but not limited to those arising under sections 542, 543, 544, 545, 546, 547, 548, 549, 550, 551 and 553
of the Bankruptcy Code) including but not limited to those Claims, causes of action, and defenses against, arising out of, or related to any matters listed on Schedule 1.74.

    1.75. Scheduled means set forth on the Schedules, as may have been or may be supplemented or amended in accordance with Bankruptcy Rule 1009 through the Confirmation Date.

    1.76. Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended in accordance with Bankruptcy Rule 1009 through the Confirmation Date.

    1.77. Secured Claim means a Claim (i) secured by Collateral, the amount of which is equal to or less than the value of such Collateral (a) as set forth in the Plan of Reorganization, (b) as agreed to by the holder of such Claim and Proponents prior to the Effective Date or, subject to Section 15, the Plan Administrator after the Effective Date, or (c) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) arising from any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code. Without limiting the foregoing, Secured Claims shall include, without limitation, the American Express Claim and the Wells Fargo Claim to the extent such Claims are secured by funds on deposit with the holders of such Claims.

     1.78. Subordinated Claim means a Claim, if any, against any of the Debtors, whether or not the subject of an existing or future lawsuit or a filed or Scheduled claim, which is either (1) for damages arising from rescission of a purchase or sale or other acquisition of a security of the Debtors, for damages arising from the purchase or sale or other acquisition of a security of the Debtors, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim, (2) subordinated by contract, or
(3) equitably subordinated by order of the Bankruptcy Court. Subordinated Claims include, but are not limited to, the Claims identified on Schedule 1.78 hereto, provided however, that it shall not be a condition to confirmation of this Plan that the

Bankruptcy Court enter a Final Order determining that any Claim (other than the Subordinated Claims described on Schedule 1.78 hereof) is a Subordinated Claim.

     1.79. Unclassified Claims means Administrative Expense Claims and Priority Tax Claims.

     1.80. Unsecured Creditor Fund means all Cash in the possession of the Plan Administrator remaining after (i) payment in full in Cash of all Administrative Expense Claims, Fee Claims, Priority Tax Claims, Priority Non-Tax Claims and Convenience Class Claims which are Allowed Claims, and (ii) the establishment and funding of adequate reserves for such Claims described in subsection (i) that are Disputed Claims unless and until such Disputed Claims are determined by Final Order to be disallowed or allowed, and (iii) the funding of the Operating Account, as determined by the Plan Administrator. The Unsecured Creditor Fund includes the Cash in the Class C Disputed Claims Reserve.

     1.81. Wells Fargo Claim means a Claim arising from or related to the Wells Fargo Merchant Card Services Reserve Account formerly maintained by the Debtors with Wells Fargo Bank N.A.

     1.82. Withheld Distribution Amount means, with respect to each Disputed Claim in Class C, such amount of property as shall be withheld from Distribution to holders of all Claims in Class C on account of such Disputed Claim or due to the recalculation and estimation of Claims specified in Section 7, in an amount determined by the Plan Administrator, based on the best information then available, to be sufficient to distribute to the holder of each Claim in Class C its entitlement to the Cash to be distributed hereunder, pending the allowance or disallowance of such Claim, in whole or in part.

     B.     INTERPRETATION: APPLICATION OF DEFINITIONS AND RULES OF
            CONSTRUCTION.

            Unless otherwise specified, all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to the Plan, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

     C.    TIME PERIODS.

           In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any reference to "day" or "days" shall mean calendar days, unless otherwise specified herein.

           In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

SECTION 2. DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS

     2.1. UNCLASSIFIED CLAIMS: ADMINISTRATIVE EXPENSE CLAIM, AND PRIORITY TAX CLAIMS.

           In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not separately classified under the Plan, but shall receive the treatment specified in Section 3 hereunder.

     2.2   CLASSES OF CLAIMS AND EQUITY INTERESTS.

           The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (i) impaired or unimpaired by the Plan, and (ii) either (x) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy code, (y) deemed to accept the Plan, or (z) deemed not to accept the Plan.


CLASS               DESIGNATION                    IMPAIRMENT        ENTITLED TO VOTE
Class A       Priority Non-Tax Claims             Not Impaired                    No
                                                                          (deemed to accept)

Class B            Secured Claims                 Not Impaired                    No
              (Subclasses B-1 and B-2)                                    (deemed to accept)

Class C       General Unsecured Claims              Impaired                     Yes


Class C-1        Convenience Claims               Not Impaired                    No
                                                                          (deemed to accept)

Class D      Debtors' Officers' Claims              Impaired                     Yes

Class E         Subordinated Claims                 Impaired                      No
                                                                        (deemed not to accept)

Class F         Equity Interests(1)                 Impaired                      No
                                                                        (deemed not to accept)

     2.3.  SUBCLASSES.

           For convenience of identification, the Plan classifies the Allowed Claims against or Equity Interests in each of the Debtors into Classes A through F, as designated above. Although the Plan refers to certain of those Classes as subclasses, each is a separate class for purposes of voting and treatment under the Plan and the Bankruptcy Code. Each holder of a Secured Claim shall be separately classified for voting and treatment purposes under the Plan and to the extent that a single holder asserts multiple Secured Claims, each such Claim shall be separately classified. Any Class or subclass of Claims for which there are no Allowed Claims or Claims temporarily Allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed eliminated from the Plan for all purposes.

Section 3. TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS

     3.1.  ADMINISTRATIVE EXPENSE CLAIMS (UNCLASSIFIED).

           (a) On the Effective Date or the first applicable Distribution Date, except to the extent that a holder of an Allowed Administrative Expense Claim against any Debtor has agreed to a different treatment of such Claim or the instruments, agreements or contracts governing payment of such Administrative Expense Claim establish a later date for payment, each Allowed Administrative Expense Claim (including all Fee Claims) shall be paid by the Debtors in full and in Cash; provided, however, that the Allowed Fee Claim of each Professional Person shall be paid only from the Fee Claims Reserve sub-account established for such Professional Person.

           (b) Any Distribution on account of interest accrued after the Petition Date on Allowed Administrative Expense Claims shall be deferred and paid only as set forth in Section 3.10.

           (c) Any Administrative Expense Claim shall not be enforceable against any Debtor or the Reorganized Debtors or the Estates unless a request for payment of a proof of Administrative Expense Claim is filed and served on the Plan Administrator no later than the Administrative Claims Bar Date except for (a) Fee Claims; (b) a claim or request for payment by a governmental unit for taxes (and for interest and/or penalties related to such taxes), described in Bankruptcy Code section 503(b)(1); and (c) other excluded Administrative Expense Claims which are: (i) requests for payment by the Debtors' Officers; (ii) claims by members of the Creditors' Committee for reimbursement of expenses under

-------------------
(1) Class F (Equity Interest) excludes the Equity Interests which OmniSky Corporation owns or holds in the other Debtors, and the Equity Interests which are beneficially owned by any of the Debtors.

     Bankruptcy Code section 503(b)(3)(F); (iii) the Debtors' operating expenses incurred in the ordinary course of business which are not past due according to the terms and conditions under which the services or goods were provided; or (iv) request for satisfaction of assumption obligations for leases and executory contracts (if any) which are assumed prior to the Effective Date or are assumed under the Plan. Any Person asserting a Fee Claim shall also comply with Section 16.1 of this Plan.

     3.2.  PRIORITY TAX CLAIMS (UNCLASSIFIED).

          On the Effective Date or as soon thereafter as a Priority Tax Claim becomes an Allowed Priority Tax Claim, except to the extent that a holder of an Allowed Priority Tax Claim against any Debtor agrees to a different treatment, each holder of an Allowed Priority Tax Claim against any Debtor shall receive Cash in an amount equal to such Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid on the date(s) such payments are otherwise due under applicable law.

          Any Distribution on account of interest accrued after the Petition Date but before the Effective Date on Allowed Priority Tax Claims shall be deferred and paid only as set forth in Section 3.10.

     3.3.  PRIORITY NON-TAX CLAIMS (CLASS A).

          On the Effective Date or the first applicable Distribution Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim against any Debtor has agreed to a different treatment of such Claim, each such holder shall receive Cash in an amount equal to such Allowed Priority Non-Tax Claim.

          Any Distribution on account of interest accrued after the Petition Date on Allowed Claims in Class A shall be deferred and paid only as set forth in Section 3.10.

     3.4.  SECURED CLAIMS (CLASS B).

          Class B Secured Claims are not impaired by the Plan. On the Effective Date or as soon thereafter as practicable, except to the extent that a holder of an Allowed Secured Claim against any of the Debtors has agreed to a different treatment of such Claim, each holder of an Allowed Secured Claim shall be entitled to apply any Cash constituting Collateral to the payment of such Allowed Secured Claim and the automatic stay of section 362 of the Bankruptcy Code shall be deemed lifted to permit such application. To the extent that the Cash in the possession of such holder exceeds the amount necessary to pay such Allowed Secured Claim in full, the holder shall promptly remit such excess Cash to the Plan Administrator.

          There are two subclasses in Class B, as follows:

          Subclass B-1                  American Express Claim

          Subclass B-2                  Wells Fargo Claim

     3.5.  GENERAL UNSECURED CLAIMS (CLASS C).

          (a) Class C General Unsecured Claims are impaired by the Plan. Except to the extent that a holder of an Allowed General Unsecured Claim against any of the Debtors has agreed to a different treatment of such Claim, each holder of an Allowed General Unsecured Claim shall receive a Ratable Proportion of the Unsecured Creditor Fund on account of such Allowed Claim; provided, that, if and to the extent that the NewsCorp Settlement described in Section 10.1 is approved and becomes effective and the Allowed Claims in Class C do not receive Distributions under the Plan equal to one hundred percent (100%) of said Allowed Claims, then and to that extent, the NewsCorp Allowed Advertising Claim shall be reduced up to a maximum of One Million Dollars ($1,000,000.00) but only to the extent necessary to cause all Allowed Claims in Class C (including the NewsCorp Allowed Advertising Claim, as reduced) to receive Distributions equal to one hundred percent (100%) of the Allowed Claims in Class C. In the event that it is necessary to reduce the NewsCorp Allowed Advertising Claim to provide for Distributions equal to one hundred percent (100%) of all Allowed Claims in Class C (including the NewsCorp Allowed Advertising Claim, as reduced), the NewsCorp Allowed Advertising Claim will not in any way or under any circumstances be reduced to less than Two Million Five Hundred Thousand Dollars ($2,500,000.00).

          (b) In order to effectuate the foregoing, each Distribution by the Debtors to holders of Allowed General Unsecured Claims in Class C (including NewsCorp) other than from the Escrow Account (as defined below) shall be calculated on the basis of the NewsCorp Allowed Advertising Claim of Three

     Million Five Hundred Thousand Dollars ($3,500,000,000). Each such Distribution to NewsCorp shall be divided into two (2) parts. The portion of the Distribution attributable to Two Million Five Hundred Thousand Dollars ($2,500,000.00) of the NewsCorp Allowed Advertising Claim shall be paid directly to NewsCorp. The portion of the Distribution attributable to One Million Dollars ($1,000,000.00) of the NewsCorp Allowed Advertising Claim shall be placed in an escrow account (the "Escrow Account") to be held by the Plan Administrator. The date on which Distributions shall be made out of the Escrow Account (the "Escrow Account Distribution Date") shall be the earlier of (i) the date on which all holders of Allowed General Unsecured Claims shall have received Distributions equal to one hundred percent (100%) of their Allowed Claims in Class C and NewsCorp has received a Distribution equal to Two Million Five Hundred Thousand Dollars ($2,500,000.00) and all Disputed Claims in Classes A, B and C are determined by Final Order, or (ii) the final Distribution Date with respect to Allowed General Unsecured Claims. Thereafter, NewsCorp shall receive all amounts available for Distribution from the General Unsecured Fund and the Escrow Account until such time as the balance of the NewsCorp Allowed Advertising Claim has been paid in full. In the event that all holders of Allowed General Unsecured Claims do not receive Distributions equal to one hundred percent (100%) of their Allowed Claims in Class C by the Escrow Account Distribution Date, Distributions out of the Escrow Account shall be made on a pro rata basis to all holders of Allowed General Unsecured Claims, including NewsCorp to the extent of the Two Million Five Hundred Thousand Dollar ($2,500,000.00) portion of the NewsCorp Allowed Advertising Claim. After all holders of Allowed General Unsecured Claims have received Distributions equal to one hundred percent (100%) of their Allowed Claims in Class C and after NewsCorp has received a Distribution equal to one hundred percent of the Two Million Five Hundred Thousand Dollar ($2,500,000.00) portion of the NewsCorp Allowed Advertising Claim and after all Disputed Claims in Classes A, B, and C are determined by Final Order, then any amounts remaining in the Escrow Account shall be distributed to NewsCorp to satisfy the remaining One Million Dollars ($1,000,000.00) of the NewsCorp Allowed Advertising Claim. For purposes of Sections 3.7, 3.8, and 3.9 of this Plan, the amount that NewsCorp agrees to reduce its Claim as further set forth in this Section 3.5, if any, shall be paid in full before Class C shall be deemed to have been paid in full.

          (c) If the NewsCorp Settlement described in Section 10.1 does not become effective, then the NewsCorp Claims shall be Disputed Claims and all rights, claims and defenses with respect to the validity, priority, classification, allowance, and amount of all NewsCorp Claims shall be reserved as set forth in Section 10.1 of this Plan.

          (d) With respect to any Allowed General Unsecured Claim for which insurance coverage is available or which is supported by a surety bond or letter of credit, such Claim shall first be paid from such insurance coverage, surety bond or letter of credit, which payment shall be credited against the principal amount of such Allowed Claim prior to determining such holder's Ratable Proportion of the Unsecured Creditor Fund.

          (e) Any Distribution on account of interest accrued after the Petition Date on Allowed Claims in Class C shall be deferred and paid only as set forth in Section 3.10.

     3.6  Convenience Class (Class C-1)

          In lieu of treatment under Class C of the Plan, and in full satisfaction of any and all such claims, the holders of Allowed Convenience Claims against the Debtors shall receive Cash equal to 100% of the amount of such Allowed Convenience Claim. An election by the holder of a General Unsecured Claim greater than One Thousand Dollars ($1,000.00) to reduce its Claim to One Thousand Dollars ($1,000.00) to be treated as a Convenience Claim shall be made by properly executing and returning its Ballot. Interest shall not be paid on account of Allowed Convenience Claims.

     3.7  Debtors' Officers' Claims (Class D).

          (a) Class D Debtors Officers' Claims are impaired by the Plan. If the Debtors' Officers' Settlement described in Section 10.2 becomes effective, then each holder of an Allowed Debtors' Officers' Claim shall receive a Distribution equal to the Ratable Proportion of the Unsecured Creditor Fund on account of such Allowed Claim, but said Distribution shall be made only after (i) all Allowed General Unsecured Claims in Class C (including the full amount of the NewsCorp Allowed Advertising Claim) and all Allowed Convenience Claims in Class C-1 have been paid in full, and (ii) the Class C Disputed Claims

     Reserve has been funded with an amount sufficient to pay all Disputed General Unsecured Claims in full if such Disputed Claims were to become Allowed Claims in the amounts asserted by the holders thereof, but (iii) prior to the payment of interest on any Allowed Claims pursuant to Section 3.10.

          (b) If the Debtors' Officers' Settlement described in Section 10.2 does not become effective, then the Debtors' Officers' Claims shall be Disputed Claims and all rights, claims and defenses with respect to the validity, priority, classification, allowance, and amount of all Debtors' Officers' Claims shall be reserved as set forth in Section 10.2 of this Plan.

          (c) Any Distribution on account of interest accrued after the Petition Date on Allowed Claims in Class D shall be deferred and paid only as set forth in Section 3.10.

     3.8.  SUBORDINATED CLAIMS (CLASS E).

          Class E Subordinated Claims are impaired by the Plan. Holders of Class E Claims shall not receive any distribution until after (i) payment in full of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims, Allowed General Unsecured Claims, Allowed Convenience Claims and Allowed Debtors' Officers' Claims (plus interest on such Allowed Claims as set forth in Section 3.10), and (ii) all Disputed Claims in Classes A through D are determined by Final Order. Thereafter, each holder of a Subordinated Claim, if any, against any of the Debtors shall receive a Ratable Proportion of Cash remaining in the Estates, on a pari passu basis with Class F Equity Interests, on account of their Allowed Subordinated Claims. With respect to any Allowed Subordinated Claim for which insurance overage is available, such Claim shall be paid from such insurance coverage, which payment shall be credited against the principal amount of such Allowed Claim prior to determining such holder's share of the funds available for distribution, on account of or as proceeds from the assets of the Estates. The Proponents believe it is unlikely that holders of Allowed Subordinated Claims will receive any distribution under the Plan.

     3.9.  EQUITY INTERESTS (CLASS F).

         (a) Class F Equity Interests are impaired by the Plan. Holders of Class F Equity Interests shall not receive any distribution until after (i) payment in full of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims, Allowed General Unsecured Claims, Allowed Convenience Claims and Allowed Debtors' Officers' Claims (plus interest on such Allowed Claims as set forth in Section 3.10), and (ii) all Disputed Claims in Classes A through D are resolved by Final Order. Thereafter, each holder of an Allowed Equity Interest of any Debtor shall receive a Ratable Proportion of Cash remaining in the Estates, on a pari passu basis with Class E Subordinated Claims, on account of their Allowed Equity Interests in accordance with the rights, preferences and privileges of such Allowed Equity Interests. With respect to any Allowed Equity Interest for which insurance coverage is available, such Allowed Equity Interest shall be paid from such insurance coverage, which payment shall be credited against the principal amount of such Allowed Equity Interest prior to determining such holder's share of the funds available for distribution, on account of or as proceeds from the assets of the Estates. The Proponents believe it is unlikely that the holders of Allowed Equity Interests will receive any distribution under the Plan.

         (b) The Equity Interests which OmniSky Corporation owns or holds in the other Debtors, and the Equity Interests which are beneficially owned by any of the Debtors, shall not be impaired under the Plan, shall survive Confirmation of the Plan, and shall be held by the Reorganized Debtors on and after the Effective Date, but shall not receive any distribution under Section 3.9(a) hereof. Except as expressly provided in Section 5.1 of this Plan, each Debtor shall continue to maintain its separate corporate existence. On or after the Effective Date, OmniSky Corporation will continue to own all the outstanding capital stock, membership interests and voting securities of the other three Debtors and Reorganized Debtors.

     3.10. INTEREST PAYABLE ON CERTAIN ALLOWED CLAIMS

          Interest at the federal rate on judgments in effect on the Effective Date as set forth in 28 U.S.C Section 1961(a) shall be paid from and after the Petition Date to holders of Allowed Unclassified Claims and Allowed Claims in Class A, Class C and Class D (net of any taxes payable thereon) only after payment in full of (i) the principal amount of each and every Allowed Administrative Expense Claim, Allowed Priority Tax Claim, Allowed Priority Non-Tax Claim, Allowed General Unsecured Claim, Allowed Convenience Claims and Allowed Debtors' Officers' Claim but prior to any distribution on account of any Subordinated Claims in Class E or Equity Interests in Class F. If the funds available for the payment of interest pursuant to this Section 3.10 are insufficient to pay the full amount of interest which would be due to all holders of Allowed Unclassified Claims and Allowed Claims in Class A, Class C and Class D, then interest shall be paid on Claims in accordance with the priority for each such Claim set forth in section 507(a) of the Bankruptcy Code.

Section 4. IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED UNDER THE PLAN; ACCEPTANCE OR REJECTION OF THE PLAN

     4.1.      HOLDERS OF CLAIMS ENTITLED TO VOTE.

               Unclassified Claims, Class A (Priority Non-Tax Claims), Class B (Secured Claims) and Class C-1 (Convenience Claims) are not impaired hereunder and are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The holders of Allowed Claims in such Classes are therefore not entitled to vote on the Plan.

               Class C (General Unsecured Claims) and Class D (Debtors' Officers' Claims) are impaired hereunder, and the holders of Allowed Claims in such Classes are entitled to vote on the Plan.

               Class E (Subordinated Claims) and Class F (Equity Interests) are unlikely to receive any distributions under the Plan, and are deemed not to accept the Plan pursuant to section 1126(g) of the Bankruptcy Code. The holders of Allowed Subordinated Claims and Equity Interests in Classes E and F are therefore not entitled to vote on the Plan.

     4.2.      ACCEPTANCE BY CLASSES ENTITLED TO VOTE.

               (a) Each holder of an Allowed Claim in Class C and Class D shall be entitled to vote separately to accept or reject the Plan as provided herein and in the order entered by the Bankruptcy Court approving the Disclosure Statement.

               Class C shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims and Claimants, respectively, that have actually voted to accept or reject the Plan. For purposes of voting only, a Claimant in Class C who has filed a proof of Claim as to which no objection was filed or is the holder of an Allowed General Unsecured Claim or who has a Scheduled Claim which is not listed as a disputed, contingent or unliquidated Claim, will be considered an Allowed Claim unless an objection to such Claimant's Claim has been filed prior to the commencement of solicitation.

               (b) Class D shall have accepted the Plan only if the Plan is accepted by all of the Debtors' Officers. The Creditors Committee reserves the right to object to the validity, priority, classification, or amount of any or all Debtors' Officers' Claims if any Debtors' Officers have failed to execute the Debtors' Officers' Settlement Agreement by the date on which the Order approving the Disclosure Statement is entered.

     4.3.      NONCONSENSUAL CONFIRMATION.

               Because Class E and Class F are deemed not to accept the Plan pursuant to section 1126(g) of the Bankruptcy Code, and because Class D may fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Proponents hereby request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting Classes. The Plan cannot be confirmed if Class C does not vote to accept it.

Section 5.     MEANS FOR IMPLEMENTATION

     5.1.      SUBSTANTIVE CONSOLIDATION OF DEBTORS FOR PLAN PURPOSES ONLY.

               (a) Subject to the occurrence of the Effective Date, each Debtor shall be substantively consolidated with each other Debtor for the following purposes under the Plan: (i) no Distributions shall be made under the Plan on account of intercompany Claims among the Debtors; (ii) all guaranties by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the substantively consolidated Debtors; and (iii) each and every Claim filed or to be filed in the Cases of any of the Debtors shall be deemed filed against the substantively consolidated Debtors, and shall be deemed one Claim against and obligation of the substantively consolidated Debtors.

     (b) Such substantive consolidation, however, shall not (other than for purposes related to funding Distributions under the Plan and as set forth above in this Section 5.1(a)) affect: (i) the legal and organizational structure of the Debtors; (ii) pre- and post-Petition Date guaranties, liens and security interests that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Cases or that have been or will be assumed by the Debtors or (b) pursuant to the Plan; (iii) Distributions out of any insurance policies or the proceeds of policies; or
(iv) any Retained Claims and Defenses of any Debtor or any Reorganized Debtor.


5.2 PLAN ADMINISTRATOR

     (a) Appointment. Pursuant to the terms of the Confirmation Order, Paul J. Weber, who became a member of FTI Consulting, Inc. ("FTI") when FTI acquired the Business Recovery Services Group ("BRS") of PricewaterhouseCoopers LLC on or about September 1, 2002, shall be appointed as Plan Administrator unless the Proponents have, on or prior to the Exhibit Amendment Date, filed with the Court a nomination of another Person to serve as Plan Administrator, which nomination may be approved by the Bankruptcy Court only with either (i) the written consent of the Creditors' Committee to the person nominated as Plan Administrator, or
(ii) notice of such nomination to the Creditors' Committee and the persons on the special notice list in the Cases and at least seven (7) days opportunity to object and request a hearing. The Plan Administrator shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that the Plan Administrator is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Debtors or the Reorganized Debtors.

     (b) Powers and Duties of Plan Administrator. The powers and duties of the Plan Administrator are set forth in the Plan Administration Agreement attached hereto as Exhibit 5.2. On the Effective Date, all assets of the Estates shall remain in the Estates and shall be subject to the sole management, control and custody of the Plan Administrator pursuant to the terms of the Plan Administration Agreement, the Plan and any other agreement entered into with the Plan Administrator. This Plan contemplates that the Plan Administrator will: liquidate all remaining assets of the Estates for the benefit of the holders of Claims against and Equity Interests in the Debtors and otherwise administer the Debtors; make prompt Distributions, and, in some cases final Distributions, to holders of Allowed Claims as of each Distribution Date as set forth herein; establish reasonable Cash reserves for Disputed Claims and for expenses incurred in administering the Estates after the Confirmation Date; and arrange for the orderly sale, liquidation, and collection of non-Cash assets of the Estates, including all commencement, and continuation of liquidation and/or settlement of the Retained Claims and Defenses.

     (c) Plan and Administrator May Request Instructions. Notwithstanding the powers and authority granted to the Plan Administrator under this Plan or the Plan Administration Agreement, the Plan Administrator may, but is not required to (except as expressly required in this Plan), file a motion or application with the Bankruptcy Court requesting instructions or requesting the Bankruptcy Court to resolve any conflicting demands made upon the Plan Administrator or to determine any controversy arising under or related to the Plan Administrator's exercise of his powers, duties, and authority under this Plan or the Plan Administration Agreement. The Bankruptcy Court retains jurisdiction for the foregoing purposes. Any such motion or application shall be served on the Limited Notice List at least then (10) calendar days before the Bankruptcy Court hearing on the matter.

     (d) Budget. The Proponents, in consultation with the proposed Plan Administrator and the Creditors' Committee, have developed an initial Budget for the first 12 months following the Effective Date. A summary of the Budget is annexed to the Plan Administration Agreement as Schedule 1 thereto and may be amended or modified by the Proponents in consultation with the Plan Administrator and Creditors' Committee on or before the Exhibit Amendment Date. After the Effective Date, the Plan Administrator may revise the Budget from time to time in consultation with the Debtors and the Oversight Committee. Until the Oversight Committee is terminated pursuant to Section 14.6 hereof, any modifications to the Budget which would result in an increase to such Budget in excess of One Hundred Twenty-Five Thousand Dollars ($125,000) shall be approved by the Oversight Committee.

      5.3 EMPLOYMENT AND COMPENSATION OF THE PLAN ADMINISTRATOR AND ITS PROFESSIONALS.

            From time to time after the Effective Date, the Plan Administrator may employ and engage the services of the Disbursing Agent and other Persons and Professional Persons (which may include independent contractors), former employees of the Debtors or Professional Persons concurrently employed by the Oversight Committee or previously by the Debtors or Creditors' Committee including, without limitation, the Debtors' Responsible Officers, bankruptcy counsel or financial advisors), reasonably necessary to assist the Plan Administrator in performing its duties under the Plan Administration Agreement, and this Plan, without the necessity of further authorizations by the Bankruptcy Court. Such Professional Persons shall be compensated as set forth in Section 16.2.

            The Plan Administrator shall be entitled to compensation and reimbursement of expenses as set forth in the Plan Administration Agreement, subject to compliance with Section 16.2.

      5.4   STATUS OF THE DEBTORS POST-CONFIRMATION.

            On the Effective Date, the Plan Administrator shall become the sole director(s) and sole officer(s) of each of the Debtors and will become the Responsible Individual for the Debtors, as that term is understood under Local Bankruptcy Rule 4002-1. No vote or action by any present or former Equity Interest holder or director of the Debtors shall be necessary or effective to remove the Plan Administrator or to alter or affect the Plan Administrator's compensation, duties or authority under this Plan and the Confirmation Order. No vote, resolution, consent, action, or inaction by any Equity Interest holder or director (other than the Plan Administrator) shall be necessary or effective to modify, alter, authorize, ratify, amend or effect any action or inaction taken by the Plan Administrator or the Oversight Committee under or related to the Plan or the Plan Agreements. Other than as contemplated in the Plan: (i) the Reorganized Debtors shall conduct no business; and (ii) the Reorganized Debtors shall have no employees after the Effective Date (and the Plan Administrator shall not be an employee but shall be an independent contractor) but the Reorganized Debtors or the Plan Administrator may engage other independent contractors or consultants. Pursuant to applicable law, including Del. Gen. Corp. Law, Section 303, the Reorganized Debtors shall be authorized but not required to (a) wind up their affairs and dissolve; and (b) put into effect and carry out the terms of the Plan and any orders of the Bankruptcy Court entered in the Cases, without further action by their boards of directors or shareholders; and (c) to the extent required under section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors' articles or certificates of incorporation and bylaws shall be deemed amended to prohibit the issuance by the Reorganized Debtors of non-voting securities.

      5.5.  LIMITED NOTICE LIST.

            After the Effective Date, there shall be established a Limited Notice List. Persons on such Limited Notice List will be given notice and an opportunity to be heard with respect to (i) matters described in Section 15 of this Plan, (ii) any proposed amendment to the Plan, (iii) any alteration to a Plan Agreement, (iv) any replacement of the Plan Administrator, and (v) any request for allowance of compensation or reimbursement of expenses in accordance with Section 16 of this Plan. Any Person desiring to be included in the Limited Notice List must: (1) file a request to be included on the Limited Notice List and include thereon its name, contact person, address, telephone number and facsimile number, and (2) serve a copy of its request to be included on the Limited Notice List on the Plan Administrator. No later than forty-five (45) days after the Effective Date (and from time to time thereafter), the Plan Administrator shall compile a list of all Persons then included on the Limited Notice List and file such list with the Bankruptcy Court, and serve copies of such list on the Oversight Committee. The Office of the United States Trustee, the Securities and Exchange Commission and members of the Oversight Committee shall be automatically included on the Limited Notice List and need not file a request to be included thereon.

      5.6   NOTICE OF EFFECTIVE DATE

            Within ten (10) calendar days after the Effective Date, the Plan Administrator shall mail the Notice of Effective Date to all required governmental agencies and all known holders of Claims against the Debtors, and shall publish the Notice of Effective Date one time each in the San Francisco Chronicle and The Wall Street Journal (national edition).

      5.7   UNITED STATES TRUSTEE FEES AND QUARTERLY REPORTS.

            All unpaid fees due to the United States Trustee from the Petition Date through the Effective Date shall be paid on the Initial Distribution Date by the Estates. Following the Effective Date, as and when due, the Plan

Administrator shall pay to the United States Trustee from the assets of the Estates such amounts as are required to be paid under 28 U.S.C. Section 1930(a)(6). The Plan Administrator shall file with the United States Trustee and serve on the Limited Notice List the Post-Confirmation Quarterly Reports required by the United States Trustee.

     5.8.  ACCOUNTING AND TAXES.

          The Plan Administrator shall ensure the proper filing of all necessary accounting and tax forms with all appropriate state and Federal agencies, including, without limitation, Federal and state income tax returns and as provided in Section 11.1.

     5.9.  EXEMPTION FROM CERTAIN TRANSFER TAXES.

          (a) Pursuant to section 1146(c) of the Bankruptcy Code: (i) the issuance, transfer or exchange of any securities, instruments or documents;
(ii) the creation of any other lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan or the sale of any assets of the Debtors or the Plan Administrator, including any deeds, bills of sale or assignments executed in connection with the Plan or the Confirmation Order, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

          (b) The asset sale entered into between the Debtors and EarthLink, Inc. during the Cases and approved by the Bankruptcy Court on January 16, 2002, pursuant to section 363 of the Bankruptcy Code (the "EarthLink Sale Order") was a sale in contemplation of the Plan. Pursuant to paragraph 18 of the EarthLink Sale Order, all actions taken pursuant to the sale and the order approving such sale are entitled to the exemptions provided for under and to the fullest extent permitted by section 1146(c) of the Bankruptcy Code.

     5.10. DISSOLUTION OF CORPORATE ENTITY.

          Following the liquidation of all non-Cash assets, and the Distribution of all Cash, the Plan Administrator is authorized, but not required, to dissolve each Debtor in accordance with applicable law.

     5.11. INSURANCE PRESERVATION.

           Nothing in the Plan, including any releases, shall diminish or impair, and no party (including, without limitation, the Committee, the Oversight Committee, the Debtors, and Reorganized Debtors, or the Plan Administrator) shall take any action that diminishes or impairs the enforceability of any policies of insurance that may cover Claims against the Debtors or any other Person (including the Debtors' officers and directors under any policy providing directors and officers liability insurance) including, without limitation, statutorily mandated workers' compensation programs in effect on the Petition Date providing compensation paid for by third parties, to employees of the Debtors for job-related injuries or job-related illnesses; provided nothing herein shall require the Reorganized Debtors or the Plan Administrator to expend any Cash of the Estates on or after the Effective Date to pay any premium, deductible, retention, or other cost under or with respect to any policy of insurance.

     5.12. REPLACEMENT OF PLAN ADMINISTRATOR.

           (a) Resignation. The Plan Administrator may resign upon at least ten
     (10) calendar days notice to the Reorganized Debtors, the Oversight Committee, and the Limited Notice List.

           (b) Removal. The Plan Administrator may be removed "for cause," (as described herein), by either (i) vote of the Oversight Committee and notice of such vote to the Limited Notice List, or (ii) order of the Bankruptcy Court entered after noticed motion and opportunity for hearing to the Limited Notice List. "For cause" shall mean (i) material failure to perform or breach of Plan Administrator's duties under this Plan, any Plan Agreement, the Confirmation Order or any order of the Bankruptcy Court which is binding on the Plan Administrator, (ii) death or incapacity of the Plan Administrator, or (iii) the filing of any case under any insolvency or restructuring law by or against the Plan Administrator or the professional firm of which he is a member, or (iv) the insolvency or inability to pay its debts as they fall due of the Plan Administrator or the professional firm of which he is a member.

           (c) Replacement. Upon removal or resignation of the Plan Administrator, the Oversight Committee shall give the Limited Notice List at least seven (7) days notice and opportunity to object to the replacement nominated by the Oversight Committee. In the absence of timely objection, the replacement nominated by the Oversight Committee shall become the Plan Administrator. In the event of a timely objection, the Bankruptcy Court will determine any dispute and may authorize the replacement Plan Administrator.

Section 6.     ACCOUNTS AND DISTRIBUTIONS

     6.1. ACCOUNTS.

          On the Effective Date, the Plan Administrator shall establish six (6) separate bank accounts, together with such sub-accounts therein as may be required by this Plan, identified as the Administrative Expense Claims Reserve, the Fee Claims Reserve, the Priority Claims Reserve, the Unsecured Creditor Fund, the Class C Disputed Claims Reserve and the Operating Account.

          On the Effective Date, the Plan Administrator shall allocate Cash on hand among these accounts in such amounts as necessary to (i) satisfy in full or establish reserves sufficient to pay in full all Administrative Expense Claims (including Fee Claims), Priority Tax Claims and Priority Non-Tax Claims except to the extent such Claims have been disallowed by Final Order, (ii) fund the Operating Account in sufficient amounts to pay for items included in the Budget and as may be necessary to provide for payment of Post-Effective Date Claims, and (iii) allocate any remaining Cash between the Unsecured Creditor Fund and the Class C Disputed Claims Reserve on the assumptions that all Disputed General Unsecured Claims, all Disputed Convenience Claims and, if the Debtors' Officers' Settlement Agreement has not become effective, the Debtors' Officers' Claims may become Allowed Claims in the greatest of (x) the principal amount asserted by the holder, (y) the amount set forth in the Schedules, and (z) the amount determined by order of the Court; provided, if and when the Debtors' Officers' Settlement Agreement becomes effective the Plan Administrator shall not allocate any Cash in the Unsecured Creditor Fund or the Class C Disputed Claims Reserve on account of the Class D Debtors' Officers' Claims, except upon payment in full of the Allowed Class C-1 and Allowed Class C Claims as set forth in Sections 3.5 and 3.6 hereof.

     6.2. DE MINIMIS DISTRIBUTIONS.

          No Cash payment of less than twenty dollars ($20.00) shall be made by the Plan Administrator to any holder of an Allowed Claim or Equity Interest. If an interim Distribution on account of any Allowed Claim or Equity Interest would be less than twenty Dollars ($20.00), said amount shall instead be held by the Plan Administrator for the benefit of such holder until a subsequent Distribution Date on which the amount to be distributed equals or exceeds twenty Dollars ($20.00); provided, however, that if the amount to be distributed to the holder of any Allowed Claim or Equity Interest on the Final Distribution Date is less than Twenty Dollars ($20.00), upon compliance with Section 15, such cash shall be contributed to a charity selected by the Plan Administrator regardless of amount.

     6.3. DATE OF DISTRIBUTIONS.

          Unless otherwise provided herein, any Distributions and deliveries to be made hereunder shall be made on the first applicable Distribution Date or as soon thereafter as is practicable. The first Distribution Date for Claims in Class C shall be made as soon as practicable after the Effective Date, but in no event later than seven (7) business days after the Rejection Damages Bar Date and Administrative Claims Bar Date.

     6.4. DISBURSING AGENT.

          All Distributions under the Plan shall be made by the Plan Administrator or, to the extent the Plan Administrator deems it appropriate, the Disbursing Agent. Any Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Debtors or the Reorganized Debtors.

     6.5. DELIVERY OF DISTRIBUTIONS.

          Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim or Equity Interest shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder.


     6.6. UNCLAIMED PROPERTY.

          If the distribution to the holder of any Allowed Claim or Equity Interest is returned to the Debtors or the Disbursing Agent as undeliverable, no further distribution shall be made to such holder unless and until the Debtors or the Disbursing Agent are notified in writing of such holder's then current address. Subject to the remainder of this Section, undeliverable distributions shall remain in the possession of the Reorganized Debtors or the Disbursing Agent pursuant to this Section until such time as a distribution becomes deliverable.

          Unclaimed property shall be held in trust in a segregated bank account in the name of the Reorganized Debtors, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Such funds shall be held in interest-bearing accounts (as selected by the Plan Administrator in its reasonable discretion), to the extent practicable; and the parties entitled to such funds shall be entitled to any interest earned on such funds (net of any taxes payable thereon). Any holder of an Allowed Claim or Equity Interest that does not assert a claim in writing for an undeliverable distribution within one
(1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under this Plan or otherwise from the Debtors. In such cases any property held for distribution on account of such Claims shall be deposited in the Unsecured Creditor Fund.


     6.7. MANNER OF PAYMENT UNDER PLAN.

          At the option of the Plan Administrator, any Cash payment to be made hereunder may be made by check.


     6.8. CLOSING OF ADMINISTRATIVE EXPENSE CLAIMS RESERVE, FEE CLAIMS RESERVE, PRIORITY CLAIMS RESERVE AND OPERATING ACCOUNT.

          (a) When all Administrative Expense Claims have been determined by Final Order and Distributions made on account of Allowed Administrative Expense Claims, any remaining amounts in the Administrative Expense Claims Reserve shall be deposited in the Unsecured Creditor Fund.

          (b) When all Fee Claims have been determined by Final Order and Distributions made on account of Allowed Fee Claims, any remaining amounts in the Fee Claims Reserve shall be deposited in the Unsecured Creditor Fund.

          (c) When all Priority Tax Claims and Priority Non-Tax Claims have been determined by Final Order and Distributions made on account of Allowed Priority Tax Claims and Priority Non-Tax Claims, any remaining amounts in the Priority Claims Reserve shall be deposited in the Unsecured Creditor Fund.

          (d) When all payments to be made from the Operating Account have been made, and/or upon the reasonable determination of the Plan Administrator or the Bankruptcy Court that amounts in the Operating Account exceed the amounts necessary to fund the wind-down of the Estates and payment of Post-Effective Date Claims, the remaining or excess amounts, as applicable, in such Operating Account shall be deposited in the Unsecured Creditor Fund.


     6.9. FINAL DISTRIBUTION OF CASH TO CLASSES C AND D.

          After (a) all Disputed Claims are either allowed or disallowed pursuant to a Final Order, and (b) all Post-Effective Date Claims, Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Non-Priority Tax Claims, Allowed Secured Claims and Allowed Convenience Claims are paid or satisfied in full according to the terms of this Plan, the Plan Administrator shall make a final determination of property available for distribution, taking into account the resolutions or determinations of Disputed Claims, taxes incurred but not yet paid or expected to be incurred, Post-Effective Date Claims expected to be incurred, any and all Professional Person's fees and expenses, Distributions previously held as unclaimed property pursuant to Section 6.6, and all interest earned on the Estates' Cash which was not applied to reimburse the Estates for costs and expenses pursuant to this Plan. All such surplus property shall be deposited in the Unsecured Creditor Fund, and distributed pursuant to the priorities set forth in Section 3 of this Plan. Nothwithstanding the foregoing, if the Distribution to the holder of any Allowed Claim or Equity Interest on the final Distribution Date would be less than Twenty Dollars ($20.00), then, upon compliance with Section 15, the Distribution of said Cash shall be contributed to a charity selected by the Plan Administrator.

Section 7. PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER LIQUIDATING PLAN OF REORGANIZATION

      7.1.  OBJECTIONS TO CLAIMS.

            The Plan Administrator shall be entitled to file, settle, compromise, withdraw or litigate to judgment objections to the allowance of Claims subject to compliance with Section 15; provided, that any objections to Claims shall be served and filed on or before the later of (a) ninety (90) days after the Effective Date, or (b) such later date as may be fixed by the Bankruptcy Court. Notwithstanding anything in Section 15, for a period of one hundred twenty (120) days following the Effective Date, the Plan Administrator is authorized, without further order of the Court, to agree with the holder of any Class C General Unsecured Claim to Allow such Claim in the amount of One Thousand Dollars ($1,000.00) or less, provided that such agreement shall provide for the subject Claim to be treated as a Class C-1 Claim. Nothing in this Section shall affect or limit the right of any creditor or the Creditors' Committee to object to any Claim pursuant to section 502 of the Bankruptcy Code.

      7.2.  NO DISTRIBUTIONS PENDING ALLOWANCE.

            No payment or Distribution hereunder shall be made on account of any Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim. To the extent that all or a portion of a Disputed Claim is disallowed, the holder of such Claim shall not receive any Distribution on account of the portion of such Disputed Claim that is disallowed. As set forth in Section 7.5, that portion of the Withheld Distribution Amount attributable to the disallowed portion of a Disputed Claim shall be allocated between the Unsecured Creditor Fund and the Class C Disputed Claims Reserve.

      7.3.  DISTRIBUTIONS RELATING TO SUBSEQUENTLY ALLOWED CLAIMS.

            At such time as a Disputed Unclassified Claim or a Disputed Claim in any class other than Class C or Class D becomes an Allowed Claim, funds equal to the Allowed amount of such Claim, with actual interest earned thereon calculated from the Effective Date (net of any taxes payable thereon), shall be released from the Administrative Expense Claims Reserve, the Fee Claims Reserve, or the Priority Claims Reserve, as appropriate, with actual interest earned thereon calculated from the Effective Date (net of any taxes payable thereon), shall be released and delivered to the holder of such Claim on the next Distribution Date. At such time as a Disputed Class C Claim becomes an Allowed Claim, the Withheld Distribution Amount allocable to such Allowed Claim, with actual interest earned thereon calculated from the Effective Date (net of any taxes payable thereon), shall be released and delivered to the holder of such Claim on the next Distribution Date.

      7.4.  ESTIMATION OF CLAIMS; NO RECOURSE TO PLAN ADMINISTRATOR.

            In order to effectuate the Distributions under the Plan and avoid undue delay, the Proponents and the Plan Administrator shall have the right, subject to compliance with Section 15, to seek an order of the Bankruptcy Court, pursuant to section 502(c) of the Bankruptcy Code, conclusively estimating any Disputed Claim that is disputed because it is contingent or unliquidated. Notice of any hearing estimating any Disputed Claim may be limited to the holder of such Disputed Claim and the Limited Notice List and any related hearing may be held on an expedited basis.

            Notwithstanding that the Allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount for which there is insufficient Cash in the relevant fund or reserve to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no Claim holder shall have recourse to the Plan Administrator, or his successors or assigns, the holder of any other Claim, or any Professional Persons, or any of their respective property. THUS, THE BANKRUPTCY COURT'S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS. Despite the foregoing, nothing contained herein shall impair the right or obligation of the Plan Administrator to seek recovery of distributions previously made to holders of Allowed Claims to the extent necessary to permit the Plan Administrator to make a distribution to such holder equal to the distribution received by all other holders of Allowed Claims in the same

Class. Moreover, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

      7.5.  PERIODIC RECALCULATIONS.

            Periodically, until the Class C Disputed Claims Reserve has been fully disbursed or released, the Plan Administrator shall recalculate the Distributions due the holders of Allowed Claims in Class C, taking into account the resolution of Disputed Claims. Any surplus property in the Class C Disputed Claims Reserve resulting from the disallowance by a Final Order or withdrawal, in whole or in part, of any Disputed Claim, shall be made available to fund
(i) subject to Section 11.1, Distributions of a Ratable Proportion of the Unsecured Creditor Fund to the holders of Allowed Claims in Class C, and (ii) reserves for Distributions to the holders of the remaining Disputed Claims in Class C (including, without limitation, the Debtors' Officers' Claims until the Debtors' Officers' Settlement Agreement or the NewsCorp Settlement Agreement becomes effective), based on the assumption that said remaining Disputed Claims will be allowed in full. Except as provided in Section 3.10 of the Plan, in no event shall the holder of an Allowed Claim be entitled to receive more than the Allowed amount of such Claim.

SECTION 8.  CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

      8.1.  CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

            The Effective Date of the Plan shall occur when but only when each of the following conditions are satisfied or, if waivable pursuant to Section 8.2, waived:

            (a) Confirmation Order. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order in form and content satisfactory to the Proponents, the effect of which shall not have been stayed by a court of competent jurisdiction.

            (b) Plan Administrator. The Plan Administrator shall have been appointed.

            (c) NewsCorp Settlement. The NewsCorp Settlement shall have been executed, delivered and approved by the Bankruptcy Court. NewsCorp and Mr. Lachlan Murdoch shall not have voted any claim to reject the Plan, shall have not objected to confirmation of the Plan, and shall not have filed any notice of appeal from the Confirmation Order.

            (d) Debtors' Officers' Settlement. The Debtors' Officers' Settlement shall have been executed by the Debtors and the Creditors' Committee, subject only to the conditions to the effectiveness of the Debtors' Officers' Settlement that the Bankruptcy Court approve and the Debtors' Officers sign the Debtors' Officers' Settlement Agreement.

            (e) IPO Laddering Claims and the NM IQ Claims. The entry of orders by the Bankruptcy Court (which may be in the form of one or more stipulations approved by the Bankruptcy Court) either (i) determining that the IPO Laddering Claims and the NM IQ Claims are, pursuant to Section 510(b) of the Bankruptcy Code or otherwise, subordinated in right and time of payment, to the payment in full of all Allowed Claims in Class C and Class C-1, and are properly classified in Class E of the Plan, or (ii) disallowing such IPO Laddering Claims and NM IQ Claims in full, or (iii) subordinating pursuant to Section 510(b) of the Bankruptcy Code or otherwise and/or disallowing (in whole or in part) the IPO Laddering Claims and the NM IQ Claims such that, after giving effect to such orders, all Allowed Claims in Class C and Class C-1 shall be paid in full before the IPO Laddering Claims and the NM IQ Claims receive any Distribution under the Plan.

            (f) Effective Date. The Plan shall have become effective by November 12, 2002, unless such date is extended in writing signed by the Debtors and the Creditors' Committee, which extension shall require (i) the written consent of the Debtors' Officers, but only if all the Debtors' Officers have signed the Debtors' Officers' Settlement Agreement by the time of the Exhibit Amendment Date, and (ii) the written consent of NewsCorp and Mr. Murdoch as to the NewsCorp Settlement.

            (g) Plan Agreements. All other Plan Agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been executed and delivered.

          8.2. WAIVER OF CONDITIONS PRECEDENT.

               Each of the conditions precedent in Sections 8.1 hereof (except
Section 8.1(a)) may be waived, in whole or in part, by the Proponents, but only with the consent of the Creditors' Committee. Any such waivers of a condition precedent in Section 8.1 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action other than consent of the Creditors Committee and proceeding to consummate the Plan.

SECTION 9. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          9.1. REJECTION IF NOT ASSUMED.

               All executory contracts and unexpired leases which are not previously rejected by operation of law or by prior Final Order or by approved procedures of the Bankruptcy Court hereby are and shall be rejected as of the Effective Date, including but not limited to, those executory contracts and unexpired leases described on Schedule 9.1A (List of Executory Contracts and Leases to be Rejected), save and except for those executory contracts and unexpired leases which are either (i) expressly assumed as authorized by a Bankruptcy Court order filed prior to the Confirmation Date, or (ii) are the subject of a pending motion to assume as of the Confirmation Date, or (iii) are listed in Schedule 9.1B (List of Executory Contracts and Leases to be Assumed). The Proponents reserve the right to amend or modify Schedules 9.1A and 9.1B on or before the Exhibit Amendment Date, and shall provide notice of any such amendment to the affected counterparties. Nothing in this Plan or any Exhibits to the Plan shall constitute an admission by the Debtors, the Estates, the Plan Administrator, or the Creditors' Committee that any contract or lease is an executory contract or unexpired lease or that section 365 of the Bankruptcy Code applies to any such contract or lease.

          9.2. CURE OF ASSUMED CONTRACTS.

               Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Plan Administrator paying any cure amount within the later of ten (10) days after the Effective Date or ten (10) days after approval of a Final Order of assumption. In the event of a dispute regarding (i) the nature or the amount of any cure, (ii) the ability of any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, cure shall occur following the entry of a Final Order of the Bankruptcy Court determining the dispute and approving the assumption and, as the case may be, assignment.

          9.3. EFFECT OF REJECTIONS.

               The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejection of the executory contracts and unexpired leases as provided for herein pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, as of the Effective Date. If an unexpired lease is rejected pursuant to this Plan or otherwise by Order of the Bankruptcy Court, the Debtors shall be deemed to have abandoned to the lessor, under section 554 of the Bankruptcy Code, any real property or personal property which is the subject of said unexpired lease and the automatic stay otherwise applicable pursuant to section 362 of the Bankruptcy Code shall be deemed lifted to permit such lessor to retain, re-lease, sell, or otherwise dispose of such property according to the terms of any applicable contract or non-bankruptcy law. If an executory contract under which any Debtor is a licensor of intellectual property (as defined in section 101(35A) of the Bankruptcy Code) previously has been rejected or is hereby rejected, the licensee under such contract shall retain and may exercise its rights and remedies under section 365(n) of the Bankruptcy Code; provided, however, that nothing in this Plan or any Exhibits to the Plan shall constitute an admission by any Debtor, the Estates, the Plan Administrator or the Creditors' Committee that any Debtor is a licensor of intellectual property or that section 365(n) of the Bankruptcy Code applies to any such contract.

          9.4. NON-DISCLOSURE AGREEMENTS.

               If and to the extent that any of the executory contracts or leases rejected under Section 9.1 of this Plan or pursuant to other Bankruptcy Court order contain or include provisions restricting or prohibiting the Debtors from disclosing certain confidential information communicated to any Debtor by the other party to said contract or lease, the Plan Administrator shall exercise commercially reasonable efforts to refrain from disclosing said confidential information, notwithstanding the rejection of said executory contract or lease.

     9.5. Objections to Rejection of Executory Contracts and Unexpired Leases.

          Any party in interest wishing to object to the rejection or assumption of an executory contract or unexpired lease identified for rejection or assumption as provided for herein or in an Exhibit to the Plan filed by the Exhibit Amendment Date shall, within the same deadline and in the same manner established for Filing objections to confirmation of the Plan, file and serve any objection to such rejection on counsel to the Debtors, counsel to the Creditors' Committee and the United States Trustee. Failure to file any such objection within the foregoing time period shall constitute consent to the rejection or assumption to the extent that such contract or lease is an executory contract or unexpired lease. Failure to file a timely objection shall not constitute a waiver of any Claims, rights or damages that a party may hold as a result of any rejection, so long as such Claims are asserted timely under
Section 9.6 hereof.

     9.6. Bar Date for Rejection Damages Claims.

          If the rejection of an executory contract or unexpired lease, pursuant to this Section 9.6 of the Plan or as previously authorized by Bankruptcy Court order, gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class C (General Unsecured Claims) or Class C-1 (Convenience Claim) as applicable; provided, however, that any General Unsecured Claim arising from an executory contract or unexpired lease rejected on or prior to the Effective Date or pursuant to this Plan or as previously authorized by Bankruptcy Court order shall not be enforceable against any Debtor or the Reorganized Debtors or the Estates unless a proof of Claim is filed and served on the Plan Administrator within thirty (30) calendar days after the Effective Date (the "Rejection Damages Bar Date").

SECTION 10.    SETTLEMENT OF CERTAIN CLAIMS

     10.1. NewsCorp Settlement.

          (a) If (i) the Plan is confirmed and the NewsCorp Settlement is approved by the Court pursuant to the Confirmation Order and (ii) the conditions to effectiveness of the NewsCorp Settlement have been satisfied or waived, then in full and final settlement of the NewsCorp Claims, (x) the NewsCorp Claims shall be an Allowed General Unsecured Claim in the amount of $3.5 million, provided that up to $1.0 million of which may be subordinated to all other Allowed General Unsecured Claims as set forth in Section 3.5; (y) any portion of the NewsCorp Claims in excess of $3.5 million shall be disallowed; and (z) the NewsCorp Release shall become effective as of the Effective Date without any further act of any party.

          (b) If (i) the Plan is not confirmed or NewsCorp votes to reject the Plan or the NewsCorp Settlement is not approved by the Court pursuant to the Confirmation Order, or (ii) the conditions to effectiveness of the NewsCorp Settlement Agreement have not been satisfied or waived by November 12, 2002 (or such later date as the parties may agree pursuant to the terms of the NewsCorp Settlement Agreement, then: (v) the NewsCorp Release shall not become effective,
(x) the NewsCorp Claims shall constitute a Disputed Claim to be resolved or adjudicated after the Effective Date by the Plan Administrator or the Oversight Committee, (w) the Oversight Committee, the Debtors, and the Reorganized Debtors each reserve and may assert all objections to, and Retained Claims and Defenses with respect to, the validity, priority, classification, allowance, and amount of the NewsCorp Claims and any other Claim asserted by NewsCorp or Mr. Murdoch, and any other claim or cause of action which may be asserted against NewsCorp or Mr. Murdoch, (y) NewsCorp may assert the NewsCorp Claims, any defense, counterclaim, setoff or recoupment to the Retained Claims and Defenses, and any other Claim or cause of action which was timely filed in the Bankruptcy Cases against the Estates, the Debtors, or the Reorganized Debtors; and (z) the NewsCorp Settlement Agreement shall not be deemed to be an admission against interest of any person, and may not be admitted as evidence of liability or damages.

     10.2. Debtors' Officers' Settlement.

          (a) If (i) the Plan is confirmed and the Debtors' Officers' Settlement is approved by the Court pursuant to the Confirmation Order and, (ii) each of the Debtors' Officers' have signed the Debtors' Officers' Settlement Agreement, and (iii) the conditions to effectiveness of the Debtors' Officers' Settlement have been satisfied or waived, then in full and final settlement of the Debtors' Officers' Claims; (x) each of the Debtors' Officers shall have an Allowed Class D Claim in an amount equal to the amount set forth opposite such Debtors' Officers' name in Attachment 2C to Exhibit
     10.2 hereto, provided that the aggregate amount of Class D Allowed Claims shall not exceed $2,775,000 for all Debtors' Officers, and (y) any portion of said Debtors' Officers' Claims in excess of such Allowed amount (other than Excluded Claims as defined therein) shall be disallowed, and (z) the Debtors' Officers' Settlement Agreement, including but not limited to the Debtors' Officers' Release, shall become effective, without any further act of any party.

          (b) If (i) the Plan is not confirmed or the Debtors' Officers' Settlement is not approved by the Court pursuant to the Confirmation Order, or (ii) any of the Debtors' Officers fails to sign the Debtors' Officers' Settlement Agreement, or (iii) the conditions to effectiveness of the Debtors' Officers' Settlement Agreement have not been satisfied or waived by November 12, 2002 (or such other date as may be agreed by the parties pursuant to the Debtors' Officers' Settlement Agreement), then: (v) the Debtors' Officers' Release and Debtors' Officers' Settlement Agreement shall not become effective, (w) the Debtors' Officers' Claims shall constitute Disputed Claims to be resolved or adjudicated after the Effective Date, (x) the Oversight Committee, the Debtors, and the Reorganized Debtors each reserve and may assert all objections to, and Retained Claims and Defenses with respect to, the validity, priority, classification, allowance, and amount of the Debtors' Officers' Claims, any other Claim asserted by the Debtors' Officers, and any other claim or cause of action which may be asserted against the Debtors' Officers; (y) the Debtors' Officers may assert the Debtors' Officers' Claims, any defense, counterclaim, setoff or recoupment to the Retained Claims and Defenses, and any other Claim or cause of action which was timely filed in the Bankruptcy Cases against the Estates, the Debtors, or the Reorganized Debtors; and (z) the Debtors' Officers' Settlement Agreement shall not be an admission against interest of any person, and may not be admitted as evidence of liability or damages.

SECTION 11.  EFFECT OF CONSUMMATION

     11.1.     WITHHOLDING TAXES AND EXPENSES OF DISTRIBUTION.

               In connection with the Plan, the Plan Administrator and the Disbursing Agent will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all Distributions hereunder shall be subject to such withholding and reporting requirements. In addition, all Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions.

     11.2.     BINDING EFFECT OF PLAN; NO DISCHARGE.

               The provisions of this Plan and the Plan Agreements shall bind the Debtors, the Reorganized Debtors, the Creditors' Committee, the Oversight Committee, the Plan Administrator, and any successor or assign, including a Chapter 7 or Chapter 11 trustee; and shall bind any Person asserting a Claim against the Debtors, and any Persons asserting an Equity Interest in the Debtors, whether or not the Claim or Equity Interest of such Person arose before or after the Petition Date but prior to the Effective Date, whether or not the Claim or Equity Interest is impaired under the Plan, and whether or not such Person has accepted the Plan. Except as provided for in the Plan, all property of the Estates is vested in the Reorganized Debtors, subject to the control of the Plan Administrator, and is free and clear of all liens, Claims and Equity Interests. Notwithstanding the foregoing, nothing provided in this Plan shall be deemed to have granted a discharge to the Debtors or the Reorganized Debtors.

     11.3.     CONTINUATION OF AUTOMATIC STAY.

               Pursuant to section 362(c) of the Bankruptcy Code and with the exceptions noted therein, the automatic stay applicable pursuant to section 362(a) shall continue in full force and effect unless otherwise specified herein.

SECTION 12.    RETENTION OF CLAIMS

     12.1.     DEBTORS' CLAIMS AND OFFSETS.

               Except as expressly provided otherwise herein, the Debtors, the Reorganized Debtors and the Estates shall retain any and all Retained Claims and Defenses. The Plan Administrator may, but shall not be required to, exercise all rights of offset and recoupment (if any) and all rights (if any) existing under section 502(d)
of the Bankruptcy Code with respect to any Claim and the payments to be made pursuant to the Plan in respect of such Claim, and may assert any Claim or cause of action of any nature whatsoever that the Debtors may have had against the holder of such Claim, but the failure to do so shall not constitute a waiver of such Claim.

      12.2. WAIVER OF CERTAIN PREFERENCE ACTIONS

            Notwithstanding the foregoing Section 12.1 or any Retained Claims and Defenses described in Schedule 1.74, neither the Debtors, the Reorganized Debtors, nor the Estates shall seek to recover from any creditor holding a Claim in Class C or Class C-1 any transfer which may be avoidable as a preference under section 547 of the Bankruptcy Code, if and to the extent the proceeds of such recovery would result in a payment on account of Claims in Class D or Class E or Equity Interests in Class F; provided, however, that the Debtors do not waive the right to assert a defense or objection to a Class C or Class C-1 Claim that exists pursuant to section 502(d) of the Bankruptcy Code. The Debtors and the Reorganized Debtors, on behalf of the Estates and all creditors of the Estates, hereby waive and release the right (if any) to recover from creditors holding Claims in Class C and Class C-1 preferential transfers which may be avoidable under section 547 of the Bankruptcy Code, but such waiver and release shall be effective only to the extent that (a) all Allowed General Unsecured Claims in Class C and Convenience Claims in Class C-1 are paid in full; (b) the Debtors' Officers' Settlement Agreement has become effective; and (c) the Class C Disputed Claims Reserve has been funded with an amount sufficient to pay all Disputed General Unsecured Claims and Disputed Convenience Claims in full, if such Disputed Claims were to become Allowed Claims in the amounts asserted by the holders thereof.

Section 13. RETENTION OF JURISDICTION

      13.1. JURISDICTION OF THE BANKRUPTCY COURT.

            On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, and related to the Cases for, among other things, the following purposes:

            (a) To hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

            (b) To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on the Confirmation Date;

            (c) To ensure that Distributions to holders of Allowed Claims are accomplished as provided herein;

            (d) To consider and determine Claims or the allowance, classification, priority, compromise, estimation or payment of any Claim or Equity Interest;

            (e) To hear and determine all applications of retained Professional Persons for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

            (f) To enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

            (g) To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Plan, the Plan Agreements, the Confirmation Order, or any other order of the Bankruptcy Court;

            (h) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, any Plan Agreement, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

            (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any Plan Agreement, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

               (j) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan and the Plan Agreements or to maintain the integrity of the Plan and the Plan Agreements following consummation, including (without limitation) all matters affecting the Plan Administrator and any successor thereto;

               (k) To hear and determine any disputes regarding the Plan Administrator, the Oversight Committee or its members, or disputes concerning the Budget or Post-Effective Date Claims, to authorize the Plan Administrator or the Oversight Committee to take certain actions consistent with the Plan, the Plan Agreements, and the Confirmation Order, and to hear and determine all applications of retained Professional Persons for awards of compensation for services rendered and reimbursement of expenses incurred after the Effective Date to the extent required by Section 16.2;

               (l) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

               (m) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

               (n) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code; and

               (o)  To enter a final decree closing the Cases.

Section 14.    THE OVERSIGHT COMMITTEE

     14.1.     FORMATION OF THE OVERSIGHT COMMITTEE.

               The Oversight Committee shall be formed on the Effective Date and shall consist of the members of the Creditors' Committee as of the Effective Date. Any member of the Oversight Committee who is a creditor and whose Claim is paid in full or disallowed in its entirety by Final Order shall be deemed to have resigned from the Oversight Committee.

     14.2.     SURVIVAL OF CREDITORS' COMMITTEE

               The Creditors' Committee shall continue as the Oversight Committee until termination of the Oversight Committee under Section 14.6 of this Plan.

     14.3.     RIGHTS, POWERS AND DUTIES OF THE OVERSIGHT COMMITTEE.

               (a) Powers of Oversight Committee, Generally. After the Effective Date, the Oversight Committee shall continue to have all the rights, powers and duties of the Creditors' Committee, and shall also have power that includes, but is not limited to: (i) selecting successor or replacement members for the Oversight Committee; (ii) requesting the Plan Administrator to take action or refrain from taking action, including replacement of a Plan Administrator subject to the procedures in Section 5.12; hereof; (iii) inclusion in the Limited Notice List and receiving certain notices under this Plan,
          (iv) applying for final applications of fees and expenses for members of and Professional Persons retained by the Creditors' Committee; and
          (v) reviewing and, if appropriate, prosecuting objections to final allowance of compensation and reimbursement of expenses sought by Professional Persons. The Oversight Committee shall be governed by the Creditors' Committee bylaws in effect on the Effective Date, and shall have the power to further amend such bylaws in accordance with the terms of such bylaws. On or after the Effective Date of this Plan, the Oversight Committee shall have the discretion, but not any obligation, by majority vote, to select up to two (2) additional members of the Oversight Committee, or to replace with successors any Oversight Committee member who no longer serves, such selection to be made in accordance with the bylaws from creditors holding Allowed Claims in Class C. Wherever the Plan calls for the consent of the Oversight Committee, such consent shall not be unreasonably withheld, and shall be determined by majority vote of the members of the Oversight Committee.

               (b) Waiver of Conflicts of Interest Regarding Plan Administrator. Each member of the Oversight Committee shall be deemed on the Effective Date to have irrevocably waived and agreed not to assert any actual or potential conflict of interest (if applicable) which may arise (i) solely because the Plan

     Administrator was (A) before the Effective Date a Professional Person engaged by the Debtors, or (B) was or is involved before or after the Effective Date in some other matter not related to the Debtors or the Estates, or (ii) in connection with any Retained Claims and Defenses that the Debtors, the Estates, or the Reorganized Debtors may assert against said Oversight Committee member.

          (c) Indemnification. The Oversight Committee shall have an adequate opportunity to investigate the possibility of obtaining liability insurance for the Oversight Committee. If the Oversight Committee elects to purchase such insurance, the Budget shall be amended to provide for, and the Estates shall pay, reasonable premiums for such insurance, not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate for the Oversight Committee. Neither the Oversight Committee nor any Oversight Committee member shall be liable to any individual Creditor, and shall be liable only to the Estates and the Oversight Committee, for acts or omissions related to performance of his or its duties for the Estates after the Effective Date. Except as aforesaid, each of the Oversight Committee and its members shall be defended, held harmless, and indemnified by the Estates and the Reorganized Debtors against any and all losses, claims, costs, expenses, and liabilities (including legal fees and expenses) asserted by any Person other than the Estates or the Oversight Committee and any costs of defending any action brought by any Person other than the Estates or the Oversight Committee to which they may be subject, if they acted in good faith and in a manner that each such Oversight Committee or Oversight Committee member reasonably believed to be in the best interests of the Estates and in the absence of willful misconduct or gross negligence, and, in the case of a criminal proceeding, the Oversight Committee or the Oversight Committee member had no reasonable cause to believe its or his conduct was unlawful. This indemnity is intended to be and shall be interpreted as providing indemnity to the fullest extent permissible under California law, or, to the extent Delaware law is determined to apply, the fullest extent permissible under Delaware law. No indemnification shall be made under this section: (i) in respect of any claim, issue or matter as to which the Oversight Committee or Oversight Committee member shall have been adjudged to be liable to the Estates or the Oversight Committee in the performance of his duty to the Estates, unless and to the extent that the Bankruptcy Court shall determine upon application that, in view of all the circumstances of the case, the Oversight Committee or Oversight Committee member is fairly and reasonably entitled to indemnity for expenses and then only to the extent the Bankruptcy Court shall determine; or (ii) of amounts settling or disposing of an action without Bankruptcy Court approval; or
     (iii) of expenses incurred in defending an action settled or disposed of without Bankruptcy Court approval. The rights to indemnity hereunder shall continue as to a former Oversight Committee member who has ceased to be a Oversight Committee member and his heirs, executors, and administrators. Nothing in this Section 14.3(c) shall be deemed to create or grant any duty, liability, standard of care, or indemnity for any actions or omissions by the Oversight Committee or any Oversight Committee member, or any officer, employee, Professional Person or agent engaged by any of them, which actions or omissions occurred before the Effective Date.

          (d) Conflict of Interest. Each member of the Oversight Committee shall disclose to the Plan Administrator and the Oversight Committee any facts that might establish a conflict of interest with that member on any matter considered by the Oversight Committee. If the Oversight Committee is required to consider a matter upon which one or more members have an actual or potential conflict of interest, the Oversight Committee shall meet in executive session and the members with whom there is a conflict shall be recused. A quorum and majority shall be determined and members shall vote as though those members with whom the conflict exists were not members of the Oversight Committee.

     14.4. PLAN ADMINISTRATOR'S AUTHORITY TO PURSUE CLAIMS AND RIGHTS

          The Plan Administrator shall make the initial determination of (i) which Claims against the Estates are objectionable; (ii) whether to assert any Retained Claim or Defense against any Person; and (iii) defenses, counterclaims, offsets, or recoupments to any Scheduled or filed Claims, and the Plan Administrator shall pursue or defend such objections and actions. The Plan Administrator shall consult with the Oversight Committee about whether and how to pursue any of the Retained Claims and Defenses, and the Plan Administrator shall pursue or defend such Retained Claims and Defenses the Plan Administrator deems appropriate, with the consent of the Oversight Committee (which consent shall not be unreasonably withheld). The Plan Administrator may retain Professional Persons (including but not limited to Professional Persons who are or were formerly or concurrently employed by the Debtors, the Reorganized Debtors, the Creditors' Committee, or the Oversight Committee) willing to represent the Estates in pursuit of any of the Retained Claims and Defenses on a full or partial contingency fee basis or other performance-based compensation arrangement or an hourly compensation arrangement, as the Plan

Administrator may agree with said Professional Person, subject to approval by the Bankruptcy Court, which may be obtained after ten (10) days notice to the Limited Notice List. If the Plan Administrator declines (after written request from the Oversight Committee) to prosecute any objection, claim, defense, counterclaim, offset or recoupment, the Oversight Committee may seek authority to prosecute such objection, claim, defense, counterclaim, offset or recoupment in accordance with Section 15.

     14.5. EMPLOYMENT AND COMPENSATION OF OVERSIGHT COMMITTEE AND PROFESSIONALS.

          (a) The Oversight Committee upon approval by the Bankruptcy Court of an Order approving retention, after ten (10) days notice to the Limited Notice List, may retain counsel to assist and advise it. The Estates shall compensate the Oversight Committee's Professional Persons in accordance with the procedures set forth in Section 16.2, provided that the fees and expenses of such Professional Persons for the Oversight Committee incurred after the Effective Date shall not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate other than fees and expenses arising from or relating to the Oversight Committee's prosecution of any claim objection, Claim, defense, counterclaim, offset or recoupment as set forth in Section 14.4.

          (b) Oversight Committee members shall serve without compensation, but shall be entitled to reimbursement of their reasonable and necessary, actual out of pocket expenses. Oversight Committee members shall submit a detailed invoice to the Plan Administrator, with a copy to other Oversight Committee members, which invoice shall be paid within thirty (30) days of the submission thereof. If the Plan Administrator or another Oversight Committee member objects to a portion of the invoice, the Plan Administrator shall timely pay the undisputed portion of the invoice and shall reserve monies in the amount of the disputed invoice pending resolution of the objection by (i) written agreement between the member submitting the invoice and the Plan Administrator (or other objecting party), or (ii) determination of the disputed amount by the Bankruptcy Court pursuant to a Final Order.

     14.6. TERMINATION OF OVERSIGHT COMMITTEE.

               The Oversight Committee shall be dissolved and its members discharged upon the earlier to occur of the date on which (i) all Allowed Class C General Unsecured Claims and Allowed Class C-1 Convenience Claims have been paid in full and all Disputed General Unsecured Claims and Disputed Class C-1 Convenience Claims have been resolved or determined by Final Order, and (ii) the Final Distribution Date with respect to Allowed Class C General Unsecured Claims and Allowed Class C-1 Convenience Claims has occurred and all remaining fees and expenses of Professional Persons retained by the Oversight Committee shall have been paid in full or otherwise disallowed by Final Order of the Bankruptcy Court.

Section 15.    NOTICE TO INTERESTED PARTIES OF SETTLEMENTS AND DISPUTE
               RESOLUTIONS

               In the event that either the Plan Administrator or the Oversight Committee (i) proposes to enter into an agreement, settlement, compromise, sale, assignment or adjustment or otherwise take an action on behalf of the Estates where the net impact on the Estates is greater than Ten Thousand Dollars ($10,000) per instance, or (ii) requests instructions from the Bankruptcy Court with respect to authority to undertake certain actions or to refrain from taking actions under this Plan, the Confirmation Order or the Plan Agreements, where the net impact on the Estates is greater than Ten Thousand Dollars ($10,000) per instance, then the Plan Administrator or the Oversight Committee, as the case may be, proposing such action shall transmit to the other and its counsel and to the Limited Notice List a written notice summarizing the proposed action, and the recipients of such notice shall have fifteen (15) days to transmit a written objection thereto. If a written objection is timely made and the Plan Administrator, the Oversight Committee and the objecting party are unable promptly to resolve the dispute, such matter shall be heard and determined by the Bankruptcy Court, subject to availability on the Bankruptcy Court's calendar, upon not less than five (5) calendar days' notice to the objecting party, the Plan Administrator and the Oversight Committee members. Absent timely objection, a proposed agreement, settlement, compromise, sale, assignment, adjustment, amendment, modification, or other action shall be binding on the Estates and the Debtors without the necessity for approval by the Bankruptcy Court; provided, however, the Plan Administrator or the Oversight Committee may, in their respective discretion, seek a Bankruptcy Court order for approval of any matter.

Section 16. COMPENSATION AND REIMBURSEMENT OF PROFESSIONAL PERSONS

     16.1.     PRE-EFFECTIVE DATE COMPENSATION.

               All Fee Claims and all requests by Professional Persons for compensation or reimbursement of expenses incurred or for services rendered before the Effective Date, under sections 327, 328, 330, 331, 503(b)(2), 1103 and/or 1107(b) of the Bankruptcy Code, and for fees and expenses incurred after the Effective Date in preparing and presenting such requests for compensation and reimbursement of expenses, except to the extent otherwise ordered by the Bankruptcy Court, shall file an Application for Final Allowance of Compensation and Expenses (collectively, the "Final Fee Applications") no later than thirty
(30) days after the Effective Date of the Plan. The Plan Administrator shall, within forty-five (45) days after the Effective Date, prepare a notice of the Final Fee Applications and obtain from the Bankruptcy Court a hearing date for the Final Fee Applications and a date by which all objections to Final Fee Applications must be filed and served. Notice of Final Fee Applications, the hearing date on the Final Fee Applications and the last date to object to Final Fee Applications will be filed and served on the United States Trustee, persons on the Limited Notice List and all Professional Persons who file Final Fee Applications.

     16.2.     POST-EFFECTIVE DATE COMPENSATION.

               Professional Persons retained by the Plan Administrator and/or the Oversight Committee shall be entitled to payment of their post-Effective Date fees and reimbursement of expenses on a monthly basis. Professional Persons shall mail or deliver (i) by the twentieth (20th) day of each month, a detailed statement of unpaid fees and expenses for the preceding month to the Plan Administrator and the Oversight Committee and (ii) a summary statement to Persons on the Limited Notice List. Any objection to payment of all or any portion of such fees and expenses must be submitted in writing to the Plan Administrator, the Oversight Committee and the requesting Professional Person no later than 15 calendar days after mailing of the statement. If no objection to the requested fees and expenses is timely submitted, the Plan Administrator shall promptly pay the requested amount in full. If any party objects to any portion of the fees or expenses submitted by any Professional Person, the Plan Administrator shall pay the undisputed portion of such fees and expenses and shall reserve the amount of the disputed fees and expenses pending resolution of said objection by (i) agreement between the party requesting such fees and expenses and the disputing party, or (ii) determination of the disputed amount by the Bankruptcy Court pursuant to a Final Order. Professional Persons shall not otherwise be required to file formal applications for Bankruptcy Court approval of post-Effective Date fees and expenses.

Section 17. MISCELLANEOUS PROVISIONS

     17.1.     AMENDMENTS AND MODIFICATIONS.

               (a) Plan Modifications. Following entry of the Confirmation Order, the Plan may be amended, modified or supplemented by the Plan Administrator in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct, only with the consent of the Oversight Committee. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Plan Administrator, with the consent of the Oversight Committee, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Plan Agreements or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan. No post-Confirmation Date modification of the Plan, the Plan Agreements or the Confirmation Order shall be effective without either (i) written consent of the Plan Administrator and the Oversight Committee, or
     (ii) notice and at least seven (7) days opportunity to object and request a hearing to the Plan Administrator, the Oversight Committee, and the Limited Notice List.

               (b) Other Amendments. Prior to the Effective Date, the Proponents may make appropriate technical adjustments and modifications to the Plan or the Plan Agreements, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests, and provided, further, any material amendments or modifications to this Plan or the Plan Agreements require (i) at least seven (7) calendar days' notice to the Creditors' Committee,

     NewsCorp, the representatives of the Subordinated Claims in Schedule 1.78, and the Debtors' Officers, and (ii) an order of the Bankruptcy Court.

     17.2.     GOVERNING LAW.

               Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent otherwise provided in the Plan, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

     17.3.     NOTICES.

               All notices, requests, and demands to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

               To the Debtors, by addressing to counsel at:

     O'Melveny & Myers LLP
     153 East 53rd Street
     New York, New York 10022
     Attention:     Adam C. Harris, Esq.
     Telephone:     (212) 326-2182
     Facsimile:     (212) 326-2061

               To the Plan Administrator, at:

     FTI Consulting, Inc.
     Business Recovery Services Group
     199 Fremont Street
     San Francisco, CA 94105
     Attention:     Mr. Paul Weber
     Telephone:     (415) 498-5000
     Facsimile:     (415) 498-5100

               To Creditors' Committee or the Oversight Committee, by
                    addressing to counsel at:

     Murphy Sheneman Julian & Rogers, P.C.
     101 California Street, 39th Floor
     San Francisco, CA 9411
     Attention:     Margaret Sheneman
                    Keith A. McDaniels
     Telephone:     (415) 398-4700
     Facsimile:     (415) 421-7879

Dated:    San Francisco, California
          September 10, 2002


                                        PLAN PROPOSED BY:

                                        OMNISKY CORPORATION

                                        By: /s/
                                        Name:     Scott M. Wornow
                                        Title:    Co-Chief Restructuring Officer

                                        OMNISKY INTERNATIONAL, LLC

                                        By: /s/
                                        Name:     Scott M. Wornow
                                        Title:    Co-Chief Restructuring Officer

                                        NORWAY ACQUISITION CORPORATION

                                        By: /s/
                                        Name:     Scott M. Wornow
                                        Title:    Co-Chief Restructuring Officer

                                        NOMAD IQ, INC.

                                        By: /s/
                                        Name:     Scott M. Wornow
                                        Title:    Co-Chief Restructuring Officer

                                        PREPARED BY:

                                        PETER OBSTLER (S.B. #171623)
                                        ADAM C. HARRIS, Pro Hac Vice
                                        ROBERT E. WINTER, Pro Hac Vice
                                        O'MELVENY & MYERS LLP

                                        By: /s/

                                             Robert E. Winter

                                        Attorneys for OmniSky Corporation, et
                                        al., Debtors and Debtors in Possession

                                 SCHEDULE 1.74
                          RETAINED CLAIMS AND DEFENSES(2)

      The Debtors, the Estates, and the Reorganized Debtors preserve the right to pursue or defend against any and all of the following:

      "Retained Claims and Defenses" means, except to the extent any Claim, cause of action or defense has been released or waived or assigned or settled pursuant to this Plan or pursuant to a Plan Agreement, all Claims, causes of action, and defenses, including: counterclaims; rights of offset or recoupment; objections to Claims; objections to the validity, priority, amount, allowance, or classification of any Claim including those arising under Bankruptcy Code
Section 502(d); rights to seek equitable, statutory, or contractual subordination of Claims; and avoidance and recovery of prepetition or postpetition transfers (including but not limited to those arising under Code sections 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, and 553 of the
Bankruptcy Code) and those Claims, causes of action, and defenses against, arising out of, or relating to any matters listed below:

            a) All Claims, causes of action and defenses against any Person who is or was a past or present investment banker, financial advisor or investment advisor of Debtors, including but not limited to Credit Suisse First Boston Corporation, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith Barney, Inc., DLJdirect Inc., Deutsche Bank, E*Offering, Invemed Associates, Merrill Lynch, Prudential Securities, Robertson Stephens and US, Bancorp Piper Jaffray, and including objections to or actions to avoid or subordinate any Claims arising from contracts or relationships with respect to such Persons;

            b) All Claims, causes of action, defenses, rights of offset or recoupment, fraudulent transfer claims, avoidance and recovery of preferential transfers and other bankruptcy avoidance actions including those set out in Schedule 3.A in the Statement of Financial Affairs filed by the Debtors on December 19, 2001 (the "Statement of Financial Affairs") and all rights and remedies including contractual subordination, statutory or equitable subordination of claims, against or with respect to News Corporation Limited, and its affiliates, subsidiaries, successors, assigns, representatives and agents;

            c) All Claims, counterclaims, causes of action, defenses, rights of offset or recoupment, fraudulent transfer claims, bankruptcy avoidance actions, remedies of contractual, statutory or equitable subordination, and all rights and remedies against or with respect to the NM IQ Claim, and the lawsuit pending in New York Supreme Court which is referred to in the NM IQ Claim;

            d) All Claims, counterclaims, causes of action, defenses, rights of offset or recoupment, fraudulent transfer claims, bankruptcy avoidance actions, remedies of contractual, statutory or equitable subordination, and all rights and remedies against or with respect to the IPO Laddering Claim, and the lawsuit pending in United States District Court which is referred to in the IPO Laddering Claim;

            e) If the NewsCorp Settlement Agreement does not become effective, all defenses, objections to, counterclaims, rights of set off or recoupment, and remedies of contractual or equitable or statutory subordination against NewsCorp and the NewsCorp Claims;


            f) If the Debtors' Officers' Settlement Agreement does not become effective, all defenses, objections to, counterclaims, rights of set off or recoupment, and remedies of contractual or equitable or statutory subordination against Debtors' Officers and the Debtors' Officers' Claims.

            g) To the extent not included in (c) and (d) above, all Claims, counterclaims, causes of action, defenses, rights or offset or recoupment, fraudulent transfer claims, bankruptcy avoidance actions, remedies of contractual, statutory or equitable subordination, and all rights and remedies against or with respect to the Subordinated Claims (as defined in Section 1.81 hereof) or which arises out of or is related to any lawsuit, arbitration, mediation, administrative proceedings or Claims which is either (1) for damages arising from rescission of a purchase or sale of a security of the Debtors, for damages from the purchase or sale of any security of the Debtors, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim, (2) subordinated by contract, or (3) equitably subordinated by order of the Bankruptcy Court.


____________________

(2) The Debtors reserve the right to amend or modify Schedule 1.77 in their discretion at any time up to and including the Exhibit Amendment Date.

     h) All Claims, counterclaims, causes of action, defenses, rights of setoff or recoupment, rights of indemnity, contribution, or reimbursement, and rights or remedies of subordination arising out of or related to any lawsuit, arbitration, mediation, or administrative proceedings described in the Schedule of Litigation as set forth in Schedule 4.A in the Statement of Financial Affairs, which includes but is not limited to the following:

CASE CAPTION                DATE ACTION          COURT         PROOF OF      AMOUNT OF
                             COMMENCED                         CLAIM NO.       CLAIM
Inquiry Letter from the     July 31, 2000        FTC           Not Filed              N/A
Federal Trade
Commission

Julia Butterfly Hill v.     July 6, 2000         USDC NDCA     Not Filed              N/A
AT&T Corporation,
OmniSky Corporation et
al.

Leon Stambler v. RSA        February 2, 2001     USDC DE       Not Filed              N/A
Security Inc., OmniSky
Corporation et al.

Fallon McElligot v.         April 3, 2001        USDC MN       Not Filed              N/A
OmniSky Corporation

OmniSky Corporation v.      May 21, 2001         Not Listed    Not Filed              N/A
PSINet, Inc.

Harry Kolassa v.            Not Listed           USDC SDNY        118        $106,000,000
OmniSky Corporation et
al.

Exile on Seventh, LLC v.    November 2, 2001     SF Sup. Ct.       86          $85,779.95
OmniSky Corporation

Pacific Computer            October 11, 2001     SF Sup. Ct.        9          $56,746.60
Expansions, Inc. v.
OmniSky Corporation

          i) All rights, Claims, causes of action and defenses for coverage in or under any and all insurance policies or surety bonds issued to or on account of or for the benefit of the Debtors or under which any one of the Debtors is the insured or the beneficiary;

          j) All rights, Claims, causes of action and defenses in or under any insurance policies or surety bonds, with respect to any loss claims, theft claims, fire loss claims or damage claims at any time arising against any Person;

          k) All claims, causes of action, objections, defenses, rights to refunds, duties of mitigation, turnover, recoupment or offset with respect to any present or former landlords, lessors, sublessees or sublessors, or parties to leases or subleases or executory contracts with the Debtors arising out of or related to prepetition or postpetition overpayments of rent, maintenance and other charges or any letters of credit or security deposit posted for the benefit of any lessor or sublessor of real property or personal property, including but not limited to Equity Office Partner-One Market, L.L.C., One Market, Spear Tower, Ste. 725, San Francisco, CA 94105; Handspring, 189
Bernardo Avenue, Mountain View, CA 94303, and McCandless Limited, 360 S. San Antonio Road, Suite 14, Los Altos, CA 94022;

          l) All Claims, counterclaims, causes of action and defenses arising out of or related to amounts due the Debtors by any Person for accounts receivable, work in progress, invoices issued or due, deposit refund claims, chargebacks, rebates, insurance premium adjustments, refunds, goods delivered, services rendered, or money had and received, to the extent not previously transferred or assigned to EarthLink, Inc., including without limitation Claims against Amazon.com, AT&T Wireless Services, Inc., Barak A. Berkowitz, Cellco Partnership DBA Verizon Wireless, CompUSA, Inc., Data Vision, Office Depot, Inc., PC Connection, Staples, Inc., and Tigerdirect, Inc.;

          m) Except to the extent released under the Debtors' Officers' Settlement Agreement or the NewsCorp Settlement, all Claims, causes of action and defenses against the current and/or past officers, and/or directors of the Debtors, or any of them, including but not limited to: Patrick S. McVeigh; Barak
A. Berkowitz; Lawrence S. Winkler; James J. Obot; David Oros, Michael D. Dolbec; Jacob A. Ner-David; Neville J. Street; Elan Amir; Michael J. Malesardi; David K. Rensin; Scott M. Wornow; Lachlan K. Murdoch; Stephen Diamond, Thomas Wheeler, Janice M. Roberts; and Timothy Weller, Scot Briggs, Kurt Higgins, Didier Diaz, Andy Simms, Ron Gould, Douglas Haslam, Kristine Stebbins, and Ray Cleeman, for all Claims, causes of action and defenses including, but not limited to: breach of duty, negligence, mismanagement and/or excessive compensation, together with all claims, recoveries, and proceeds of and rights in and under any insurance policies therefore, and all claims and causes of action, including bankruptcy avoiding powers, against any present or former officer or employee of the Debtors on account of payments of salary, severance pay, termination pay, forgiveness or waivers of promissory notes or debts, employee benefits, or other compensation which the Debtors paid or became obligated to pay within four (4) years prior to the Petition Date, including those payments to insiders appearing on Schedule 3.B of the Statement of Financial Affairs;

          n) All defenses, counterclaims, third party claims, offset claims, rights of recoupment, causes of action for equitable, statutory, or contractual subordination, indemnity claims, claims for reimbursement or indemnity, and coverage claims arising out of or related to any property of the Estates or any Claim against the Debtors, whether based on the Code or any applicable law or contract or tort;

          o) All Claims and rights to object to Claims related to taxes, and rights to file tax returns and amended returns and to seek tax determinations, including, without limitation, adjustments to or refunds of or disallowance of Claims for property taxes on assessed property or assets abandoned by the Estates, tax loss carryback claims, net operating loss claims, determinations of basis or depreciation, overpayment claims, offset and counterclaims;

          p) All Claims, causes of action and defenses against or with respect to financial institutions and any other Person for the turnover of funds of, or due to, the Estates, including but not limited to cash collateral or pledged securities accounts with banks which issued letters of credit for any of the Debtors' accounts, including but not limited to holders of any Secured Claims;

          q) All rights, causes of action, defenses, Claims, powers, privileges, licenses, and permits of the Estates and the Debtors, including any interest of the Debtors or the Estates as an owner, user, licensee or licensor of any patent, copyright, trademark, trade name software, mask work, or other intellectual property, and any actions with respect to infringement thereof;

          r) All causes of action, Claims and defenses arising under the Plan, the Plan Agreements and the Bankruptcy Code;

          s) All Claims, causes of action, and defenses arising under or related to any product warranty, service warranty, or representation of merchantability issued by or in favor of Debtors; and

          t) All objections to Claims or Administrative Expense Claims, and all causes of action and defenses arising under or related thereto, which have been or may hereafter be filed by the Debtors, the Reorganized Debtors, the Creditors' Committee, or the Oversight Committee or any of their Professional Persons, before or after the Effective Date, with respect to any Claim.

                                 SCHEDULE 1.78
                            SUBORDINATED CLAIMS(3)

     Any and all Claims which the following Persons or their authorized representatives had, has, or may now or in the future assert against the Debtors or the Reorganized Debtors, whether or not filed or Scheduled.

     1. IPO Laddering Claim. During July, 2001, individuals claiming to represent purported classes of similarly situated purchasers of OmniSky securities filed actions in the United States Court for the Southern District of New York alleging damages relating to the Prospectus and Registration Statement filed in connection with OmniSky's initial public offering. A proof of claim alleging in excess of $106 million in damages as of the Petition Date was filed by the Stamell & Schager, LLP law firm on behalf of the Plaintiffs' Executive Committee in connection with the suit captioned Harry Kolassa, On Behalf of Himself and All Others Similarly Situated v. OmniSky Corp., Credit Suisse First Boston Corporation, Chase Securities, Inc., Donaldson Lufkin & Jenrette Securities Corporation, Salomon Smith Barney, Inc., Patrick S. McVeigh, Lawrence
S. Winkler and Michael J. Malesardi, Index No. 01-CV-6660, in the United States District Court for the Southern District of New York. The IPO Laddering Claim seeks damages in connection with the initial public offering of OmniSky common stock.

     2. NM IQ Claim. A proof of claim was filed by the Wolf Haldenstein Adler LLP law firm on behalf of NM IQ LLC, as claimant, in the amount of $41,125,000 based on the lawsuit captioned NM IQ LLC v. OmniSky Corporation, Patrick S. McVeigh, Lawrence S. Winkler, and Ray Cleeman, Case No. 01-605806, in the Supreme Court of the State of New York, County of New York. The NM IQ Claim relates to the acquisition of NomadIQ Ltd. by OmniSky through the January 2001 merger in which the securities of NomadIQ Ltd were exchanged for OmniSky common stock.


_____________________________________
(3) The Debtors reserve the right to amend or modify Schedule 1.81 in their discretion at any time up to and including the Exhibit Amendment Date.

                                 SCHEDULE 9.1A
                EXECUTORY CONTRACTS AND LEASES TO BE ASSUMED(4)

- Mellon Investor Services (transfer agent); Service Agreement for Transfer Agent Services by and between Mellon Investor Services (formerly ChaseMellon Shareholder Services) and OmniSky Corporation, dated August 9, 2000.


______________________________
(4) The Debtors reserve the right to amend or modify Schedule 9.1A in their discretion at any time up to and including the Exhibit Amendment Date.

                                 SCHEDULE 9.1B
                EXECUTORY CONTRACTS AND LEASES TO BE REJECTED(5)

                    OMNISKY CORPORATION COMMERCIAL CONTRACTS

CONTRACT PARTNER                        NAME OF AGREEMENT                            DATE
-----------------------------------------------------------------------------------------
2Roam, Inc.                   Alliance and Mutual Referral Agreement               1/3/01
-----------------------------------------------------------------------------------------
AlterEgo Networks, Inc.       Referral and Marketing Agreement                     3/9/01
-----------------------------------------------------------------------------------------
Blue Wolff, Inc.              Referral and Marketing Agreement                    3/15/01
-----------------------------------------------------------------------------------------
BlueKite.com, Inc.            Distribution and Technology License Agreement        6/4/01
-----------------------------------------------------------------------------------------
Brience, Inc.                 Referral and Marketing Agreement                    1/11/01
-----------------------------------------------------------------------------------------
Certicom Corp.                Marketing Agreement                                 6/26/01
-----------------------------------------------------------------------------------------
Convergys Corporation         Trademark License Agreement                         9/29/01
-----------------------------------------------------------------------------------------
DigiTerra, Inc.               Consulting Agreement                               11/20/00
-----------------------------------------------------------------------------------------
DoubleClick, Inc.             Wireless Advertising Network Affiliate Agreement    9/28/00
-----------------------------------------------------------------------------------------
Enfora, Inc.                  Enfora API General Licensing Agreement              3/26/01
-----------------------------------------------------------------------------------------
Enfora, Inc.                  Referral and Marketing Agreement                    6/20/01
-----------------------------------------------------------------------------------------
Enkata Technologies, Inc.     Beta License Agreement for Enkata Action Software   8/23/01
-----------------------------------------------------------------------------------------
Equity Office Properties      Office Lease Agreement                              7/27/00
-----------------------------------------------------------------------------------------
Handspring                    Software License Agreement (Blazer)                 2/21/01
-----------------------------------------------------------------------------------------
Hewlett-Packard               Development and Bundling Agreement plus Amendment   8/25/00
                              and Addendum
-----------------------------------------------------------------------------------------
HQ Global Workplaces           Master Officer Service Agreement                   12/2/99
(terminated 10/12/01)
-----------------------------------------------------------------------------------------
News Corporation Limited      Heads of Agreement                                  4/18/00
-----------------------------------------------------------------------------------------
News Corporation Limited      Exchange Agreement                                   6/4/01
-----------------------------------------------------------------------------------------

-----------------------------
(5) The Debtors reserve the right to amend or modify Schedules 9.1B in their discretion at any time up to and including the Exhibit Amendment Date.

CONTRACT PARTNER                 NAME OF AGREEMENT                     DATE
----------------                 -----------------                     ----

Novatel Wireless, Inc.           Referral Agreement                    2/22/01

Public Safety Group, Inc.        Referral and Marketing Agreement      2/5/01

Qualcomm Incorporated            Memorandum of Understanding (SDK)     5/7/01

Return Path, Inc.                ECOA Network Membership Agreement     7/23/01

Security, Inc.                   Master Services Agreement             9/18/01

SiteRock Corporation             Letter Arrangement & Standard         9/10/01
                                  Business Terms

SkyGo, Inc.                      Referral and Marketing Agreement      4/27/01

Synchrologic, Inc.               Referral and Marketing Agreement      2/28/01

Synergy Solutions, Inc.          Distribution Agreement                11/12/99

ThinAirApps                      Referral and Marketing Agreement      3/16/01

TRG Products                     Engineering Design Services           8/19/99
                                  Agreement

UltiVerse Technologies, Inc.     Referral and Marketing Agreement      7/5/01

Veriprise Wireless Corporation   Referral and Marketing Agreement      1/31/01

vVault Corporation               File Management Services Agreement    2/8/01

Wavelink Corporation             Referral and Marketing Agreement      6/14/01

WindWire Corporation             Referral and Marketing Agreement      3/14/01

Zamba Corporation                Professional Services Agreement

--------------------------------------------------------------------------------


                              OMNISKY CORPORATION

                        CONTENT DISTRIBUTION AGREEMENTS
--------------------------------------------------------------------------------
CONTENT PARTNER                                                        DATE
----------------                                                       ----
AltaVista Shopping.com                                                 4/25/00

BroadwayOnline.com (formerly Theatre.com)                            not dated

MapQuest                                                               4/10/00

Moviefone, Inc.                                                        4/7/00
--------------------------------------------------------------------------------

Vault                                                                 not dated


RETAIL PARTNER NAME                                    TYPE OF CONTRACT
Amazon.com                                             IOL and Vendor Manual
AT&T                                                   Retailer Agreement
CDW                                                    Standard IOL
CelPro                                                 Standard IOL
Comark (Enterprise)                                    Standard IOL
Comp USA                                               Standard IOL
CompuCom (Enterprise)                                  Standard IOL
Data Vision                                            Standard IOL
Franklin Covey                                         Standard IOL
Fry's Electronics                                      Vendor Agreement (coupled with IOL).
Hartford Computer (Enterprise)                         Standard IOL
IGO.com                                                Standard IOL
Insight                                                Standard IOL
J&R                                                    Standard IOL
Micro Center                                           Standard IOL
MobilePlanet                                           Standard IOL
Office Depot                                           Standard IOL
PalmGear                                               Standard IOL
PC Connection (Enterprise)                             Standard IOL
Public Safety Group (PSG)                              Standard IOL
RCS                                                    Standard IOL
Staples                                                Vendor Program Agreement (coupled with IOL).
Tiger Direct                                           Standard IOL

     RETAIL PARTNER NAME                      TYPE OF CONTRACT
-------------------------------      --------------------------------
Ubiquio                               Standard IOL
Verizon                               Standard IOL


   PARTY                                                                CONTRACT
-----------              ----------------------------------------------------------------------------------------------------------
Patrick S.               That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation
McVeigh                  and Patrick McVeigh ("McVeigh") (the "McVeigh Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth McVeigh's terms of employment (the "McVeigh
                         Employment Terms") as Chairman of the Board and Chief Executive Officer of OmniSky Corporation, each being amended and restated by that certain Amended and Restated Executive Employment Agreement dated October 1,
                         2001, as further amended by that certain Letter Agreement dated  December 5, 2001.

Lawrence                 That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation
S. Winkler               and Lawrence Winkler ("Winkler") (the "Winkler Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth Winkler's terms of employment (the "Winkler
                         Employment Terms") as Chief Financial Officer of OmniSky Corporation, each being amended and restated by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain Letter Agreement dated December 5, 2001.

Elan Amir                That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation and Elan Amir ("Amir") (the "Amir Change of Control Agreement"), as supplemented by that certain Letter
                         Agreement dated May 10, 2001 setting forth Amir's terms of employment (the "Amir Employment Terms") as
                         Chief Technology Officer of OmniSky Corporation, each being amended and restated by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain
                         Letter Agreement dated December 5, 2001.

Michael J.               That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation
Malesardi                and Michael Malesardi ("Malesardi") (the "Malesardi Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth Malesardi's terms of employment (the "Malesardi
                         Employment Terms") as Vice President and Controller of OmniSky Corporation, each being amended and restated
                         by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain Letter Agreement dated December 5, 2001.

Scott M.                 That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation
Wornow                   and Scott M. Wornow ("Wornow") (the "Wornow Change of Control Agreement"), as supplemented by that certain
                         Letter Agreement dated May 10, 2001 setting forth Wornow's terms of employment (the "Wornow Employment
                         Terms") as Vice President and General Counsel of OmniSky Corporation, each being amended and restated
                         by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain Letter Agreement dated December 5, 2001.

Raymond                  That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation
Cleeman                  and Raymond Cleeman ("Cleeman") (the "Cleeman Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth Cleeman's terms of employment (the "Cleeman
                         Employment Terms") as Vice President and Treasurer of OmniSky Corporation, each being amended and restated
                         by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain Letter Agreement dated December 5, 2001.

                                  EXHIBIT 5.2
                        PLAN ADMINISTRATION AGREEMENT(6)






                         PLAN ADMINISTRATION AGREEMENT

                                      FOR

                                 Paul J. Weber











---------
(6) The Debtors reserve the right to amend or modify Exhibit 5.2 in their discretion at any time up to and including the Exhibit Amendment Date.

                         PLAN ADMINISTRATION AGREEMENT

                               TABLE OF CONTENTS

Recitals

I.   Definitions
II.  Plan Administration
III. Rights, Powers, and Duties of the Plan Administrator
IV.  Rights Powers & Duties of Creditors and the Committee
V.   Tax Matters
VI.  Miscellaneous Provisions

Schedule 1:    Summary of Initial Budget
Schedule 2:    Compensation and Expenses of Plan Administrator

                         PLAN ADMINISTRATION AGREEMENT

     This PLAN ADMINISTRATION AGREEMENT is entered into by and among (1) OmniSky Corporation ("OmniSky") and certain of its affiliated entities (7) (collectively, the "Reorganized Debtors", formerly Debtors and Debtors-in-Possession), (2) the Committee (as defined below), and Mr. Paul J. Weber ("Plan Administrator") as the Plan Administrator, pursuant to the First Amended Joint Liquidating Plan of Reorganization dated [September __], 2002 (the "Plan"). This Agreement is deemed dated and effective as of the Effective Date of the Plan. Capitalized terms not expressly defined herein have the meanings ascribed to them in the Plan, unless the context otherwise requires a different meaning.

                                    RECITALS

     This Agreement is a Plan Agreement and is entered into in connection with the Plan, which was confirmed by the entry of the Confirmation Order on _________________, 2002, by the Bankruptcy Court in the Reorganization Cases.

     The Plan provides that the Estates created in the Reorganization Cases are to be substantively consolidated as of the Effective Date, and provides for the appointment of a Plan Administrator to facilitate the orderly liquidation of the Estates, the administration of the Reorganization Cases and the effectuation of the Plan.

     This Agreement sets forth the terms and conditions that will govern the management of the Estates and the authority of the Plan Administrator.

     Mr. Weber is a member of FTI Consulting, Inc. ("FTI"), which acquired the Business Recovery Services Group ("BRS") of PricewaterhouseCoopers LLC on or about September 1, 2002.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, the Plan Administrator, the Reorganized Debtors, and the Committee agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

     1.1  CERTAIN ADDITIONAL DEFINED TERMS. For purposes of this Agreement:

                  (1) "AGREEMENT" means this Agreement, as originally executed or as amended from time to time in accordance with the terms of this Agreement and the Plan.

                  (2) "COURT ORDERS" means all orders of the Bankruptcy Court pertaining to the Reorganization Case, including the Confirmation Order, as such orders may come into effect from time to time.

                  (3) "COMMITTEE" means the Oversight Committee appointed pursuant to the Plan.

                  (4) "COMMITTEE BYLAWS" means the bylaws adopted by the Official Committee of Unsecured Creditors and adopted by the Oversight Committee on the Effective date.

                  (5) "CREDITORS" means those Persons who hold Claims against the Estates.

                  (6) "PLAN ADMINISTRATOR" means Mr. Paul J. Weber appointed as the initial Plan Administrator pursuant to Section 5.3 of the Plan and each of his successors, if any, appointed pursuant to Section 5.3 of the Plan and this Agreement.

                  (7)  "BRS" means the Business Recovery Services Group of FTI.

------------------------
(7) The subsidiaries are OmniSky International, LLC, Norway Acquisition Corporation, and NomadIQ, Inc.

1.2.      GENERALLY.

                 (a) Wherever required by the context of this Agreement, the masculine gender includes the feminine and neuter genders, and vice versa, if appropriate, words importing the singular number include the plural number, and vice versa, and the words "person," "persons" or "entity" include an individual, corporation, partnership, joint venture, or other form of association; and

                 (b) Unless otherwise specified, references to Sections or Articles are references to the Sections and Articles of this Agreement.

                                  ARTICLE II.
                              PLAN ADMINISTRATION

2.1. PURPOSE OF PLAN ADMINISTRATION AGREEMENT. This Agreement is entered into pursuant to the Plan for the purpose of effecting an orderly liquidation of the Estates and for distributing the proceeds of assets of the Estates in the manner set forth in the Plan.

2.2       APPOINTMENT AND ACCEPTANCE OF PLAN ADMINISTRATOR. In accordance with
          Section 5.3 of the Plan, Mr. Paul J. Weber has been engaged and appointed as the sole Plan Administrator for each of the Estates and all Estates, to supervise the management, liquidation, and Distribution of the assets of the Estates subject to the conditions set forth in this Agreement, the Plan and the Court Orders. Mr. Weber is willing to accept, and hereby accepts, the appointment to act and serve as Plan Administrator of the Estates and to supervise the administration of the assets of the Estates and distributions on account of Claims pursuant to the terms of this Agreement, the Plan and Court Orders.

2.3. TERMINATION OF THIS AGREEMENT. This Agreement shall terminate upon the Distribution or other disposition of all assets of the Estates, the satisfaction of all Allowed Claims consistent with the Plan, the rendering of a final accounting, the conclusion of the administration of the Estates, and (pursuant to order of the Bankruptcy Court) the closing of the Reorganization Cases.

                                  ARTICLE III.
              RIGHTS, POWERS, AND DUTIES OF THE PLAN ADMINISTRATOR

3.1. MANAGEMENT. Subject to the terms of this Agreement, the Plan and Court Orders, the Plan Administrator shall take charge of the assets of the Estates and shall endeavor to collect, conserve, protect, and liquidate, or otherwise convert into cash, all claims, causes of action, and assets of the Estates and all such other property incidental thereto as may hereafter be acquired from time to time by the Estates. To this end, subject to the Plan, the Plan Administrator shall manage the affairs for the Estates, shall have authority to enter into agreements binding the Estates, and shall execute, acknowledge, and deliver any and all instruments which are necessary, required, or deemed by the Plan Administrator to be advisable in connection with the performance of the Plan Administrator's duties under this Agreement and the Plan, all in a manner consistent with this Agreement, the Plan, and the Confirmation Order. The Plan Administrator is charged with the duty to obtain settlements or determinations of Disputed Claims, distribute available Cash to Creditors holding Allowed Claims, and conclude the administration of the Estates as efficiently and quickly as possible, consistent with the provisions of the Plan and this Agreement.

3.2 POWERS OF THE PLAN ADMINISTRATOR. As provided in the Plan, the Plan Administrator is the representative of the Estates and hereby accepts his appointment under Bankruptcy Code sections 1123(b)(3) and 1129(a)(5). Except as otherwise provided in this Agreement and subject to the Plan and Court Orders, the Plan Administrator shall possess all rights and powers possessed by a trustee appointed under Bankruptcy Code. In connection with the management and use of the assets of the Estates, the Plan Administrator, without limitation of his power and authority and except as otherwise expressly provided in this Agreement or the Plan, shall do the following:

               (a) collect and distribute the assets of the Estates in accordance with the terms of this Agreement and the Plan;

               (b) endorse notes or other obligations and make contracts with respect thereto;

(c) manage, control, sell (for cash, deferred payments, or other consideration), transfer, convey, exchange, partition, divide, improve, and repair any or all property of the Estates, in any manner which the Plan Administrator deems appropriate or advisable; provided, however, that all assets of the Estates which are Cash shall be invested by the Plan Administrator in investments permitted under the Plan and the Bankruptcy Code;

(d) collect and receive any and all monies and other property of whatever kind and nature whatsoever due, owing, or belonging to the Estates, and give full discharge and acquittance therefore;

(e) abandon any asset of the Estates in accordance with the Plan when, in the Plan Administrator's reasonable business judgment, such abandonment is in the best interests of the Estates, and once abandoned, such property and any rents, issues, profits, proceeds, and products thereof derived thereafter shall forever cease being property of the Estates;

(f) consistent with the Plan, pay, settle, or otherwise compromise any debts, Claims, costs, liabilities, expenses and other obligations and charges of the Estates or against the Estates, including, without limitation, interest, taxes, assessments, and other charges, public or private, of every kind and nature, including the claims, costs, charges, expenses and liabilities arising out of, and associated with, the execution, administration, or operation of the Estates;

(g) carry insurance of the kinds and in the amounts which the Plan Administrator, in his reasonable business judgment, considers advisable or appropriate, at the expense of the Estates, to protect the assets of the Estates against any loss, damage, destruction, or liability;

(h) sell, transfer, assign, vote and give proxies to vote any securities which are assets of the Estates;

(i) consistent with the Plan, initiate, litigate, defend, object to, implead, compromise, submit to arbitration, interplead, or discharge and release, at the expense of the Estates, any Claims against the Debtors, the Reorganized Debtors, the Estates, the assets of the Estates, or the Plan Administrator, including Claims and Disputed Claims provided for in the Plan, the Retained Claims and Defenses and any other Claims, suits, or other actions, whether at law or in equity, relating to the Plan Administrator, the Estates, the Reorganized Debtors, or the Debtors, or the operation or administration thereof, or any interest of the Estates which the Plan Administrator, in his reasonable business judgment, considers advisable;

(j) notwithstanding any other provision of applicable law, determine which books and records of the Estates should be permanently or temporarily preserved and make appropriate provision for the temporary or permanent preservation of such records, and the disposal or abandonment of books and records when, in the Plan Administrator's reasonable business judgment, abandonment or disposal is in the best interests of the Estates;

(k) cause to be prepared, review, approve, consent to, or refuse to consent to any tax returns for the Debtors or the Estates;

(l) prosecute, defend, commence or continue litigation or arbitration, compromise, or settle any and all Retained Claims and Defenses; and

(m) consult with the Committee, make reports to the Committee, call for and participate in meetings of the Committee, and poll Committee members on matters affecting the Estates consistent with Sections 14.4 and 15 of the Plan.

3.3. COURT APPROVALS; NOTICE AND OPPORTUNITY FOR HEARING. Notwithstanding the foregoing and any provision of the Bankruptcy Code, the Plan Administrator may sell any asset of the Estates, or compromise any Claim against the Estates, or settle any Retained Claim and Defense of the Estates, with or without a noticed hearing, but only in accordance with, and as set forth in, Section 15 of the Plan.

3.4. BUDGET AND PAYMENT OF EXPENSES. Subject to the provisions of the Plan and this Agreement and, consistent with the Budget, as it may be revised under the Plan, the Plan Administrator shall pay from the assets of the Estates any and all debts, Claims, costs, liabilities, expenses, and other obligations and charges of the Estates, including, without limitation, interest, taxes, assessments, and other charges, public or private, of every kind and nature, and the claims, cost, charges, expense, fees and expenses of Professional Persons, and liabilities arising out of and associated with the creation, execution, operation, or administration of the Estates and such other payments and disbursements as the Plan Administrator may reasonably deem a proper charge against the Estates. The Plan Administrator may establish and provide for reserves out of the assets of the Estates to be used for such amounts as the Plan Administrator reasonably may determine to be necessary to meet present or future liabilities of the Estates, whether fixed or contingent, and whether known or unknown by the Plan Administrator at the time such reserves are established. Payment of Estates obligations shall at all times be consistent with the provisions of the Court Orders and the Plan. Notwithstanding anything to the contrary herein, neither the Estates nor the Plan Administrator shall be obligated to pay any post-Effective Date expense or cost of any kind which was incurred without the express prior consent of the Plan Administrator (except such Claims, Administrative Expenses, and Post-Effective Date Claims provided for under the Plan).

     3.4.1. INITIAL BUDGET. The Committee and the Plan Administrator have agreed on a detailed Budget of cash to be reserved or paid out by the Estates during the first twelve (12) months following the Plan Effective Date (the "Initial Budget")(excluding Distributions on account of Class C General Unsecured Claims and Class C-1 Convenience Claims and excluding amounts for litigation costs necessary to prosecute Retained Claims and Defenses and objections to Claims). Attached hereto as Schedule 1 is a Summary of the Initial Budget which is agreed between the Committee and the Plan Administrator.

     3.4.2. VARIANCES. All expenditures of the Estates related to the Post-Effective Date Claims described in the Budget shall be consistent with the Budget, provided:

                         (a) variations in timing are permitted, e.g., receipts may be realized earlier or later than, and expenses may be paid earlier or later than, the dates estimated in the Budget, subject to this Section 3.4.2.; and

                         (b) With respect to the overall Budget for Post Effective Date Claims, there is allowed a variance of up to 10% each month, provided the Plan Administrator shall report any such variance to the Committee.

     3.4.3. MODIFICATIONS TO BUDGET. Subject to Plan Section 5.2(d), modifications of or departures from the Budget may be permitted only with the consent of the Plan Administrator and consent of the Committee, by majority vote. The Plan Administrator shall consult with the Committee on other revisions to and extensions of the Budget as he deems reasonably prudent based on developments in the administration of the Estates.

     3.4.4. OTHER REQUESTS. Notwithstanding that an expense is or is not in the Budget, the Committee may vote by majority vote to request prospectively that the Plan Administrator spend funds or refrain from spending funds, with regard to a particular item or action and the Plan Administrator shall comply with the request if he agrees. If the Plan Administrator disagrees with the request, the Committee or the Plan Administrator may file a motion with the Bankruptcy Court for further instructions and/or authorization to the Plan Administrator which motion shall be served and determined pursuant to the procedures in Article VIII of the Plan.

3.5. DISBURSING AGENT, RESERVES, CASH MANAGEMENT. The Plan Administrator may act as the Disbursing Agent under the Plan or the Plan Administrator may appoint as Disbursing Agent a bank or Poorman-Douglas (the Claims Agent). The Plan Administrator shall maintain appropriate reserves, including for Disputed Claims, in accordance with the Plan. The Plan Administrator shall use his reasonable efforts to cause the Disbursing Agent to make prompt and timely Distributions, and to avoid undue prolongation of the duration of the Estates and the Reorganization Cases.

       3.5.1. [INTENTIONALLY OMITTED.]

       3.5.2 BANKING RELATIONS. The Plan Administrator may contract with a bank or other financial institution to maintain custody and safekeeping of Cash of the Estates, and to act as investment advisor and funds manager for the Estates.

3.6. EMPLOYMENT OF PROFESSIONAL PERSONS. Professional Persons will be employed and paid in accordance with the Plan.

3.7. EMPLOYMENT OF AGENTS. The Plan Administrator may select and employ brokers, banks, custodians, investment advisors, and agents, including the Disbursing Agent, the Claims Agent, and members and associates of BRS, on behalf of the Estates ("Agents"). Subject to prior consultation with the Committee, the Plan Administrator may employ such Agents without regard to the prior or concurrent employment of any Agent by any Creditor, the Committee, the Official Committee of Unsecured Creditors or the Debtors. Subject to Sections 5.4, 14.4 and 14.5 of the Plan with regard to employment of and payments to Professional Persons, the Plan Administrator may pay the salaries, fees, and expenses of such Agents out of the assets of the Estates without notice to or the approval of the Bankruptcy Court, the United States Trustee, or any Creditor. All payments to Agents shall be disclosed in the quarterly reports to the Committee pursuant to Section 3.8. hereof.

       3.7.1. MONTHLY INVOICES. Each Agent shall be paid monthly in arrears. Said Agent shall prepare an itemized invoice which shall be sent to the Plan Administrator and to the counsel and chair of the Committee. On the eleventh (11th) calendar day after the mailing of the invoice, the Plan Administrator may pay the Agent such compensation and reimbursement of expenses as are consistent with this Agreement, provided that no objection to any such invoice has been received by the Plan Administrator. The Committee or any Committee member may object to any invoice in a writing sent to the Plan Administrator, the Committee members, and the Agent who is the subject of the objection. In the case of an objection, the portion of the fees and expenses that are not subject to the objection shall be paid pursuant to this section 3.7.1.

       3.7.2. OBJECTIONS. Any timely objection to any Agent's fees and expenses may either (1) be resolved by agreement of the Plan Administrator, majority vote of the Committee, and the agreement of the Agent who is the subject of the objection, or (2) upon motion to the Bankruptcy Court, to be determined as a core proceeding.

3.8.   RECORDS AND REPORTING.

       3.8.1. RECORDS. The Plan Administrator shall maintain good and sufficient books and records of account relating to the assets of the Estates, all transactions undertaken by the Plan Administrator, all expenses incurred by or on behalf of the Estates, and all Distributions under the Plan or this Agreement.

              (i) QUARTERLY REPORTS. Each quarter, commencing with the quarter ending December 31, 2002, the Plan Administrator shall send to the Securities and Exchange Commission, the U.S. Trustee, each member of the Committee, counsel for the Committee, Debtors; counsel and Persons on the Limited Notice List, the Post-Confirmation Quarterly Report required by the United States Trustee.

     3.8.2. RIGHT TO REVIEW. Committee member shall be excluded by reason of actual or alleged conflict from receiving the quarterly or annual reports, except that counsel for the Committee or the Plan Administrator shall be entitled to seek a determination by the Bankruptcy Court if it does not agree with the Plan Administrator regarding the existence of an actual or alleged conflict and a protective order.

     3.8.3. TAX INFORMATION. The Plan Administrator shall furnish to the Creditors such information and returns with respect to any federal and state tax as shall be required by law.

     3.8.4. ADDITIONAL REPORTS AND FILINGS. The Plan Administrator shall prepare and distribute such additional reports as the Plan Administrator may deem useful or necessary and that may be necessary to cause the Plan Administrator to be in compliance with applicable law.

     3.8.5. ADDITIONAL INFORMATION. The Plan Administrator shall provide to any Creditor, at the expense of such Creditor, such information in the possession of the Plan Administrator concerning the Estates as may be reasonably requested in writing and for a purpose reasonably related to such requesting Creditor's interest in the Estates, provided that nothing herein shall require the Plan Administrator to disclose to any Person any matter which is or may be covered by attorney-client privilege, joint prosecution or defense privilege, attorney work product doctrine, confidential settlement discussions, confidentiality agreements, or confidential commercial information or trade secrets.

3.9. LIABILITY OF PLAN ADMINISTRATOR AND OTHERS.

     3.9.1. STANDARD OF CARE. Except in the case of willful misconduct or gross negligence, neither the Plan Administrator, the Committee, nor any Committee member, nor any Agent of any of the foregoing, shall be liable to the Estates for any loss or damage by reason of any action taken or omitted by any of them pursuant to the discretion, power, and authority conferred by this Plan Administration Agreement, the Plan, the Plan Agreements, or Court Orders.

     3.9.2. NO LIABILITY FOR ACTS OF PREDECESSORS. Except as provided in the Plan or applicable law, neither the Plan Administrator, nor any of the officers, employees, consultants, independent contractors, Professionals Persons or Agents engaged by the Estates, shall be personally liable for (i) the acts or omissions of any predecessor Plan Administrator, or (ii) the acts or omissions of Debtors prior to the Effective Date, or (iii) for the acts or omissions of any officers, directors, employees, Agents, or Professional Persons engaged by the Debtors before the Effective Date, except with respect to the Person who actually performed such act or omission, or (iv) the acts or omissions of any Creditor or the Committee or any Committee member.

     3.9.3. NO COMMITTEE LIABILITY FOR DEBTOR. Neither the Committee nor any Committee member shall be personally liable for the acts or omissions of the Debtors' board of directors, any Estate, any Person employed by the Estates, the Debtors, any other Creditor, or the acts or omissions of the Reorganized Debtors' officers, directors, employees, Agents, or Professional Persons.

     3.9.4. NO IMPLIED OBLIGATIONS. No implied covenants or obligations of the Plan Administrator shall be read into this Agreement except for those which are in the Plan or Court Orders. Subject to the Plan, the Plan Administrator shall have no duties or obligations to the Debtors or the Reorganized Debtors except as set forth in the Plan, the Plan Agreements, and Court Orders. Except as set forth in Section 3.8 hereof and those duties set forth in the Plan or any Plan Agreement, the Plan Administrator shall not be responsible for any obligations or duties of Debtors or Reorganized Debtors with respect to corporate governance, corporate reporting, or provision of information for securities law compliance.

     3.9.5. ADVICE OF PROFESSIONALS AND AGENTS. In the exercise or administration of any powers granted under this Agreement or the Plan, or in the performance of any of the duties and obligations of the Plan Administrator, the Plan Administrator may consult with and act directly or through any Professional Person or Agent. The Plan Administrator shall be entitled to rely in good faith on the advice or opinion of any Professional Person or Agent, so long as such advice or opinion pertains to matters that the Plan Administrator may reasonably presume to be within the scope of such Professional Person's or Agent's expertise.

     3.9.6. PLAN ADMINISTRATOR AND COMMITTEE AS AGENTS. The Plan Administrator and each Committee member shall be deemed to be the agents of the Estates and the Reorganized Debtors, and shall be deemed to be acting for and in the place of the Estates and the Reorganized Debtors, in taking any action or omitting to take any action pursuant to or in furtherance of the discretion, power, and authority conferred upon each of them, respectively, by this Agreement, the Plan, the Plan Agreements, or Court Orders.

     3.9.7. PROFESSIONAL LIABILITY INSURANCE. The Plan Administrator represents that the Plan Administrator is adequately covered by professional liability insurance. The Estates shall have no obligation to purchase any professional liability insurance, errors and omissions insurance, or directors and officers insurance for Plan Administrator. The Estates shall have no obligation to reimburse Plan Administrator for any premiums on account of insurance policies carried by Plan Administrator.

     3.9.8.    [Intentionally Omitted.]

     3.9.9. INDEMNIFICATION OF PLAN ADMINISTRATOR. The Plan Administrator shall not be liable to any individual Creditor, and shall be liable only to the Estates, for acts or omissions related to performance of his or their duties for the Estates after the Plan Effective Date. Except as aforesaid, the Plan Administrator shall be defended, held harmless, and indemnified by the Reorganized Debtors and the Estates against any and all losses, claims, costs, expenses, and liabilities (including legal fees and expenses) asserted by any Person other than the Reorganized Debtors and any costs of defending any action brought by any Person other than the Reorganized Debtor to which the Plan Administrator may be subject if, in each case, the Plan Administrator acted in good faith and in a manner the Plan Administrator reasonably believed to be in the best interests of the Estates, and in the absence of willful misconduct or gross negligence, and, in the case of a criminal proceeding, the Plan Administrator did not have reasonable cause to believe the conduct was unlawful. This indemnity is intended to be and shall be interpreted as providing indemnity to the fullest extent permissible under California law, or, to the extent Delaware law is determined to apply, the fullest extent permissible under Delaware law. No indemnification shall be made under this section: (i) in respect of any claim, issue or matter as to which the Plan Administrator shall have been adjudged to be liable to the Estates in the performance of his duty to the Estates, unless and to the extent that the Bankruptcy Court shall determine upon application that, in view of all the circumstances of the case, the Plan Administrator is fairly and reasonably entitled to indemnity for expenses and then only to the extent the Bankruptcy Court shall determine; or (ii) of amounts settling or disposing of an action without Bankruptcy Court approval; or (iii) of expenses incurred in defending an action settled or disposed of without Bankruptcy Court approval. The rights to indemnity hereunder shall continue as to a Person who has ceased to be a Plan Administrator, and his heirs, executors, and administrators.

     3.9.10. INDEMNIFICATION OF PERSONS EMPLOYED BY ESTATES. None of the employees, independent contractors, Professional Persons or Agents engaged by the Estates or the Reorganized Debtors or the Committee shall be liable to any individual Creditor, and shall be liable only to the Estates, for acts or omissions related to performance of his duties for the Estates after the Plan Effective Date. Except as aforesaid, the officers, employees, Professional Persons or Agents engaged by the Reorganized Debtors or the Committee shall be defended, held harmless, and indemnified by the Estates against any and all losses, claims, costs, expenses, and liabilities (including legal fees and expenses) asserted by any Person other than the Estates or the Committee and any costs of defending any action brought by any Person other than the Estates or the Committee to which they may be subject if they acted in good faith and in a manner that each such Person reasonably believed to be in the best interests of the Estates, and in the absence of willful misconduct or gross negligence, and, in the case of a criminal proceeding, the Person had no reasonable cause to believe the conduct of the Person was unlawful. This indemnity is intended to be and shall be interpreted as providing indemnity to the fullest extent permissible under California law, or, to the extent Delaware law is determined to apply, the fullest extent permissible under Delaware law. No indemnification shall be made under this section: (i) in respect of any claim, issue or matter as to which the Person shall have been adjudged to be liable to the Estates in the performance of his duty to the Estates, unless and to the extent that the Bankruptcy Court shall determine upon application that, in view of all the circumstances of the case, the Person is fairly and reasonably entitled to indemnity for expenses and then only to the extent the Bankruptcy Court shall determine; or (ii) of amounts settling or disposing of an action without Bankruptcy Court approval; or (iii) of expenses incurred in defending an action settled or disposed of without Bankruptcy Court approval. The rights to indemnity hereunder shall continue as to a Person who has ceased to be an employee, independent contractor, Professional Person, or Agent engaged by the Estates, the Reorganized Debtors, or a Committee, and his heirs, executors, and administrators.

     3.9.11. NO INDEMNITY FOR PAST ACTIONS. Nothing in this Section 3.9 shall be deemed to create or grant any duty, liability, standard of care, or indemnity for any actions or omissions by Mr. Paul J. Weber, PwC, FTI, the Debtor, or any officer, employee, Professional Person or agent engaged by any of them, which actions or omissions occurred before the Plan Effective Date.

3.10. ESTATES' CONTINUANCE. The death or incompetency, resignation, or removal of a Plan Administrator shall not operate to terminate the Estates, nor to revoke any existing agency created pursuant to the terms of this Agreement, nor to invalidate any action previously taken by the Plan Administrator. In the event of the resignation or removal of the Plan Administrator, such resigned or removed Plan Administrator shall (a) promptly execute and deliver such documents, instruments, and other writing as may be reasonably requested by the successor Plan Administrator to effect the termination of the departing Plan Administrator's capacity under this Agreement and the conveyance of the Plan Administration authority then held by the departing Plan Administrator to the successor Plan Administrator; and (b) otherwise assist and cooperate in effecting the assumption of this obligations and functions by such successor Plan Administrator.

3.11. EFFECT ON THIRD PARTIES. There is no obligation on the part of any party conducting business with the Plan Administrator or any Professional Person or Agent of the Plan Administrator to see to the application of any consideration passing to the Plan Administrator or any Professional Person or Agent, or to inquire into the validity, expediency, or propriety of any such transaction by the Plan Administrator or any Professional Person or Agent of the Plan Administrator.

3.12. COMPENSATION OF PLAN ADMINISTRATOR. The Plan Administrator shall be entitled to compensation and reimbursement of expenses as an expense of the Estates, consistent with Schedule 2 attached hereto. The fees and expenses of the Plan Administrator are included in the Initial Budget and shall be as set forth on Schedule 2 hereto. For all purposes, the Plan Administrator shall be deemed an agent and independent contractor with respect to the Estates and not an employee of the Debtors or the Estates. The expenses of the Plan Administrator shall be consistent with the Budget, as it may be amended and extended under Section 3.4.3 hereof. The Plan Administrator may pay the reasonable hourly rates and expenses of members and associates of the BRS group of PwC or FTI as Agents under Section 3.7 hereof, consistent with the terms of Schedule 2 hereof.

3.13. RIGHTS AND POWERS OF SUCCESSOR PLAN ADMINISTRATOR. Any successor Plan Administrator may be appointed under the Plan shall immediately succeed to all title of the Plan Administrator and all powers, rights, discretions, obligations, immunities, and indemnifications of the Plan

       Administrator under this Agreement; provided that the Committee and the successor Plan Administrator may agree to a different fee amount and Budget.

3.14. CONFLICTING CLAIMS. In the event the Plan Administrator becomes aware of any disagreement or conflicting Claims with respect to the assets of the Estates, or if the Plan Administrator in good faith is in doubt as to any action that should be taken under the Plan or any Plan Agreement, the Plan Administrator shall have the right to do any or all of the following:

             (a) Subject to Section 3.5 of this Agreement, to establish or increase reserves of cash or other assets of the Estates, or to temporarily cease all further Distributions of assets of the Estates, until the Plan Administrator is satisfied that such disagreement or conflicting Claims have been resolved; or

             (b) File a motion or adversary proceeding in the Bankruptcy Court seeking a Court order requiring all Persons and parties with conflicting Claims to submit for determination by the Bankruptcy Court their respective Claims arising out of or in connection with the Debtors or the Estates; or

             (c) File any other appropriate motion, request for instructions, or claim for relief in the Bankruptcy Court.

                                  ARTICLE IV.
                                  TAX MATTERS

4.1. INCOME TAX STATUS. The Plan Administrator is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of Debtors, Reorganized Debtors, and the Estates.

4.2. TAX RETURNS AND REPORTS. The Plan Administrator shall cause to be prepared and filed in a timely manner such federal, state or local tax returns as are required by applicable law, and the Estates shall pay any taxes which are Allowed Claims, as shown, as due thereon. Within sixty
       (60) days after the end of each calendar year, the Plan Administrator shall cause to be prepared and mailed to the Creditors (or any other entity which may incur taxes on account of income generated by the Estates) such other information as may be requested in writing to enable to the Creditors, or such entity, to complete federal and state income tax returns.

4.3. WITHHOLDING. The Plan Administrator shall withhold from the amount distributable from the Estates at any time to any Creditor to the extent withholding is required by any law, regulation, rule, ruling, directive, or other governmental requirement. Any amount so withheld shall be treated as having been paid to such Creditor for purposes of the Plan and this Agreement.

4.4. TAX IDENTIFICATION NUMBER. The Plan Administrator may require any Creditor to furnish to the Plan Administrator its employer number or taxpayer identification number as assigned by the Internal Revenue Service, and the Plan Administrator may condition any Distribution to any Creditor upon receipt of such identification number.

4.5. TAX AND FISCAL YEAR. Unless otherwise required by the Internal Revenue Code, the taxable and fiscal year of the Estates shall be the fiscal year of December 31.

                                   ARTICLE V.
                            MISCELLANEOUS PROVISIONS

5.1 APPLICABLE LAW. This Agreement shall be construed, regulated, and administered under the laws of the State of California and the laws of the United States of America, to the extent applicable.

5.2. NO RELATIONSHIP CREATED. Nothing contained herein shall be construed so as to create any association, partnership, or joint venture of any kind.

5.3. INTERPRETATIONS. The enumeration and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting the same. Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural and the plural shall include the singular.

5.4. PARTIAL INVALIDITY. If any provision of this Agreement is held to be illegal, invalid, inconsistent with the Plan, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the provision or by its severance from this Agreement. Furthermore, in lieu of such provision, there shall be deemed to be added automatically to this Agreement a provision as similar in its terms to such provision as may be possible while still being legal, valid, and enforceable.

5.5. ENTIRE AGREEMENT. This Agreement (including the recitals and the Schedules hereto), the Plan, the Plan Agreements, and the Court Orders constitute the entire agreement by and among the parties, and there are no representations, warranties, covenants, or obligations except as set forth herein and therein. This Agreement, the Plan, the Plan Agreements, and the Court Orders supercede all prior and contemporaneous agreements, understandings, negotiations, and discussions, written or oral, if any, of the parties hereto relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein in the Plan or the Court Orders, nothing in this Agreement is intended or shall be construed to confer upon or to give any Person other than the parties hereto and the Creditors any rights or remedies under or by reason of this Agreement.

5.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

5.7. EFFECTIVE DATE. This Agreement, and the authority of the Plan Administrator and the Committee, shall become effective on the Effective Date of the Plan.

5.8. FILING. The Plan Administrator shall file a copy of this Agreement with the Clerk of the Bankruptcy Court, and a memorandum of this Agreement may be recorded in such other governmental office as the Plan Administrator may determine to be necessary or desirable.

5.9. AMENDMENTS. This Amendment may be amended by either: (a) consent of the Plan Administrator and the Committee, acting upon the majority vote of the Committee, so long as such amendment is not inconsistent with the Plan, the Court orders, and other Plan Agreements, or (b) the procedure set forth in Article 17.2 of the Plan.

5.10. JURISDICTION IN THE BANKRUPTCY COURT. As provided in the Plan and the Confirmation Order, the Bankruptcy Court has retained jurisdiction over the Debtors, the Estates, the assets of the Estates, and the Plan Administrator, including, without limitation, the determination of all controversies and disputes arising under, related to, or in connection with this Agreement. With respect to any action or proceeding relating to the interpretation or enforcement of this Agreement, the Committee Bylaws, the Plan or the Court Orders, the Plan Administrator, each Reorganized Debtor, and each Committee, each for itself and on behalf of the Estates, agree that the Bankruptcy Court shall have exclusive jurisdiction and venue to determine such action or proceeding, as a core proceeding and without a jury trial.

5.11. NO ASSIGNMENT. This Agreement and the rights and duties of the Plan Administrator under this Agreement, the Plan, the Confirmation Order, or any Plan Agreement shall not be assigned, delegated or subcontracted to any person and any attempted assignment, delegation or subcontract is void and of no effect. This is a personal services contract between Mr. Paul J. Weber, on the one hand, and the Committee and the Estates on the other hand. The Committee is relying on personal integrity and unique abilities to perform the duties of Plan Administrator.

5.12. WAIVER OF CONFLICTS. In matters totally unrelated to the Estates or the Reorganization Cases, Paul J. Weber or PwC or FTI (collectively "Advisor") may represent persons ("Adverse Persons") with claims against or obligations to, or persons with interests adverse or potentially adverse to the interests of, any member of the Committee, some of which Adverse Persons, claims, obligations, or interests have not been yet identified or have not yet arisen but may be identified or may arise in the future (the "Other Representations"). Mr. Weber's acceptance of the position as Plan

Administrator and this Agreement is conditioned upon the agreement of the Committee and each of its members that, in any other matter not related to the Estates or the Reorganization Cases in which any member of the Committee may be a party in interest as a creditor, debtor, owner, investor, or otherwise. Advisor shall not be disqualified by the Committee or its members, solely by virtue of Mr. Weber's position as Plan Administrator, or by Advisor's pre-Effective Date engagement by the Debtors, from commencing or continuing Other Representations of Adverse Persons, notwithstanding the interests of the Committee, the Committee members, or Creditors of the Estates. Each Committee member agrees that it shall not assert any conflict of interest or seek to disqualify Advisor from such Other Representations which are not related to the Estates or the Reorganization Cases, solely by reason of Mr. Weber's position as Plan Administrator or Advisor's role as Agent, Professional Person or independent contractor for the Estates or the Plan Administrator, or Advisor's pre-Effective Date engagement by the Debtors. The Committee and each Committee member further agrees that it hereby irrevocably waives and shall not assert any actual or potential conflict of interest which may arise solely because Mr. Weber as Plan Administrator may assert against a Committee member any Retained Claim and Defense on behalf of the Debtors, the Reorganized Debtors, or the Estates. Notwithstanding the foregoing, Paul J. Weber and/or Advisor will review any potential litigation to be undertaken by the Estates in connection with any of the twenty (20) largest unsecured creditors of the Estates, and may determine that an actual or apparent conflict of interest precludes their prosecution of a Retained Claim or Defense against such entity. In that circumstance, the Committee shall prosecute such Retained Claim or Defense.

                    (Remainder of page intentionally blank)

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PLAN ADMINISTRATOR:                    FTI CONSULTING, INC.



By: ------------------------           By: ------------------------------
          Paul J. Weber


The Oversight Committee



EXILE ON SEVENTH, LLC


By: -------------------------

Name: -----------------------


      -----------------------

Title: Chairman of the Committee



PACIFIC COMPUTER EXPANSIONS, INC.

By: -------------------------

Name: -----------------------



NETWORK APPLIANCE


By: -------------------------

Name: -----------------------



INSIGHT

By: -------------------------

Name: -----------------------



TBWA/CHIAT/DAY

By: -------------------------

Name: -----------------------

                                   SCHEDULE 1 TO
                         PLAN ADMINISTRATION AGREEMENT

                           SUMMARY OF INITIAL BUDGET


OMNISKY CORPORATION, ET AL.
PLAN ADMINISTRATORS' BUDGET
12 MONTH BUDGET - POST CONFIRMATION

                                        NOTES          TOTAL
Transition Team                           1            $  8,500
Transition Team - Retention Payment       2            $ 28,100
Poorman Douglas                           3            $ 22,500
Consultants                               4            $ 38,000
Oversight Committee Counsel               5            $ 50,000
Oversight Committee Special Counsel       6            $ 40,000
Oversight Committee                       6            $ 10,000
Debtors' Counsel                          7            $ 97,500
Tax Compliance - FEY 2001                 8            $ 60,000
Plan Administrator Fees                   9            $166,250
FTI Consulting - Back Office             10            $ 82,500
Contingency Reserve                      11            $ 31,693
                                                       --------
Total                                                  $635,043
                                                       ========

NOTES:
BUDGET COMMENCES ON EFFECTIVE DATE AND CONTINUES FOR 12 MONTHS THROUGH
ESTIMATED DATE OF FINAL DISTRIBUTION
(1)  Transition team's one month salary (accounting professional).
(2) Retention payments for two accounting and one legal professional. Amounts do not include payments to either Scott Wornow or Michael Malesardi.
(3)  Assumes approximately 6 mailings @ approx $3,750 per mailing.
(4) Assumes Scott Wornow and Michael Malesardi bill at $500 per hour. Time incurred past the first month are estimates and will be actually incurred on a "as needed" basis only.
(5) It is assumed the Oversight Committee Counsel will not exceed approximately $50 thousand.
(6)  Agreed upon fee for Special Counsel to Oversight Committee.
(7)  Estimated amount per Debtors' Counsel.
(8) Estimated tax compliance for FYE December 31, 2001 and final tax return for FYE December 31, 2002.
(9) Estimated fees for Plan Administrator (Mr. Weber) and one FTI Business Recovery Services director.
(10) Fixed fee for claims reconciliation, accounting, estate management, and distribution tracking.
(11) The budget assumes a 5% contingency reserve based on estimated expenses. **** THE ABOVE PROFESSIONAL SERVICES DO NOT INCLUDE POTENTIAL FEES RELATED TO
     CLAIMS LITIGATION. THE PLAN ADMINISTRATOR AND OVERSIGHT COMMITTEE MAY AGREE ON A SEPARATE LITIGATION BUDGET REGARDING PROSECUTING CERTAIN CLAIMS AND DEFENSES AFTER THE EFFECTIVE DATE.

                                 SCHEDULE 2 TO
                         PLAN ADMINISTRATION AGREEMENT

      Compensation and expenses of Mr. Paul J. Weber and BRS group of FTI:

     Hourly Rates. The following hourly rates shall apply for the BRS group of FTI from and after the Plan Effective Date so long as Paul J. Weber is the Plan Administrator.

NAME                                  HOURLY RATE
-------------------------------------------------
Paul J. Weber, Partner                  $550.00
-------------------------------------------------
Andrew Hinkelman, Director              $475.00
-------------------------------------------------

     Back Office. The administration support functions required to complete the liquidation and wind-up of the Reorganized Debtors' Estates will be performed by BRS group at a cost estimated to be $82,500.00 for a twelve month period.

     Expenses. The Plan Administrator and his Agents shall be reimbursed for reasonable out-of-pocket expenses at actual costs, which shall be billed monthly. Out-of-pocket expenses include transportation (airfare at coach rates, car rental, taxicabs), meals and lodging when working outside of the BRS group's office in San Francisco, CA, telephone, facsimile, and mail.

     All out-of-pocket expenses billed after the Plan Effective Date will conform to the Local Guidelines of Bankruptcy Court and the U.S. Trustee for the Northern District of California. Expenses will be itemized by date, person incurring, and type of expense.

                                  EXHIBIT 10.1
                        NEWSCORP SETTLEMENT AGREEMENT(8)

         This NEWSCORP SETTLEMENT AGREEMENT (this "Agreement") is made as of August __, 2002, and shall become effective upon the satisfaction or waiver of the conditions set forth in Section 10 hereof, and is executed and delivered by and among the following parties (collectively, the "Parties"):

         Omnisky Corporation ("Omnisky"), Omnisky International, LLC, Norway
               Acquisition Corporation, and NomadIQ, Inc. (each of whom, together with Omnisky, is collectively referred to as the "Debtors"), each in its corporate capacity and (prior to the Effective Date) as debtors-in-possession in the Cases and (on and after the Effective Date) as Reorganized Debtors; and

         the Official Committee of Unsecured Creditors (the "Creditors'
               Committee") appointed in the Cases, for itself and on behalf of all holders of Allowed Claims in Class C (General Unsecured Claims) and Class C-1 (Convenience Class Claims) under the Plan; and

         The News Corporation Limited, a South Australia corporation and Omni
               Holdings, Inc., a Delaware corporation which is a wholly owned subsidiary of the News Corporation Limited (collectively referred to herein as "NewsCorp"); and

         Mr. Lachlan Murdoch, as an individual and in his capacity as an officer or director of NewsCorp and in his capacity as a director of Omnisky ("Mr. Murdoch").

CONSIDERATION FOR SETTLEMENT.

         The Committee and the Debtors acknowledge and agree that, upon the effectiveness of this Agreement and the satisfaction or waiver of the conditions set forth in Section 10 hereof, and in consideration of NewsCorp's agreement to reduce the amount of its asserted Twenty Nine Million Four Hundred Thousand Dollar ($29,400,000.00) Claim in the Cases, it would not be economically efficient to utilize assets of the Estates in order to seek a recovery from NewsCorp or Mr. Murdoch of possible Released Claims (defined below) which are the subject of the Release set forth in Section 4 hereof. The Committee and the Debtors further acknowledge that no Released Claims may exist and nothing herein shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to any of the Released Claims or as to any fault or liability of NewsCorp or Mr. Murdoch in connection with any of the Released Claims. This Agreement and the consideration therefor are not intended to be, and shall not be deemed to be, any evidence of or any admission of liability or wrongdoing on the part of NewsCorp or Mr. Murdoch.

DEFINED TERMS

         All capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Second Amended Joint Liquidating Plan of Reorganization for the Debtors Under Chapter 11 of the Bankruptcy Code, dated as of September 10, 2002.

         Agreements and Transactions. As used in this Agreement and in the Plan (if applicable), "Agreements and Transactions" means collectively:

         the April 18, 2000 Heads of Agreement between NewsCorp and Omnisky;

         any agreements and/or authorizations by the Omnisky Board of Directors pursuant to which the Omnisky International LLC was formed;

         any agreements pursuant to which NewsCorp and Omnisky made any contributions to Omnisky International LLC;

         the June 4, 2001 Exchange Agreement by and among NewsCorp and Omnisky; and


------------
(8) The Debtors reserve the right to amend or modify Exhibit 10.1 in their discretion at any time up to and including the Exhibit Amendment Date.

          any documents, agreements, transactions, actions or omissions arising in, arising under, or related to the formation, operation, management, funding or bankruptcy filing of any of the Debtors.

          NewsCorp Claims. As used in this Agreement and in the Plan (if applicable) "NewsCorp Claims" means any and all Claims which NewsCorp had, has or may now or in the future have against the Debtors arising out of or related to the Agreements and Transactions, whether such Claims are Filed or Scheduled, including without limitation the Allowed Advertising Claim described in Paragraph 2.D. hereof.

          Allowed Advertising Claim. As used in this Agreement and in the Plan (if applicable), "Allowed Advertising Claim" means the proof of claim filed timely by NewsCorp on June 6, 2002, designated by the Debtors' Claims agent as claim number 00119, a true and correct copy of which is attached hereto as
Exhibit 2.A.

          Murdoch Claims. As used in this Agreement and the Plan (if applicable), "Murdoch Claims" means any and all Claims which Mr. Murdoch had, has, or may now or in the future have against the Debtors or any of them, except to the extent of any coverage provided by any policy of directors and officers liability insurance and except for the Murdoch Excluded Claims (as defined below).

          Murdoch Excluded Claims. As used in this Agreement and in the Plan (if applicable), "Murdoch Excluded Claims" means any Claim which has been or may be asserted against the Debtors or the Reorganized Debtors or any of them by Mr. Murdoch, in his capacity as a director of Omnisky (i) for indemnification, contribution, or reimbursement, whether based on any agreements or applicable law or (ii) resulting from the successful prosecution by any person against Mr. Murdoch of any claim, cause of action, defense, counterclaim which is not a Released Claim under Paragraph 8 of this Agreement, and which is not an Allowed Advertising Claim.

TREATMENT OF NEWSCORP CLAIMS.

          Except as set forth in Paragraph 3.B. of this Agreement with respect to the Allowed Advertising Claim, all other NewsCorp Claims are hereby waived and released and shall not be asserted at any time or in any manner against the Debtors or the Estates or any of them.

ALLOWANCE.

          The Allowed Advertising Claim shall be an Allowed Claim in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) and shall be classified in Class C under the Plan.

CONDITIONAL FURTHER REDUCTION OF NEWSCORP'S ALLOWED ADVERTISING CLAIM.

          If and to the extent that the Allowed Claims in Class C do not receive Distributions under the Plan equal to one hundred percent (100%) of said Allowed Claims, then and to that extent, NewsCorp agrees that it shall further reduce the amount of its claim up to a maximum of One Million Dollars ($1,000,000.00) but only to the extent necessary to cause all Allowed Claims in Class C (including the Allowed Advertising Claim) to receive Distributions equal to one hundred percent (100%) of the Allowed Claims in Class C. In the event that it is necessary to reduce NewsCorp's Allowed Advertising Claim to provide for Distributions equal to one hundred percent (100%) of all Allowed Claims in Class C (including the Allowed Advertising Claim), NewsCorp's Allowed Advertising Claim will not in any way or under any circumstances be reduced to less than Two Million Five Hundred Thousand Dollars ($2,500,000.00).

          In order to effectuate the foregoing Paragraph 3.C.(1), each distribution by the Debtors to holders of Allowed General Unsecured Claims in Class C (including NewsCorp) other than from the Escrow Account (as defined below) shall be calculated on the basis of NewsCorp's Allowed Advertising Claim of Three Million Five Hundred Thousand Dollars ($3,500,000.00). Each such distribution to NewsCorp shall be divided into two (2) parts. The portion of the distribution attributable to Two Million Five Hundred Thousand Dollars ($2,500,000.00) of NewsCorp's Allowed Advertising Claim shall be paid directly to NewsCorp. The portion of the distribution attributable to One Million Dollars ($1,000,000.00) of NewsCorp's Allowed Advertising Claim shall be placed in an escrow account (the "Escrow Account") to be held by the Debtors. The date on which Distributions shall be made out of the Escrow Account (the "Escrow Account Distribution Date") shall be the earlier of (i) the date on which all holders of Allowed General Unsecured Claims shall have received Distributions equal to one hundred percent (100%) of their Allowed Claims in Class C and NewsCorp has received a Distribution equal to Two Million Five Hundred Thousand Dollars ($2,500,000.00) and all Disputed Claims in Classes A, B, and C are determined by Final

Order, or (ii) the final Distribution Date with respect to Allowed General Unsecured Claims. Thereafter, NewsCorp shall receive all amounts available for Distribution from the General Unsecured Fund and the Escrow Account until such time as the balance of the Allowed Advertising Claim has been paid in full. In the event that all holders of Allowed General Unsecured Claims do not receive Distributions equal to one hundred percent (100%) of their Allowed Claims in Class C by the Escrow Account Distribution Date, Distributions out of the Escrow Account shall be made on a pro rata basis to all holders of Allowed General Unsecured Claims, including NewsCorp to the extent of the Two Million Five Hundred Thousand Dollar ($2,500,000.00) portion of its Allowed Advertising Claim. After all holders of Allowed General Unsecured Claims have received Distributions equal to one hundred percent (100%) of their Allowed Claims in Class C and after NewsCorp has received a Distribution equal to one hundred percent of the Two Million Five Hundred Thousand Dollar ($2,500,000.00) portion of its Allowed Advertising Claim and after all Disputed Claims in Classes A, B, and C are determined by Final Order, then any amounts remaining in the Escrow Account shall be distributed to NewsCorp to satisfy the remaining One Million Dollars ($1,000,000.00) of its Allowed Advertising Claim.

TREATMENT OF MURDOCH CLAIMS.

          Except for the Murdoch Excluded Claims, all other Murdoch Claims are hereby waived and released, and shall not be asserted at any time against the Debtors or the Estates. Notwithstanding the foregoing, nothing contained herein shall prejudice the rights of the Debtors, or the Estates to object to any Murdoch Excluded Claim if or when asserted.

NO CLAIM AMENDMENTS.

          NewsCorp and Mr. Murdoch and each of them agree that no additional claims or proofs of claims or amendments to claims shall be filed, asserted, or allowed in excess of the Allowed Advertising Claim, other than with respect to the Murdoch Excluded Claims. Any Claims Filed, Scheduled, or asserted by NewsCorp or Mr. Murdoch which exceed or are different from the Allowed Advertising Claim (other than the Murdoch Excluded Claims) are and shall be disallowed.

AUTHORITY.

          NewsCorp warrants and represents that it is the beneficial owner and holder of the NewsCorp Claims and the Allowed Advertising Claim, and that NewsCorp has not assigned, sold, or transferred any interest therein to any other entity.

LIMITATION ON LIABILITY.

          Mr. Murdoch agrees that his retention and assertion of the Murdoch Excluded Claims (if any) shall be non-recourse to the Debtors, the Reorganized Debtors, the Plan Administrator and the Estates, none of which shall have any personal liability therefor, and shall be limited to and may be asserted only against policies of directors and officers liability insurance in which the Debtors or Reorganized Debtors may have any interest or against persons or entities other than Debtors, Reorganized Debtors, the Plan Administrator, or the Estates.

RELEASE.

          The Debtors, the Debtors-In-Possession, the Reorganized Debtors, and the Estates hereby waive and release NewsCorp and Mr. Murdoch and each of them individually and together with their respective affiliates, subsidiaries, officers, directors, attorneys, accountants, agents and representatives (the "NewsCorp Released Parties") from any and all claims, causes of action, counterclaims, defenses, bankruptcy avoidance powers (including those arising under Bankruptcy Code Sections 510, 542, 543, 544, 546, 547, 548, 550 or 551),
rights of setoff or recoupment, and rights to payment or equitable remedies, whether known or unknown, contingent or noncontingent, matured or unmatured, or liquidated or unliquidated, which the Debtors, the Debtors-In-Possession, the Reorganized Debtors, or the Estates had, has or may now or in the future have against the NewsCorp Released Parties (the "Released Claims"), whether such Released Claims have been or could be asserted on behalf of the Estates by the Debtors, the Debtors-In-Possession, the Reorganized Debtors, the Plan Administrator, the Oversight Committee, or the Creditors' Committee; provided that nothing in this Agreement or the Plan shall be deemed to waive, release or estop (i) any claims arising under section 547 or defenses arising under Section 502(d) of the Bankruptcy Code that may be asserted against an affiliate or subsidiary of NewsCorp (except any officer or director of NewsCorp including, without limitation, Mr. Murdoch) that do not arise out of, do not arise under, or are not related to the Agreements and Transactions, or (ii) any claim, cause of action, defense, right, or remedy which has been asserted or may hereafter be asserted directly, in its or his own name, by or on behalf of any person or entity other than the Debtors, the debtor-in-possession, the Reorganized Debtors, the Estates, the Plan Administrator, the Oversite Committee, or the Creditors' Committee.

          In connection with the release of the Released Claims against the NewsCorp Release Parties, each of the Debtors, the Debtors-In-Possession, the Reorganized Debtors, and the Estates hereby waive and release the effect of California Civil Code Section 1542, and when other laws of similar impact, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

REJECTION OF EXECUTORY CONTRACTS.

          If and to the extent any of the Agreements and Transactions are or could be determined to be executory contracts governed by Bankruptcy Code
Section 365, then said Agreements and Transactions are and shall be rejected as of the Plan Effective Date, under the Plan and pursuant to Bankruptcy Code Sections 365(a) and 1123(b)(2), to the extent said agreement was not terminated or rejected prior to the Plan Effective Date. The effect of such rejection shall not permit or cause any party to such Agreements or Transactions to rescind, recoup, offset, or recover any transfers which may have occurred prior to the Plan Effective Date under or pursuant to said Agreements or Transactions, and any Claims arising from such rejection shall be waived and released as provided in this Agreement.

CONDITIONS TO EFFECTIVENESS.

          This Agreement shall become effective when, but only when, all of the following conditions are satisfied or waived by a written agreement executed by all of the Parties hereto:

          (1) the occurrence of the Effective Date of the Plan;

          (2) this Agreement shall have been approved by order of the Bankruptcy Court, which order may be included in the Confirmation Order for the Plan or pursuant to Fed. R. Bankr. Pro. 9019;

          (3) the entry of orders by the Bankruptcy Court (which may be in the form of one or more stipulations approved by the Bankruptcy Court) either (i) determining that the IPO Laddering Claims and the NM IQ Claims are, pursuant to
Section 510(b) of the Bankruptcy Code, subordinated in right and time of payment, to the payment in full of all Allowed Claims in Class C and Class C-1, and are properly classified in Class E of the Plan, or (ii) disallowing such IPO Laddering Claims and NM IQ Claims in full, or (iii) subordinating pursuant to
Section 510(b) of the Bankruptcy Code and/or disallowing (in whole or in part) the IPO Laddering Claims and the NM IQ Claims such that, after giving effect to such orders, all Allowed Claims in Class C and Class C-1 shall be paid in full before the IPO Laddering Claims and the NMIQ Claims receive any Distribution under the plan; and

          (4) the entry of orders by the Bankruptcy Court (which may be in the form of one or more stipulations approved by the Bankruptcy Court) either (i) determining the Debtors' Officers' Claims are subordinated in right and time of payment, to the payment in full of all Allowed Claims in Class C and Class C-1, and are properly classified in Class D of the Plan, or (ii) disallowing such Debtors' Officers' Claims in full, or (iii) subordinating and/or disallowing (in whole or in part) the Debtors' Officers' Claims such that, after giving effect to such orders, all Allowed Claims in Class C and Class C-1 shall be paid in full before the Debtors' Officers Claims receive any Distribution under the Plan;

          provided, on the date when the last of the conditions described in
Section 10.A. (1) through (4) is satisfied, there is no stay or injunction in effect which delays or effects the effectiveness of the orders or events described in Section 10.A.(1) through (4).

          Notwithstanding the foregoing, this Agreement shall not become effective, and shall be null and void, in the event that either (i) all of the conditions in section 10.A. hereof are not satisfied by November 12, 2002, unless such date is extended in writing signed by the Debtors, the Committee, NewsCorp and Mr. Murdoch, or (ii) the Bankruptcy Court enters an order or orders which, after giving effect thereto (and disregarding any rights of appeal or rehearing), would render the Debtors or the Reorganized Debtors incapable of satisfying the conditions set forth in any clauses of Section
10.A. hereof.

     NewsCorp and Mr. Murdoch agree they shall not vote any claim to reject the Plan and shall not object to confirmation of the Plan and, if the Plan is confirmed, NewsCorp and Mr. Murdoch shall not file any notice of appeal from the Confirmation Order; provided, that the Plan does not contravene and is not inconsistent with this Agreement, and provided, further, that all the conditions in this Section 10 are or will be satisfied by November 12, 2002.

JURISDICTION, VENUE, WAIVER OF JURY TRIAL.

     The Bankruptcy Court shall have exclusive subject matter jurisdiction and in personam jurisdiction to determine as a core proceeding and without a jury trial any motion, application or adversary proceeding to enforce or interpret this Agreement. The Parties hereto and each of them knowingly and voluntarily waive any right to a jury trial of any motion, application, or adversary proceeding to interpret or enforce this Agreement.

NOTICES.

     All notices permitted or required under this Agreement shall be in writing to the addresses set forth in the Plan, or (if to NewsCorp or Mr. Murdoch) the address of: Ira Greene, Esq., Hogan & Hartson LLP, 551 Fifth Avenue, Floor 22, New York, NY, 10176, fax no. (212) 697-6686), and shall be deemed given upon the earlier of: (a) if notice is given by facsimile or by overnight delivery service, the first business day after transmission of facsimile or deposit with the delivery service, or (b) if notice is mailed, the third calendar day after deposit in the United States Mail, first-class postage prepaid. Any person may change the address at which such Person is to receive notices by sending written notice, pursuant to the provisions of this Section, to the Person to be charged therewith.

SUCCESSORS AND ASSIGNS.

     Upon the satisfaction or waiver of the conditions set forth in Section 10 hereof, this Agreement shall be valid and binding upon the Parties and their respective successors and assigns, including, without limitation, the Debtors, the Debtors-In-Possession, the Reorganized Debtors, the Plan Administrator, the Oversight Committee, and the Creditors' Committee.

COUNTERPARTS.

     This Agreement may be executed in counterparts.

ENTIRE AGREEMENT.

     This Agreement represents the entire agreement between the Parties and shall not be modified, except in writing to be countersigned by the Parties or their respective counsel and approved by the Bankruptcy Court.

HEADINGS.

     The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties affix their signatures.

                    Omnisky Corporation

                    By /s/
                    Name: Scott M. Wornow
                    Title: Co-Chief Restructuring Officer

                    Omnisky International, LLC


                    By /s/
                    Name: Scott M. Wornow
                    Title: Co-Chief Restructuring Officer



                    Norway Acquisition Corporation

                    By /s/
                    Name: Scott M. Wornow
                    Title: Co-Chief Restructuring Officer


                    NomadIQ, Inc.

                    By /s/
                    Name: Scott M. Wornow
                    Title: Co-Chief Restructuring Officer

                    Official Committee of Unsecured Creditors

                    By: Chair of the Committee


                    /s/
                    Jim Lightner
                    Chief Financial Officer
                    Exile on Seventh


                    The News Corporation Limited

                    By /s/
                    Title _________________________________________



                    Omni Holdings, Inc.

                    By /s/
                    Title _________________________________________



                    Lachlan Murdoch, an individual

                    By /s/
                    Title _________________________________________

                                  SCHEDULE 2A

                                       TO

                         NEWSCORP SETTLEMENT AGREEMENT

                           ALLOWED ADVERTISING CLAIM

     The "Allowed Advertising Claim" shall be in the minimum amount of $2,500,000 and in the maximum amount of $3,500,000 as set forth in section 3 of this Agreement and is based on the NewsCorp proof of claim attached hereto.

                                  EXHIBIT 10.2
                   DEBTORS' OFFICERS SETTLEMENT AGREEMENT (9)

          This DEBTORS' OFFICERS' SETTLEMENT AGREEMENT is made as of August __, 2002, and shall become effective upon the satisfaction or waiver of the conditions set forth in Section 7 hereof, and is executed and delivered by and among the following parties (collectively, the "Parties"):

          Omnisky Corporation ("Omnisky"), Omnisky International, LLC, Norway
               Acquisition Corporation, and NomadIQ, Inc. (each of whom, together with Omnisky, is collectively referred to as the "Debtors"), each in its corporate capacity and (prior to the Effective Date) as debtors-in-possession in the Cases and (on and after the Effective Date) as Reorganized Debtors ("Debtors"); and

          the Official Committee of Unsecured Creditors (the "Committee") appointed in the Cases, for itself and on behalf of all holders of Allowed Claims in Class C (General Unsecured Claims) and Class C-1 (Convenience Class Claims) under the Plan; and

          the following Debtors' Officers: Patrick McVeigh, Lawrence Winkler,
               Michael Malesardi, Scott Wornow, Elan Amir and Raymond Cleeman.

CONSIDERATION FOR SETTLEMENT.

          The Committee and the Debtors acknowledge and agree that, upon the effectiveness of this Agreement and the satisfaction or waiver of the conditions set forth in Section 7 hereof, and in consideration of, among other things, the Debtors' Officers' agreement to subordinate the Allowed Debtors' Officers' Claims (as defined below) in right and time of payment to and in favor of the payment in full, in cash, of all Allowed Claims in Class C (General Unsecured Claims) and Class C-1 (Convenience Class Claims), on the terms set forth in Sections 3.5 and 3.6 of the Plan, it would not be economically efficient to utilize assets of the Estates to pursue any form of action against, or seek recovery from, the Debtors' Officers of possible Released Claims (as defined below) which are the subject of the Release set forth in Section 4 hereof. The Committee and the Debtors further acknowledge that no Released Claims may exist and nothing herein shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to any of the Released Claims or as to any fault or liability of any of the Debtors' Officers in connection with any of the Released Claims. This Agreement and the consideration therefor are not intended to be, and shall not be deemed to be, any evidence of or any admission of liability or wrongdoing on the part of any of the Debtors' Officers.

DEFINED TERMS

          All capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain First Amended Joint Liquidating Plan of Reorganization for the Debtors Under Chapter 11 of the Bankruptcy Code, dated [September __], 2002, as may be modified by the Confirmation Order (the "Plan").

          Debtors' Officers' Claims. As used in this Agreement and in the Plan (if applicable), "Debtors' Officers' Claims" means any and all Claims which each of the Debtors' Officers had, has or may now or in the future have against the Debtors, whether such Claims are Filed or Scheduled, including without limitation the Allowed Debtors' Officers' Claims and the Excluded Debtors' Officers' Claims, and including any claims arising under or related to the Agreements described on Schedule 4 to this Agreement.

          Allowed Debtors' Officers' Claims. As used in this Agreement and in the Plan (if applicable), "Allowed Debtors' Officers' Claims" means the Claims filed by the Debtors' Officers, but only in the amounts set forth on Schedule "2C" hereto, which total $2,775,000 in the aggregate for all of the Debtors' Officers.

          Excluded Debtors' Officer Claims. As used in this Agreement and in the Plan (if applicable), "Excluded Debtors' Officer Claims" means any Claim which has been or may be asserted by any of the Debtors' Officers (i) for indemnification, contribution, or reimbursement, whether based on any agreement (including without

________________________
(9) The Debtors reserve the right to amend or modify Exhibit 10.2 in their discretion at any time up to and including the Exhibit Amendment Date.

limitation the Executive Employment Agreements or Indemnification Agreements), the Debtors' certificate of incorporation or bylaws, or applicable law or (ii) resulting from the successful prosection by any person of any claim, cause of action, defense or counterclaim which is not a Released Claim under Paragraph 4 of this Agreement, and which is not an Allowed Debtors' Officers' Claim. The Excluded Debtors' Officers' Claims shall specifically include the right to any coverage provided by any policy of directors and officers liability insurance with respect to any claim of the type referenced in clauses (i) or (ii) of the preceding sentence.

TREATMENT OF DEBTORS' OFFICERS' CLAIMS.

         Except as set forth in Paragraphs 3.B and 3.C of this Agreement, all other Debtors' Officers' Claims (other than Excluded Debtors' Officers' Claims) are hereby waived and released and shall not be asserted at any time or in any manner against the Debtors or the Estates or any of them. Each of the Debtors' Officers hereby waives and releases the right to receive any Distribution under the Plan on account of the Debtors' Officers' Claims which may exceed the Allowed Debtors' Officer Claims (other than Excluded Debtors' Officer Claims).

         Allowance. The Debtors' Officers' Claims shall be Allowed in the amounts set forth in Schedule "2C" hereto, which shall, from and after the effectiveness of this Agreement, be Allowed Debtors' Officers' Claims in Class D under the Plan.

         Subordination. The Allowed Debtors' Officers' Claims are and shall be subordinated in right and time of payment to all Allowed Claims in Class C (General Unsecured Claims) and to all Allowed Claims in Class C-1 (Convenience Class Claims) on the terms set forth in Sections 3.5 and 3.6 of the Plan. In the event there is any Distribution to or on account of the Allowed Debtors' Officers' Claims in violation of Section 3.5 and 3.6 of the Plan, said Distribution shall be held in trust for and turned over to Plan Administrator to be held in trust for the holders of Allowed Claims in Class C, the holders of Allowed claims in Class C-1 and the Class C Disputed Claims Reserve.

         No Claim Amendments. The Debtors' Officers and each of them agree that no additional claims or proofs of claims or amendments to claims shall be filed, asserted, or allowed in excess of the Allowed Debtors' Officers' Claims, other than with respect to an Excluded Debtors' Officer Claims. Any Claim Filed, Scheduled or asserted by the Debtors' Officers which exceed the amounts set forth on Schedule 2C hereto or $2,775,000 in the aggregate, or are different from the Allowed Debtors' Officers' Claims (other than Excluded Debtors' Officers' Claims), are and shall be disallowed.

         Authority. Each of Debtors' Officers warrants and represents that he is the beneficial owner and holder of the Debtors' Officers' Claim, and that he has not assigned, sold, or transferred any interest therein to any other entity.

LIMITATION ON LIABILITY.

         Each of the Debtors' Officers agrees that his retention and assertion of any Excluded Debtors' Officers' Claim shall be non-recourse to the Debtors, the Reorganized Debtors, the Plan Administrator and the Estates, none of which shall have any personal liability therefor (including without limitation for any deductible or portion thereof otherwise required under any applicable policy of insurance), and shall be limited to and may be asserted only against policies of directors and officers liability insurance in which the Debtors or Reorganized Debtors may have any interest or against persons or entities other than Debtors, Reorganized Debtors, the Plan Administrator, or the Estates.

RELEASE.

         The Debtors, the Debtors-In-Possession, the Reorganized Debtors, and the Estates hereby waive and release each of the Debtors' Officers individually and together with their respective spouses, lineal ascendants and descendants, attorneys, accountants, agents and representatives (the "Debtors' Officers' Released Parties") from any and all claims, causes of action, counterclaims, defenses, bankruptcy avoidance powers (including those arising under Bankruptcy Code sections 510, 542, 543, 544, 546, 547, 548, 550 or 551), rights of setoff or recoupment, and rights to payment or equitable remedies, whether known or unknown, contingent or noncontingent, matured or unmatured, or liquidated or unliquidated, which the Debtors, the Debtors-In-Possession, the Reorganized Debtors, or the Estates had, has or may now or in the future have against the Debtors' Officers' Released Parties arising from or relating to any act or omission arising in, arising under or related to the termination, operation, management, funding or bankruptcy filing of any of the Debtors (including, without limitation, any claims for monies paid or considerations given under any Executive Employment Agreement or based upon any alleged breach of duty) (the "Released Claims"), whether such Released Claims have been or could be asserted on behalf of the Estates by the Debtors, the Debtors-In-Possession, the Reorganized Debtors, the Plan Administrator, the Oversight Committee, or the Creditors' Committee; provided that nothing in this Agreement or the Plan shall be deemed to waive, release or estop any claim, cause of action, defense, right, or remedy which has been asserted or may hereafter be asserted directly, in its or his own name, by or on behalf of any person or entity other than the Debtors, the Debtors-in-Possession, the Reorganized Debtors, the Estates, the Plan Administrator, the Oversight Committee, or the Creditors' Committee; and provided further that nothing in this Agreement or the Plan shall waive, release, modify, or supercede the February 28, 2002 Stipulation and Order Regarding Deductible Under Debtor Omnisky Corporation's Directors and Officer Liability Insurance, which shall continue in effect after the Effective Date.

     In connection with the release of the Released Claims against the Debtors' Officers' Released Parties, each of the Debtors, the Debtors-In-Possession, the Reorganized Debtors, and the Estates hereby waive and release the effect of California Civil Code Section 1542, and when other laws of similar impact, which provides:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

REJECTION OF EXECUTORY CONTRACTS.

     Each of the Executive Employment Agreements and the Indemnification Agreements and each other agreement between the Debtors and any Debtors' Officer including those described on Schedule 4 hereto shall be rejected as of the Plan Effective Date, under the Plan and pursuant to Bankruptcy Code Sections 365(a) and 1123(b)(2), to the extent said agreement was not terminated or rejected prior to the Plan Effective Date. The effect of such rejection shall not permit or cause any party to such agreement to rescind, recoup, offset, or recover any transfers which may have occurred prior to the Plan Effective Date under or pursuant to said agreement, and any Claims arising from such rejection shall be waived and released as provided in this Agreement (except to the extent of Excluded Debtors' Officers' Claims).

CONDITIONS TO EFFECTIVENESS

     This Agreement shall become effective when, but only when, all of the following conditions are satisfied or waived by a written agreement executed by all of the Parties.

     (1) the occurrence of the Effective Date of the Plan;

     (2) this Agreement shall have been approved by order of the Bankruptcy Court, which order may be included in the Confirmation Order for the Plan or pursuant to Fed.R.Bankr.Pro. 9019;

     (3) the entry of orders by the Bankruptcy Court (which may be in the form of one or more stipulations approved by the Bankruptcy Court) either (i) determining that the IPO Laddering Claims and the NM IQ Claims are, pursuant to
Section 510(b) of the Bankruptcy Code, subordinated in right and time of payment, to the payment in full of all Allowed Claims in Class C and Class C-1, and are properly classified in Class E of the Plan, or (ii) disallowing such IPO Laddering Claims and NM IQ Claims in full, or (iii) subordinating pursuant to Section 510(b) of the Bankruptcy Code and/or disallowing (in whole or in part) the IPO Laddering Claims and the NM IQ Claims such that, after giving effect to such orders, all Allowed Claims in Class C and Class C-1 shall be paid in full, and

     (4) the entry of an order by the Bankruptcy Court authorizing and approving the NewsCorp Settlement Agreement, dated as of August __, 2002, and all conditions to the effectiveness thereof shall have been satisfied or waived.

     provided, on the date when the last of the conditions described in Section 7.A.(1) through (4) is satisfied, there is no stay or injunction in effect which delays or effects the effectiveness of the orders or events described in Section 7.A.(1) through (4).

     Notwithstanding the foregoing, this Agreement shall not become effective, and shall be null and void, in the event that either (i) all of the conditions set forth in section 8.A hereof are not satisfied by November 12, 2002, unless such date is extended in writing by the Parties, or (ii) the Bankruptcy Court enters orders which, after giving effect thereto (and disregarding any rights of appeal or rehearing), would render the Debtors or the Reorganized Debtors incapable of satisfying the conditions set forth in any clauses of section 8.A hereof.

     Each of the Debtors' Officers agrees he shall not vote any claim to reject the Plan and shall not object to confirmation of the Plan and, if the Plan is confirmed, the Debtors' Officers shall not file any notice of appeal from the Confirmation Order; provided, that the Plan does not contravene and is not inconsistent with this Agreement, and provided, further, that all the conditions in this Section 7 are or will be satisfied by November 12, 2002.

JURISDICTION, VENUE, WAIVER OF JURY TRIAL.

     The Bankruptcy Court shall have exclusive subject matter jurisdiction and in personam jurisdiction to determine as a core proceeding and without a jury trial any motion, application or adversary proceeding to enforce or interpret this Agreement. The Parties hereto and each of them knowingly and voluntarily waive any right to a jury trial of any motion, application, or adversary proceeding to interpret or enforce this Agreement.

NOTICES.

     All notices permitted or required under this Agreement shall be in writing to the addresses set forth in the Plan, or (if the Debtors' Officers) the addresses set forth on the proofs of claims filed by Debtors' Officers, and shall be deemed given upon the earlier of: (a) if notice is given by facsimile or by overnight delivery service, the first business day after transmissions of facsimile or deposit with the delivery service, or (b) if notice is mailed, the third calendar day after deposit in the United States Mail, first-class postage prepaid. Any Person may change the address at which such Person is to receive notices by sending written notice, pursuant to the provisions of this Paragraph, to the Person to be charged therewith.

SUCCESSORS AND ASSIGNS.

     Upon the satisfaction or waiver of the conditions set forth in Section 7 hereof, this Agreement shall be valid and binding upon the Parties and their respective successors and assigns, including, without limitation, the Debtors, the Debtors-In-Possession, the Reorganized Debtors, the Plan Administrator, the Oversight Committee, and the Creditors' Committee.

COUNTERPARTS.

     This Agreement may be executed in counterparts.

ENTIRE AGREEMENT.

     This Agreement represents the entire agreement between the Parties and shall not be modified, except in writing to be countersigned by the Parties or their respective counsel and approved by the Bankruptcy Court.

HEADINGS.

     The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Parties affix their signatures.

                                       Omnisky Corporation

                                       By /s/ Scott M. Wornow
                                          --------------------------------------
                                       Title: Co-Chief Restructuring Officer


                                       Omnisky International, LLC

                                       By /s/ Scott M. Wornow
                                          --------------------------------------
                                       Title: Co-Chief Restructuring Officer


                                       Norway Acquisition Corporation

                                       By /s/ Scott M. Wornow
                                          --------------------------------------
                                       Title: Co-Chief Restructuring Officer


                                       NomadIQ, Inc.

                                       By /s/ Scott M. Wornow
                                          --------------------------------------
                                       Title: Co-Chief Restructuring Officer


                                       Official Committee of Unsecured Creditors

                                       By: Chair of the Committee

                                           /s/ Jim Lightner
                                           -------------------------------------
                                           Chief Financial Officer
                                           Exile on Seventh

                                       Debtors' Officers;

                                       Patrick McVeigh

                                       Signature: /s/

                                       Lawrence Winkler

                                       Signature: /s/

                                       Michael Malesardi

                                       Signature: /s/

                                       Scott Wornow

                                       Signature: /s/

                                       Elan Amir

                                       Signature: /s/

                                       Raymond Cleeman

                                       Signature: /s/

                                 SCHEDULE "2C"

                   TO DEBTORS' OFFICERS' SETTLEMENT AGREEMENT
                       ALLOWED DEBTORS' OFFICERS' CLAIMS


     The "Allowed Debtors' Officers' Claims":

NAME                                                      ALLOWED AMOUNT
Patrick S. McVeigh                                           $525,000.00
Lawrence S. Winkler                                          $500,000.00
Elan Amir                                                    $450,000.00
Michael J. Malesardi                                         $450,000.00
Scott M. Wornow                                              $450,000.00
Raymond Cleeman                                              $400,000.00
Total                                                      $2,775,000.00


                                   SCHEDULE 4

                   to Debtors' Officers' Settlement Agreement

               DEBTORS' OFFICERS' EXECUTIVE EMPLOYMENT AGREEMENTS

1. That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation and Patrick McVeigh ("McVeigh") (the "McVeigh Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth McVeigh's terms of employment (the "McVeigh Employment Terms") as Chairman of the Board and Chief Executive Officer of OmniSky Corporation, each being amended and restated by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain Letter Agreement dated December 5, 2001.

2. That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation and Lawrence Winkler ("Winkler") (the "Winkler Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth Winkler's terms of employment (the "Winkler Employment Terms") as Chief Financial Officer of OmniSky Corporation, each being amended and restated by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain Letter Agreement dated December 5, 2001.

3. That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation and Scott M. Wornow ("Wornow") (the "Wornow Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth Wornow's terms of employment (the "Wornow Employment Terms") as Vice President and General Counsel of OmniSky Corporation, each being amended and restated by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain Letter Agreement dated December 5, 2001.

4. That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation and Elan Amir ("Amir") (the "Amir Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth Amir's terms of employment (the "Amir Employment Terms") as Chief Technology Officer of OmniSky Corporation, each being amended and restated by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain Letter Agreement dated December 5, 2001.

5. That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation and Raymond Cleeman ("Cleeman") (the "Cleeman Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth Cleeman's terms of employment (the "Cleeman Employment Terms") as Vice President and Treasurer of OmniSky Corporation, each being amended and restated by the certain Amended and Restated Executive Employment Agreement dated October 1, 2001, [as further amended by that certain Letter Agreement dated December 5, 2001].

6. That certain Executive Change of Control Agreement dated March 15, 2001 by and between OmniSky Corporation and Michael Malesardi ("Malesardi") (the "Malesardi Change of Control Agreement"), as supplemented by that certain Letter Agreement dated May 10, 2001 setting forth Malesardi's terms of employment (the "Malesardi Employment Terms") as Vice President and Controller of OmniSky Corporation, each being amended and restated by that certain Amended and Restated Executive Employment Agreement dated October 1, 2001, as further amended by that certain Letter Agreement dated December 5, 2001.

                                   EXHIBIT B

                            NOTICE OF EFFECTIVE DATE

[CAPTION]


                  NOTICE OF (1) ENTRY OF ORDER CONFIRMING THE
                DEBTORS' FIRST AMENDED JOINT LIQUIDATING PLAN OF
            REORGANIZATION DATED SEPTEMBER 10, 2002, (2) OCCURRENCE
          OF EFFECTIVE DATE, (3) ESTABLISHMENT OF LIMITED NOTICE LIST,
              AND (4) ADMINISTRATIVE CLAIMS AND REJECTION BAR DATE

          PLEASE TAKE NOTICE that on October 30, 2002 (the "CONFIRMATION DATE"), the United States Bankruptcy Court for the Northern District of California (the "COURT") entered its Order (the "CONFIRMATION ORDER") Confirming the First Amended Joint Liquidating Plan of Reorganization dated as of September 10, 2002 (the "PLAN") of OmniSky Corporation and its affiliated debtor entities (collectively, the "DEBTORS"). The Confirmation Order is available for inspection in the Office of the Clerk, United States Bankruptcy Court, 235 Pine Street, 22nd Floor, San Francisco, California 94104 (the "BANKRUPTCY COURT ADDRESS").

          PLEASE TAKE FURTHER NOTICE that all conditions to the effectiveness of the Plan have been satisfied and the Effective Date of the Plan is [November __, 2002].

          PLEASE TAKE FURTHER NOTICE that there has been established a Limited Notice List. Persons on such Limited Notice List will be given notice and an opportunity to be heard with respect to certain matters as set forth in the Plan. If you wish to be included on the Limited Notice List, you must: (1) file a request to be included on the Limited Notice List and include thereon your name, contact person, address, telephone number and facsimile number, and (2) serve a copy of such request on the OmniSky Plan Administrator c/o FTI Consulting, 199 Fremont Street, San Francisco, California 94105, Attn: Andrew Hinkelman. The Office of the United States Trustee, the Securities and Exchange Commission and members of the Oversight Committee are automatically included on the Limited Notice List and need not file a request to be included thereon.

          PLEASE TAKE FURTHER NOTICE that, pursuant to the Confirmation Order, any person alleging entitlement to payment on a Claim for payment of costs or expenses of administration, except as set forth in the next sentence, must file and serve a proof of Administrative Expense Claim (an "ADMINISTRATIVE CLAIM REQUEST") on the OmniSky Plan Administrator, c/o Poorman-Douglas, 10300 SW Allen Blvd., Beaverton, OR 97005, (800) 750-3384, so that such Administrative Claim Request is actually received NOT LATER THAN [DECEMBER __, 2002] AT 4:00 P.M. PACIFIC DAYLIGHT TIME. The requirement for filing an Administrative Claim Request does not apply to (a) Fee Claims; (b) a claim or requests for payment by a governmental unit for taxes (and for interest and/or penalties related to such taxes), described in Bankruptcy Code section 503(b)(1); and (c) other excluded Administrative Expense Claims which are: (i) requests for payment by the Debtors' Officers; (ii) claims by members of the Creditors' Committee for reimbursement of expenses under Bankruptcy Code section 503(b)(3)(F); (iii) the Debtors' operating expenses incurred in the ordinary course of business which are not past due according to the terms and conditions under which the services or goods were provided; or (iv) request for satisfaction of assumption obligations for leases and executory contracts (if any) which are assumed prior to the Effective Date or are assumed under the Plan.

     PLEASE TAKE FURTHER NOTICE that under Article 9 of the Plan, each executory contract and unexpired lease that exists between any of the Debtors and any person that was not assumed or rejected before the Confirmation Date with the approval of the Bankruptcy Court, or for which the Debtors had not filed a motion to assume or reject before the Confirmation Date (and which is not otherwise provided for in the Plan) is deemed rejected pursuant to section 365(a) of the Bankruptcy Code as of the Confirmation Date. Pursuant to the Confirmation Order, any entity alleging entitlement to payment on a claim arising from or relating to the rejection of any executory contract or unexpired lease rejected near the Plan (including claims under 11 U.S.C. Section 365(d)(3)) (a "REJECTION CLAIM") must submit a proof of claim for such Rejection Claim to the OmniSky Plan Administrator, c/o Poorman-Douglas, 10300 SW Allen Blvd., Beaverton, OR 97005, (800) 750-3384, so that such proof of claim is actually received NOT LATER THAN [DECEMBER __, 2002] AT 4:00 P.M. PACIFIC DAYLIGHT TIME.

                                       2
--------------------------------------------------------------------------------
           NOTICE OF FILING OR PROPOSED ORDER CONFIRMING THE DEBTORS'
             FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION

          PLEASE TAKE FURTHER NOTICE that Administrative Claim Requests and Rejection Claims must comply with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Bankruptcy Local Rules and all applicable orders on file in these Chapter 11 Cases.

          PLEASE TAKE FURTHER NOTICE THAT ANY PERSON HOLDING AN ADMINISTRATIVE CLAIM OR REJECTION CLAIM WHO FAILS TO TIMELY FILE AN ADMINISTRATIVE CLAIM REQUEST OR REJECTION CLAIM IN ACCORDANCE WITH THE CONFIRMATION ORDER SHALL BE BARRED FROM ASSERTING SUCH ADMINISTRATIVE CLAIM OR REJECTION CLAIM AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES OR ANY OF THE RESERVES ESTABLISHED PURSUANT TO THE PLAN, OR ANY OF THEIR SUCCESSORS OR ASSIGNS OR OTHERWISE.

          PLEASE TAKE FURTHER NOTICE that under the Bankruptcy Code and as used in the Plan and this Notice, the term "CLAIM" has been given the broadest possible definition and includes any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, priority, or unsecured, against any or all of the Debtors.

          PLEASE TAKE FURTHER NOTICE that (a) on or about October 1, 2002, the Court entered separate judgments against NM IQ LLC ("NM IQ") and Harry Kolassa, on behalf of himself and all others similarly situated (collectively, the "IPO Claimants"), whereby each party's claim was subordinated pursuant to section 510(b) of the Bankruptcy Code to all claims or interest against OmniSky Corporation ("OmniSky") that are senior to the interest of holders of common stock of OmniSky and that each claim has the same priority as the common stock of OmniSky and (b) on the Confirmation Date the Court approved separate stipulations by and between the Debtors and NM IQ and the IPO Claimants, whereby (i) the claims of NM IQ and the IPO Claimants were classified as Class E claims under the Plan or in the class of subordinated claims under any other plan of reorganization for the Debtors, (ii) as of the Effective Date, the automatic stay is lifted with respect to NM IQ litigation and the IPO Claimants litigation and

                                       3



           NOTICE OF FILING OR PROPOSED ORDER CONFIRMING THE DEBTORS'
             FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION

(iii) both NM IQ and the IPO Claimants each waive any claim against the Debtors, the Reorganized Debtors, the Plan Administrator and the Estates, and their claims shall be limited to policies of directors and officers liability insurance.

Dated: [November   , 2002]

                             O'MELVENY & MYERS LLP

                             By /s/
                             -----------------------------------------
                             Robert E. Winter
                             Attorneys for OmniSky Corporation,
                             et al., Debtors and Debtors in Possession


SFI: 487859.3




                                       4

           NOTICE OF FILING OF PROPOSED ORDER CONFIRMING THE DEBTORS'
             FIRST AMENDED JOINT LIQUIDATING PLAN OF REORGANIZATION